Exhibit 10.37
EIGHTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 22, 2024, is entered into by WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (“WIL-Bermuda”), WEATHERFORD CANADA LTD., an Alberta corporation (“WIL-Canada”), WEATHERFORD INTERNATIONAL, LLC, a Delaware limited liability company (“WIL-Delaware”), WOFS INTERNATIONAL FINANCE GMBH, a Swiss limited liability company (“WIL-Switzerland” and together with WIL-Bermuda, WIL-Canada and WIL-Delaware, the “Borrowers”), WEATHERFORD INTERNATIONAL PLC, as Parent (“Parent”), the Administrative Agent, and the Lenders and Issuing Banks party thereto from time to time are party to that certain Amended and Restated Credit Agreement, dated as of October 17, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, certain loans, commitments and/or other extensions of credit under the Existing Credit Agreement were previously permitted to incur interest, fees or other amounts based on CDOR (as defined in the Existing Credit Agreement) in accordance with the terms of the Existing Credit Agreement;

WHEREAS, pursuant to Section 4.06(c) of the Existing Credit Agreement, CDOR has been replaced with Term CORRA for all purposes under the Existing Credit Agreement and any Loan Document; and

WHEREAS, pursuant to Section 4.06(c) of the Existing Credit Agreement, the Administrative Agent, in consultation with the Borrower, has the right to make Conforming Changes in connection with the implementation of Term CORRA and any amendment implementing such Conforming Changes shall become effective without any further consent of any other party to the Existing Credit Agreement or any other Loan Document.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms; Section References. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.Amendments to Existing Credit Agreement. As of the Eighth Amendment Effective Date (defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

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3.Conditions Precedent. This Amendment shall become effective on November 22, 2024 (the “Eighth Amendment Effective Date”) upon delivery of an executed copy of same to the Borrowers and the Lenders.

4.Reaffirmation; Reference to and Effect on the Loan Documents.

(a)From and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.

(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c)In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

5.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)This Amendment shall be construed in accordance with and governed by the law of the State of New York (whether based on contract, tort or otherwise and in law or equity), without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 12.15 (SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS) AND SECTION 12.16 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

6.Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the parties hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or electronic transmission (in .pdf format) shall be effective for all purposes as delivery of a manually executed counterpart of this Amendment to the extent permitted by applicable law. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Amendment and the Transactions shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Michael Janak
Name: Michael Janak
Title: Managing Director

[Signature Page — Eighth Amendment to Amended and Restated Credit Agreement]

~~Conformed through Seventh Amendment to Amended and Restated Credit Agreement dated as of June 24, 2024~~
EXHIBIT A
Published CUSIP Numbers:
Deal: 94707NAT5
Revolver (Performance LC Facility): 94707NAU2
Revolver (Revolving Credit Facility): 94707NAV0

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 17, 2022
among
Weatherford International Ltd.,
a Bermuda exempted company,
Weatherford Canada Ltd.,
an Alberta corporation,
Weatherford International, LLC,
a Delaware limited liability company
and
WOFS International Finance GmbH,
a Swiss limited liability company,
as Borrowers,
Weatherford International plc,
as Parent,
The Lenders Party Hereto,
The Issuing Banks Named Herein,
and
Wells Fargo Bank, National Association,
as Administrative Agent
Wells Fargo Securities, LLC, Barclays Bank PLC,
Citi Bank, N.A., Deutsche Bank Securities Inc.,
Morgan Stanley Senior Funding, Inc. and Standard Chartered Bank,
as Joint Lead Arrangers and Joint Bookrunners
5

TABLE OF CONTENTS
i
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v
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EXHIBITS
EXHIBIT A    Form of Assignment and Assumption
EXHIBIT B    Form of Notice of Borrowing
EXHIBIT C    Form of Letter of Credit Request
EXHIBIT D    Form of Notice of Account Designation
EXHIBIT E    Form of Notice of Prepayment
EXHIBIT F    Form of Notice of Conversion/Continuation
EXHIBIT G    Form of Compliance Certificate
EXHIBIT H    Form of Assignee Certificate
EXHIBIT I    Form of Increasing Lender Supplement
EXHIBIT J    Form of Additional Lender Supplement
EXHIBIT K    [Reserved]
EXHIBIT L    Form of Intercompany Subordination Agreement
EXHIBIT M    Form of Participant Certificate
EXHIBIT N    Form of Activity Report
EXHIBIT O    Form of Note

SCHEDULES
SCHEDULE 1.01A    Excluded Jurisdictions
SCHEDULE 1.01B    Guarantors on the Fourth Amendment Effective Date
SCHEDULE 1.01C    Effective Date Security Agreements
SCHEDULE 1.01D    Effective Date Real Property
SCHEDULE 1.01E    Specified Lenders
SCHEDULE 2.01    Commitments
SCHEDULE 3.01    Existing Letters of Credit
SCHEDULE 7.05    Disclosed Litigation
SCHEDULE 7.12    Sanctions
SCHEDULE 7.20(a)    Capitalization of Parent
SCHEDULE 7.20(b)    Capitalization of Subsidiaries
SCHEDULE 8.11    Post-Closing Grant and Perfection Requirements
SCHEDULE 8.15    Post-Fourth Amendment Effective Date Covenants
SCHEDULE 9.01    Existing Indebtedness
SCHEDULE 9.04    Existing Liens
SCHEDULE 9.06    Existing Investments
SCHEDULE 9.11    Existing Restrictive Agreements

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Amended and Restated Credit Agreement
THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 17, 2022, is among WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (“WIL-Bermuda”), WEATHERFORD CANADA LTD., an Alberta corporation (“WIL-Canada”), WEATHERFORD INTERNATIONAL, LLC, a Delaware limited liability company (“WIL-Delaware”), WOFS INTERNATIONAL FINANCE GMBH, a Swiss limited liability company, (“WIL-Switzerland” and together with WIL-Bermuda, WIL-Canada and WIL-Delaware, the “Borrowers”), WEATHERFORD INTERNATIONAL PLC, as Parent, the Lenders from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (“Wells Fargo”), and the Issuing Banks from time to time party hereto.
RECITALS:
The Borrowers, the Administrative Agent and certain of the Lenders are party to that certain LC Credit Agreement, dated as of December 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).
The parties hereto desire to (a) amend and restate the Existing Credit Agreement in its entirety, (b) extend the applicable maturity date for the Lenders under the Existing Credit Agreement, (c) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement, and (d) set forth the terms and conditions under which the Lenders and/or Issuing Banks will, from time to time, make loans, issue letters of credit and extend other financial accommodations, as applicable, to or for the benefit of the Borrowers and, as provided herein, the Restricted Subsidiaries.
In consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:
Article I
DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION
Section 1.01Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) of property or series of related acquisitions of property that constitutes (a) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (b) all or substantially all of the Capital Stock of a Person.
“Added Guarantor” has the meaning specified in Section 8.08(i).
“Additional Lender” has the meaning specified in Section 4.13(a).

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“Additional Lender Supplement” means an additional lender supplement entered into by the Borrowers and any Additional Lender in the form of Exhibit J or any other form reasonably acceptable to the Administrative Agent.
“Adjusted Aggregate Commitments” means, at any time, the Aggregate Commitments minus the aggregate principal amount of outstanding Loans at such time.
“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Currency not bearing interest based on an RFR or the Base Rate (which, as of the date hereof, shall mean each of the Currencies identified in clause (a) of the definition of “Alternative Currency”, other than Sterling and Swiss Francs) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage

“Adjusted Term ~~SOFR~~ CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term ~~SOFR~~ CORRA for such calculation plus (b) the Term ~~SOFR~~ CORRA Adjustment; provided that if Adjusted Term ~~SOFR~~ CORRA as so determined shall ever be less than the Floor, then Adjusted Term ~~SOFR~~ CORRA shall be deemed to be the Floor.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Wells Fargo in its capacity as administrative agent for the Lenders and any successor in such capacity pursuant to Article XI.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person who controls, is controlled by or is under common control with, such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled”), means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of such Person, whether through the ownership of Capital Stock, by contract or otherwise; provided, that for purposes of Section 9.10 of this Agreement: (a) if any Person owns directly or indirectly 15% or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 15%

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or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person), then both such Persons shall be Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Affiliate Guaranty” means that certain Amended and Restated Affiliate Guaranty, dated as of the Effective Date, by and among the Guarantors party thereto in favor of the Administrative Agent, for the benefit of itself and the other holders of the Secured Obligations.
“Agency and Liens Assignment Agreement” means that certain Successor Agent and Assignment Agreement, dated as of the date hereof, by and among, Wells Fargo, in the capacities described therein, DBTCA, in the capacities described therein, the Borrowers, the Guarantors party thereto and the Lenders party thereto.
“Agent Parties” has the meaning specified in Section 12.02(e)(ii).
“Aggregate Commitments” means, at any time, the sum of the Commitments of all Lenders at such time. The amount of the Aggregate Commitments as of the Fourth Amendment Effective Date is $550,000,000.
“Aggregate Liquidity” means, as of any date of determination, all available, undrawn and unutilized Revolving Credit Commitments and Revolving Loan-Specific Commitments at such date plus the aggregate amount of Unrestricted Cash and Cash Equivalents of the Obligors at such date.
“Agreed Currency” means (a) any currency of a Specified State and (b) any Alternative Currency.
“Agreement” means this Amended and Restated Credit Agreement.
“Alternative Currency” means each of (a) Euros, Sterling, Swiss Francs, Yen, Australian Dollars and Canadian Dollars, (b) with respect to Letters of Credit only (unless otherwise approved as provided in clause (c) below) Saudi Riyals, (c) each other currency (other than Dollars) that is approved in accordance with Section 4.12, in each case to the extent such currencies are (i) readily available and freely transferable and convertible into Dollars, (ii) are dealt with in the London or other applicable offshore interbank deposit market and (iii) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Loans unless such authorization has been obtained and remains in full force and effect.
“Alternative Currency Equivalent” means, subject to Section 4.09, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

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“Angolan Bond Investment” means the purchase of Dollar-linked or inflation-protected or other similar Angolan government sovereign or local corporate bonds or similar instruments having a similar purpose by Parent or a Restricted Subsidiary.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including the FCPA, the U.K. Bribery Act of 2010, as amended, and the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and the Corruption of Foreign Public Officials Act (Canada).
“Applicable Margin” means the corresponding percentages per annum as set forth below based on the public corporate family rating and public corporate credit rating (each, a “Corporate Rating”) from Moody’s, Fitch and S&P, respectively, for any Obligor Party applicable on such date:

Pricing Level	Corporate Ratings:	Eurocurrency Rate Loans	RFR Loans	Base Rate Loans	LC Participation Fee Rate	Facility Fee Rate
Level 1	Ba1/BB+/BB+	2.25%	2.25%	1.25%	2.25%	0.35%
Level 2	Ba2/BB/BB	2.50%	2.50%	1.50%	2.50%	0.375%
Level 3	Ba3/BB-/BB-	2.75%	2.75%	1.75%	2.75%	0.40%
Level 4	B1/B+/B+	3.00%	3.00%	2.00%	3.00%	0.50%
Level 5	B2/B/B	3.25%	3.25%	2.25%	3.25%	0.50%
Level 6	B3/B-/B-	3.50%	3.50%	2.50%	3.50%	0.50%
Level 7	< B3/B-/B-	3.75%	3.75%	2.75%	3.75%	0.50%
For purposes of the foregoing, (i) the Applicable Margin shall be determined by reference to the Level in which at least two of the three rating agencies shall have established an equivalent Corporate Rating; provided that, if all three rating agencies shall have in effect different Corporate Ratings, then the Level will be based on the Corporate Rating that falls in the middle of the three Corporate Ratings, (ii) if the Corporate Ratings established by Moody’s, Fitch and S&P shall fall within the same Level, the Applicable Margin shall be determined by reference to such Level; (iii) if none of Moody’s, Fitch and S&P shall have in effect a Corporate Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agencies shall be deemed to have established a rating in Level 7; (iv)  if only one of Moody’s, Fitch and S&P shall have in effect a Corporate Rating, the Applicable Margin shall be determined by reference to the Level in which such rating falls; and (v) if only two of Moody’s, Fitch and S&P shall have in effect a Corporate Rating and if the Corporate Ratings established by such two rating agencies shall fall within different Levels from each other, the Applicable Margin shall be based on the higher of the two Corporate Ratings unless one of the Corporate Ratings is two or more Levels lower than the other Corporate Rating, in which case the Applicable Margin shall be determined by reference to the Level one Level above that corresponding to the lower Corporate Rating.
If the Corporate Rating established or deemed to have been established by Moody’s, S&P and/or, if applicable, Fitch shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is

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first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrowers to the Administrative Agent and the Lenders pursuant to Section 8.01(j) or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P and/or, if applicable, Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Percentage” means, with respect to any Lender, its Applicable Percentage (Total), Applicable Percentage (LCs) or Applicable Percentage (Loans), as the context may require.
“Applicable Percentage (LCs)” means, with respect to any Lender:
(a)    to the extent related to any Performance Letter of Credit, the percentage (carried out to the twelfth decimal place) of the aggregate Performance LC Commitments represented by such Lender’s Performance LC Commitment; provided that at any time that a Defaulting Lender shall exist, the “Applicable Percentage (LCs)” in respect of this clause (a) shall mean the percentage of the aggregate Performance LC Commitments (disregarding any Defaulting Lender’s Performance LC Commitment at such time) represented by such Lender’s Performance LC Commitment. If all of the Performance LC Commitments have terminated or expired, the Applicable Percentages (LCs) in respect of this clause (a) shall be determined based upon the Performance LC Commitments most recently in effect, giving effect to any assignments permitted hereunder and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage (LCs) in respect of this clause (a) for each Lender as of the Fourth Amendment Effective Date is set forth opposite such Lender’s name on Schedule 2.01 under the column titled “Applicable Percentage (LCs) – Performance LCs” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable; and
(b)    to the extent related to any Revolving Letter of Credit, the percentage (carried out to the twelfth decimal place) of the Total Revolving Commitments represented by such Lender’s Revolving Credit Commitment; provided that at any time that a Defaulting Lender shall exist, “Applicable Percentage (LCs)” in respect of this clause (b) shall mean the percentage of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment at such time) represented by such Lender’s Revolving Credit Commitment. If the Total Revolving Commitments have terminated or expired, the Applicable Percentages (LCs) in respect of this clause (b) shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments permitted hereunder and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage (LCs) in respect of this clause (b) for each Lender as of the Fourth Amendment Effective Date is set forth opposite such Lender’s name on Schedule 2.01 under the column titled “Applicable Percentage

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(LCs) – Revolving LCs” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Percentage (Loans)” means, with respect to any Lender, the percentage (carried out to the twelfth decimal place) of the Total Revolving Commitments represented by such Lender’s Revolving Credit Commitment or Revolving Loan-Specific Commitment, as applicable; provided that at any time that a Defaulting Lender shall exist, “Applicable Percentage (Loans)” shall mean the percentage of the Total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment or Revolving Loan-Specific Commitment at such time) represented by such Lender’s Revolving Credit Commitment or Revolving Loan-Specific Commitment, as applicable; provided further that, to the extent related to any Loan not denominated in Dollars or Canadian Dollars, “Applicable Percentage (Loans)” shall mean the percentage of the Total Revolving Commitments (disregarding ATB’s Revolving Credit Commitment at such time) represented by such Lender’s Revolving Credit Commitment or Revolving Loan-Specific Commitment, as applicable. If all of the Revolving Credit Commitments have terminated or expired, the Applicable Percentages (Loans) shall be determined based upon the Revolving Credit Commitments and Revolving Loan-Specific Commitment most recently in effect, giving effect to any assignments permitted hereunder and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage (Loans) of each Lender as of the Fourth Amendment Effective Date is set forth opposite such Lender’s name on Schedule 2.01 under the column titled “Applicable Percentage (Loans)” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Percentage (Total)” means, with respect to any Lender, the percentage (carried out to the twelfth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment; provided that at any time that a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitments (disregarding any Defaulting Lender’s Commitment at such time) represented by such Lender’s Commitment. If all of the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments permitted hereunder and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage (Total) of each Lender as of the Fourth Amendment Effective Date is set forth opposite such Lender’s name on Schedule 2.01 under the column titled “Applicable Percentage (Total)” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Time” means, with respect to any Loans and Letters of Credit and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” has the meaning specified in Section 12.05.

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“Argentine Bond Investment” means the purchase of Dollar-linked or inflation-protected or other similar Argentine government sovereign or local corporate bonds or similar instruments having a similar purpose by Parent or a Restricted Subsidiary.
“Assignee Certificate” means a certificate executed by an assignee under an Assignment and Assumption, substantially in the form of Exhibit H.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.05) and accepted by the Administrative Agent, in the form of Exhibit A.
“ATB” means ATB Financial.
“Attributable Receivables Amount” means the amount of obligations outstanding under receivables purchase facilities or factoring transactions on any date of determination that would be characterized as principal if such facilities or transactions were structured as secured lending transactions rather than as purchases, whether such obligations would constitute on-balance sheet Indebtedness or an off-balance sheet liability.
“Australian Dollar” means the lawful currency of Australia.
“Availability Period” means the period from the Effective Date to the earlier of (a) the Maturity Date and (b) the date of termination of all of the Commitments.
“Available Incremental Amount” has the meaning specified in Section 4.13(a).
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.06(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Banking Services” means each and any of the following bank services provided to Parent or any Restricted Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Obligations” means any and all obligations of Parent or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy, insolvency, concurso mercantil or quiebra proceeding (whether on a provisional, interim, permanent or other basis), or has had a receiver, receiver or manager, conservator, trustee, administrator, custodian, examiner, process adviser, liquidator, assignee for the benefit of creditors, síndico, liquidador or similar Person charged with the reorganization or liquidation of its business appointed for it (including in the case of any Defaulting Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority), or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Barclays” means Barclays Bank PLC and its successors.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.04(a). All Base Rate Loans shall be denominated in Dollars.
“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“BBSY” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.

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“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.06(c)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling or Swiss Francs, the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.06(c)(i), ~~and~~ (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or then-current Benchmark for Canadian Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.06(c)(i), and (d) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, Yen~~,~~ or Australian Dollars ~~or Canadian Dollars~~, EURIBOR, TIBOR~~,~~ or BBSY ~~or CDOR~~, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, TIBOR~~,~~ or BBSY ~~or CDOR~~, as applicable, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.10 or Section 4.06(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a) ~~with respect to CDOR only:~~  [reserved]; or
~~(i) the sum of: (A) Term CORRA and (B)(1) 0.29547% (29.547 basis points) for an Available Tenor of one month's duration, or (2) 0.32138% (32.138 basis points) for an Available Tenor of three months' duration, or~~
~~(ii) the sum of: (A) Daily Compounded CORRA and (B)(1) 0.29547% (29.547 basis points) for an Available Tenor of one month's duration, or (2) 0.32138% (32.138 basis points) for an Available Tenor of three months' duration; or~~
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such

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Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment;
If such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency ~~other than CDOR~~, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)

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announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.06(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.06(c)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).
“Board of Directors” means, with respect to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of such board of directors (or comparable managers).
“Borrowers” means, collectively, WIL-Bermuda, WIL-Canada, WIL-Delaware and WIL-Switzerland.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are authorized or required to close in the state of New York, the United Kingdom, Toronto, Ontario (Canada), Calgary, Alberta (Canada) or Canton Zurich (Switzerland) and Canton Zug (Switzerland).
“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c.U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.
“Canadian Defined Benefit Plan” means any pension plan registered under the Income Tax Act (Canada), the Pension Benefits Act (Ontario) or any other applicable pension standards legislation which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Dollar” means the lawful currency of Canada.
“Canadian Security Agreement” means that certain Canadian Security Agreement dated as of December 13, 2019, among, Weatherford Canada Ltd., Weatherford (Nova Scotia) ULC, Precisions Energy Services ULC, Precision Energy International Ltd., Precision Energy Services Colombia Ltd., the other “Grantors” from time to time party thereto and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Capital Lease” means a lease that is required to be capitalized and accounted for as a financing lease for financial reporting purposes in accordance with GAAP.
“Capital Stock” means, with respect to any Person, all of the shares, options, warrants, interests, participations, equity interests or other equivalents (regardless of how designated) of or

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in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Cash Collateralized Letter of Credit” has the meaning given to such term in Section 3.01(q)(iii).
“Cash Equivalents” means (a) Domestic Cash Equivalents, and (b) Foreign Cash Equivalents.
~~"CDOR" has the meaning assigned thereto in the definition of "Eurocurrency Rate."~~
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means:
(a)any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of equity interests of Weatherford Parent Company (or other securities convertible into such equity interests) representing 50% or more of the combined voting power of all equity interests of Weatherford Parent Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Weatherford Parent Company,
(b)during any period of 12 consecutive months commencing on or after the Effective Date, the occurrence of a change in the composition of the Board of Directors of Weatherford Parent Company such that a majority of the members of such Board of Directors are not Continuing Directors, or
(c)the occurrence of any “Change of Control” or similar event under the Senior Secured Notes or the Senior Notes or the documentation governing any Permitted Convertible Indebtedness.
“Charges” has the meaning specified in Section 12.14.

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“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Collateral” means any and all property owned, leased or operated by an Obligor (or, in the case of property pledged pursuant to a Pledge Agreement, another Person) covered by the Collateral Documents and any and all other property of any Obligor (or, in the case of property pledged pursuant to a Pledge Agreement, another Person), now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations. For the avoidance of doubt, Collateral shall not include Excluded Assets.
“Collateral Documents” means, collectively, the Security Agreements, the Pledge Agreements, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) or evidence Liens to secure the Secured Obligations, including all other security agreements, pledge agreements, deeds, charges, mortgages, deeds of trust, deposit account control agreements, securities account control agreements, uncertificated securities control agreements, pledges, financing statements and all other written matter heretofore, now, or hereafter executed by any of the Obligors and delivered to the Administrative Agent that are intended to create, perfect or evidence Liens to secure the Secured Obligations.
“Commercial Letter of Credit” means any letter of credit, bank guarantee or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services.
“Commitment” means, with respect to each Lender at any time, the sum of such Lender’s Revolving Credit Commitment, Revolving Loan-Specific Commitment and Performance LC Commitment at such time.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning specified in Section 12.02(e)(ii).
“Compliance Certificate” means, with respect to any fiscal period, a certificate of a Principal Financial Officer of Parent substantially in the form of Exhibit G (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Section 9.09 for such period, (c) identifying all Material Specified Subsidiaries, (d) specifying whether any Material Specified Subsidiaries are organized in jurisdictions other than Specified Jurisdictions or Excluded Jurisdictions, (e) stating whether any change in GAAP or in the application thereof has occurred since the date of Parent’s consolidated financial statements most recently delivered pursuant to Section 8.01(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (f) setting forth a current list of Standalone Performance LCs, including the face amount thereof and the issuer with respect

|US-DOCS\151617539.2||

thereto and (g) any changes to exhibits or schedules to any Collateral Document as required by such Collateral Document.
“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.07 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrowers) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrowers) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes.
“Consolidated Adjusted EBITDA” means, for any period, consolidated net income of Parent and its Restricted Subsidiaries for such period plus, (a) the following expenses or charges (without duplication) and to the extent deducted from revenues in determining consolidated net income for such period (i) consolidated interest expense, (ii) expense for income taxes, (iii) depreciation, (iv) amortization, (v) [reserved], (vi) fees, expenses, premiums and similar charges related to any incurrence, modification, repayment or Redemption of Indebtedness permitted to be incurred under this Agreement (including bond redemption premiums and loss on extinguishment of debt), (vii) non-cash foreign exchange losses, (viii) extraordinary or non-recurring expenses and charges, including those related to (A) severance, cost savings, operating expense reductions, facilities closings, percentage of completion contracts, consolidations, and integration costs, other restructuring charges or reserves, and impairment charges and (B) reorganization, litigation, settlement and judgment costs and expenses; provided that the aggregate amount included in the determination of Consolidated Adjusted EBITDA pursuant to this clause (viii) and clause (xii) below shall not exceed the greater of (x) $50,000,000 or (y) 10% of Consolidated Adjusted EBITDA for any Testing Period (calculated prior to giving effect to this clause (viii) and clause (xii) below), (ix) any losses or charges under Swap Agreements resulting from the application of FASB ASC 815, (x)  share-based compensation expenses or costs related to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, (xi) fees, expenses, premiums and similar charges incurred in connection with this Agreement and the Transactions, and (xii) fees, expenses, premiums and similar charges incurred in connection with other bilateral letter of credit arrangements, and any acquisition, Investment, disposition or issuance of Capital Stock, in each case, permitted under

|US-DOCS\151617539.2||

this Agreement; provided that the aggregate amount included in the determination of Consolidated Adjusted EBITDA pursuant to this clause (xii) and clause (viii) above shall not exceed the greater of (x) $50,000,000 or (y) 10% of Consolidated Adjusted EBITDA for any Testing Period (calculated prior to giving effect to this clause (xii) and clause (viii) above), minus, (b) the following items of income or gains (without duplication) to the extent included in consolidated net income for such period, (i) interest income, (ii) income tax benefits (to the extent not netted from tax expense), (iii)  any gains under Swap Agreements resulting from the application of FASB ASC 815, (iv) non-cash foreign exchange gains, and (v) net income attributable to non-controlling interest or minority interest (except to the extent of dividends or other distributions therefrom received by Parent or any Restricted Subsidiary). For the purposes of calculating Consolidated Adjusted EBITDA for any Testing Period, if at any time during such Testing Period Parent or any of its Restricted Subsidiaries shall have made any acquisition or Disposition involving the payment or receipt, as applicable, of consideration by Parent or a Restricted Subsidiary in excess of $20,000,000, Consolidated Adjusted EBITDA for such Testing Period shall be calculated after giving effect thereto on a pro forma basis as if such acquisition or Disposition had occurred on the first day of such Testing Period.
“Consolidated Interest Expense” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for Parent and its Restricted Subsidiaries in accordance with GAAP, interest expense (including interest expense attributable to Capitalized Lease Obligations and all net cash payment obligations pursuant to Swap Agreements) for such period, in all cases net of the consolidated interest income of Parent and its Restricted Subsidiaries for such period.
“Consolidated Net Leverage Ratio” means, as of any date of determination and on a consolidated basis, the result of (a) the amount equal to (i) Funded Indebtedness as of such date minus (ii) Unrestricted Cash in excess of $400,000,000, to (b) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ended as of such date.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination and on a consolidated basis, the result of (a) the amount equal to (i) Funded Indebtedness that is secured on a pari passu or junior lien basis with the Secured Obligations as of such date minus (ii) Unrestricted Cash in excess of $400,000,000, to (b) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ended as of such date.
“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Effective Date, and (b) any individual who becomes a member of the Board of Directors after the Effective Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the ~~Bank of Canada (or any successor~~ CORRA ~~a~~Administrator~~)~~.
“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Term CORRA Reference Rate).

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“Credit Facility” means the revolving credit facility hereunder comprised of, collectively, the Commitments, the Loans and the Letters of Credit.
“Credit Party” means the Administrative Agent, any Issuing Bank or any Lender.
“Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies.
~~“Daily Compounded CORRA” means, for any Business Day in an interest payment period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides (in its sole discretion) that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.~~
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor; and
(b)Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; provided that if by 5:00 p.m. (Zurich time) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such

|US-DOCS\151617539.2||

Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Swiss Francs has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided further that SARON as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.
“Daily Simple RFR Loan” means any Loan that bears interest at a rate based on Daily Simple RFR.
“DBTCA” means Deutsche Bank Trust Company Americas and its successors.
“Default” means the occurrence of any event that with the giving of notice or the passage of time or both would become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund all or any portion of the Loans required to be funded by it hereunder or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder (including in respect of participations in Letters of Credit) unless, in the case of either clause (i) or clause (ii), such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified any Obligor Party or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by any Obligor Party or any Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its prospective funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Obligor Party’s or Credit Party’s receipt of such certification in form and substance satisfactory to such Obligor Party or such Credit Party, as applicable, and the Administrative Agent, or (d) has become, or whose Lender Parent has become, the subject of a Bankruptcy Event or a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a

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Defaulting Lender upon delivery of written notice of such determination to the Borrowers, the Issuing Banks and each Lender.
“Deutsche Bank” means Deutsche Bank AG New York Branch and its successors.
“Dispose” means to sell, lease, assign, exchange, convey or otherwise transfer (excluding the granting of a Lien on) any property or license any Intellectual Property to another Person. “Disposition” has a meaning correlative thereto. For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness by the Parent and/or any Restricted Subsidiary, (b) the Guarantee of any Permitted Convertible Indebtedness by the Parent and/or any Restricted Subsidiary, (c) the sale of any Permitted Warrant Transaction by the Parent nor (d) the performance by the Parent and/or any Restricted Subsidiary of its or their obligations under any Permitted Convertible Indebtedness, and Guarantee of any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute a Disposition.
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or (b) is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, in each case (determined as of the date of issuance), on or prior to the date that is 91 days after the Maturity Date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into which such Capital Stock is convertible or for which such Capital Stock is exchangeable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any Change of Control or any Disposition occurring prior to the date that is 91 days after the Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to Payment in Full.
“Dollar Equivalent” means, subject to Section 4.09, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars”, “dollars” and “$” means the lawful currency of the United States of America.
“Domestic Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of

|US-DOCS\151617539.2||

acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus and undivided profits of not less than $500,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus and undivided profits of not less than $500,000,000, having a term of not more than 30 days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Domestic Subsidiary” means any Subsidiary of any Obligor that is organized under the laws of a jurisdiction located in the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which each party hereto has executed and delivered this Agreement and the other conditions set forth in Section 6.01 are first satisfied (or waived in accordance with Section 12.01).
“Effective Date Real Property” means the real property listed on Schedule 1.01D.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

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“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, an Issuing Bank or any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Jurisdiction” means (a) each Excluded Jurisdiction other than (i) any Excluded Jurisdiction that is an Ineligible Jurisdiction, and (ii) Iran, or any other country that is a Sanctioned Country or otherwise subject to Sanctions, and (b) the countries of Argentina, Brazil, Colombia and South Africa; provided, that the Administrative Agent and the Borrowers, by mutual written agreement, may re-categorize any country between the definitions of “Eligible Jurisdiction” and “Ineligible Jurisdiction”.
“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.
“Environmental Laws” means all Requirements of Law, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any harmful or deleterious substance or to health and safety with respect to exposure to any harmful or deleterious substance.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), resulting from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S. Department of Labor thereunder.
“ERISA Affiliate” means (a) each member of a controlled group of corporations and each trade or business (whether or not incorporated) under common control which, together with Parent or any Borrower, would be treated as a single employer at any time within the preceding six years under Section 414 of the Code or Section 4001 of ERISA and (b) any Subsidiary of any of the Obligors.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to a Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by Parent, any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;

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(f) the receipt by Parent, any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of, a trustee to administer, any Plan or Multiemployer Plan; (h) the incurrence by Parent, any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or a substantial cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA; (i) the receipt by any Multiemployer Plan from Parent, any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon Parent, any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or is subject to the requirements for plans in endangered, critical or critical and declining status under Section 432 of the Code or Section 305 of ERISA; or (j) any Foreign Plan Event.
“Erroneous Payment” has the meaning assigned thereto in Section 11.21(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.21(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.21(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day, (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan, (c) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne and (d) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto; provided, that for purposes of notice requirements in Sections 2.02(a), 2.03 and 2.04, in each case, such day is also a Business Day.
“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period:
(a)denominated in Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a

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period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor;
(b)denominated in Yen, the greater of (i) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Tokyo time) on the applicable Rate Determination Date and (ii) the Floor;
(c)denominated in Australian Dollars, the greater of (i) the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), for a period comparable to the applicable Interest Period, at approximately 10:30 a.m. (Melbourne time) on the applicable Rate Determination Date and (ii) the Floor; and
~~(d) denominated in Canadian Dollars, the greater of (i) the rate per annum equal to the rate determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers' acceptances ("CDOR") as administered by RBSL or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 10:00 a.m. (Toronto time) on the applicable Rate Determination Date adn (ii) the Floor; and~~
(d)if applicable and approved by the Administrative Agent and the Lenders pursuant to Section 4.12, denominated in any other Currency (other than a Currency referenced in clauses (a) through (~~d~~c) above and Canadian Dollars), the rate designated with respect to such Currency at the time such Currency is approved by the Administrative Agent and the Lenders pursuant to Section 4.12.
“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“European Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
“Event of Default” has the meaning specified in Section 10.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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“Excluded Account” means (a) any deposit account of an Obligor, including the funds on deposit therein, that is used solely for payroll funding and other employee wage and benefit payments (including flexible spending accounts), tax payments, escrow or trust purposes, or any other fiduciary purpose, (b) any deposit account of an Obligor, including the funds on deposit therein, that has been pledged to secure Indebtedness (other than Indebtedness in respect of the Senior Secured Notes and this Agreement) or other obligations, in each case, to the extent such cash collateral is expressly permitted by Section 9.04 and is exclusively used for such purpose, (c) any Specified Eligible Deposit Account, (d) any Specified Ineligible Deposit Account, and (e) other deposit accounts of the Obligors to the extent the aggregate cash or Cash Equivalent balance of all such other deposit accounts described in this clause (e) does not at any time exceed $10,000,000.
“Excluded Assets” means, collectively, (a) any Capital Stock in any Foreign Subsidiary, joint venture or non-Wholly-Owned Subsidiary that is a Subsidiary of an Obligor and that, in each case, is organized in a Sanctioned Country or the grant of a security interest therein is not permitted by applicable law; (b) any contract, instrument, lease, license, agreement or other document to the extent that the grant of a security interest therein would (in each case until any required consent or waiver shall have been obtained) result in a violation, breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under this clause (b) to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; and provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default no longer exists (whether by ineffectiveness, lapse, termination or consent) and, to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such right that does not result in any of the consequences specified in this clause (b); (c) any property, to the extent the granting of a Lien therein is prohibited by any applicable law (including laws and other governmental regulations governing insurance companies) or would require governmental or third party (other than the Obligors or their Subsidiaries) consent, approval, license or authorization not obtained (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such governmental or third party consent, approval, license or authorization, as applicable, such assets shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Assets hereunder); (d) motor vehicles and other assets subject to certificates of title, except to the extent a Lien therein can be perfected by the filing of a UCC financing statement; (e) commercial tort claims to the extent that the reasonably predicted value thereof is less than $10,000,000 individually or in the aggregate; (f) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent (if any) that, and solely during the period (if any) in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under any applicable law; (g) other customary exclusions under applicable local law or in applicable local jurisdictions consented to

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by the Administrative Agent and set forth in the Collateral Documents; (h) shares of Parent that have been repurchased and are being held as treasury shares but not cancelled; (i) for the avoidance of doubt, any assets owned by, or the ownership interests in, any Unrestricted Subsidiary (which shall in no event constitute Collateral, nor shall any Unrestricted Subsidiary be an Obligor); (j) any leasehold interest in real property; (k) any asset or property, the granting of a security interest in which would result in material adverse tax consequences to any Obligor as reasonably determined by the Borrowers and consented to by the Administrative Agent, such consent not to be unreasonably withheld or delayed; (l) any interests in partnerships, joint ventures and non-Wholly-Owned Subsidiaries which cannot be pledged without the consent of one or more third parties other than any Obligor or any Subsidiary thereof (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (until any required consent or waiver shall have been obtained); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such third party consent or waiver, as applicable, such assets shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Assets hereunder); (m) Excluded Accounts; (n) those assets as to which the Administrative Agent agrees in writing (in consultation with the Borrowers) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; (o) real property consisting of a “Building” or “Mobile Home” (each, as defined in 12 CFR Chapter III, Section 339.2) existing as of the Fourth Amendment Effective Date and located at (i) 710 S Faudree Road, Odessa, Texas 79766 and (ii) 611 37th Avenue SE, Williston, North Dakota 58801, in each case, to the extent such real property is located in an area designated by the Federal Emergency Management Agency as a special flood hazard area and (p) any real property other than the Effective Date Real Property that has a net book value of less than $20,000,000 as reflected in the most recent consolidated financial statements of Parent delivered pursuant to Section 8.01(a) or Section 8.01(b); provided that, except in the case of clause (o) of this definition, the foregoing exclusions shall not apply to any asset or property of any Borrower and its Subsidiaries on which a Lien has been granted in favor of the Senior Secured Notes Trustee to secure the Senior Secured Notes.
“Excluded Jurisdictions” means the countries or other jurisdictions identified on Schedule 1.01A hereto.
“Excluded Swap Obligation” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Obligor of or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

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“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or Guarantor under any Loan Document, (a) any taxes imposed on (or measured by reference to, in whole or in part) its income, profits, capital or net worth (but excluding withholding Taxes for purposes of this subsection (a) only) (i) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or resident or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Administrative Agent, any Lender, any Issuing Bank or any other such recipient is located or otherwise conducting business activity or a Borrower is resident for income tax purposes as of the date of this Agreement, (c) in the case of a Lender (other than an assignee pursuant to an assignment requested by a Borrower under Section 5.03(b), or otherwise at the request of a Borrower or Guarantor), any United States, Irish, Swiss, German or Bermuda withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or would have been so imposed if a Borrower were a United States corporation, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 5.02(a), (d) in the case of a Lender, any withholding tax that would not be imposed on amounts payable to such Lender but for a change of its jurisdiction of organization and/or tax residency, except to the extent payments to, or for the benefit of, such Lender were subject to a withholding tax for which an Obligor was responsible immediately prior to the Lender’s change in jurisdiction and/or tax residency, (e) any United States, Irish, Swiss, German or Bermuda withholding tax attributable to such Lender’s failure to comply with Section 5.02(c) or Section 5.02(e), (f) any United States federal withholding Taxes imposed by FATCA, (g) any Taxes assessed on a Lender under the laws of Germany solely due to the fact that the Obligations are secured (directly or indirectly) by real estate located in Germany (inländischer Grundbesitz) or by German rights subject to the civil code provisions relating to real estate (inländische Rechte, die den Vorschriften des bürgerlichen Rechts über Grundstücke unterliegen) or ships which are registered in a German ship register and (h) any German withholding tax for which the relevant obligor is required by the relevant German tax office to make a Tax deduction on account of German Tax pursuant to Section 50a paragraph 7 of the German Income Tax Act (Einkommensteuergesetz) or a comparable replacement regulation; except that Excluded Taxes shall not include any United States federal withholding taxes that may be imposed after the time a Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority.
“Existing Credit Agreement” has the meaning assigned thereto in the Recitals.
“Existing Letters of Credit” means the outstanding letters of credit and bank guarantees issued by the Issuing Banks and set forth on Schedule 3.01 hereto.
“Extended Expiration LC Cash Collateral Account” has the meaning specified in Section 3.01(q)(i).

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“Extended Expiration Letter of Credit” has the meaning specified in Section 3.01(d).
“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Loans made by such Lender then outstanding and (ii) such Lender’s LC Exposure at such time or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.
“Facility Fee Rate” means the applicable rate per annum set forth under the column “Facility Fee Rate” in the definition of “Applicable Margin”.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any Intergovernmental Agreement, as defined in Treasury Regulation Section 1.1471-1(b)(67), treaty or convention among Governmental Authorities and implementing such sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 20, 2023, among the Borrowers, Parent, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” has the meaning specified in the Fifth Amendment.
“Financial Standby LC” means a standby letter of credit or bank guarantee under which the beneficiary is entitled to draw thereon in the event that the account party (or the Person or Persons on whose behalf such letter of credit or bank guarantee was issued) fails to perform a financial obligation.
“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 22, 2022, among the Borrowers, Parent and the Administrative Agent.
“First Amendment Effective Date” has the meaning specified in the First Amendment.

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“Fiscal Quarter” means a Fiscal Quarter of Parent, ending on the last day of each March, June, September and December.
“Fiscal Year” means a Fiscal Year of Parent, ending on December 31 of each year.
“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.
“Flood Laws” means collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Cash Equivalents” means (a) certificates of deposit, banker’s acceptances, or time deposits maturing within one year from the date of acquisition thereof, in each case payable in an Agreed Currency and issued by any bank organized under the laws of any Specified State, or that has a branch or is otherwise operating in any Specified State, and having at the date of acquisition thereof combined capital and surplus and undivided profits of not less than $500,000,000 (calculated at the then-applicable Spot Rate), (b) deposit accounts maintained with any bank that satisfies the criteria described in clause (a) above, and (c) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (b) above.
“Foreign Collateral Agent” means the foreign collateral agent as defined in the Intercreditor Agreement.
“Foreign Lender” means any Lender or Participant that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.
“Foreign Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to United States law, that is maintained or contributed to by Parent, any Borrower or any ERISA Affiliate or with respect to which Parent, any Borrower or any ERISA Affiliate may have any liability.
“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan, (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan, or (d) a final determination that Parent, any Borrower or any ERISA Affiliate are responsible for a deficit or funding shortfall in a Foreign Plan.
“Foreign Subsidiary” means any direct or indirect subsidiary of any Obligor that is not a Domestic Subsidiary.

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“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 24, 2023, among the Borrowers, Parent, the other Guarantors party thereto, the Administrative Agent, the Issuing Banks and the Lenders.
“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment.
“Fronting Commitment” means, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 3.01. The amount of each Issuing Bank’s Fronting Commitment, at any time, shall be (a) with respect to each Issuing Bank as of the Fourth Amendment Effective Date, its “Fronting Commitment” as set forth on Schedule 2.01, and (b) with respect to any other Issuing Bank after the Fourth Amendment Effective Date, an amount agreed to by such Issuing Bank, in the case of any Issuing Bank described in the preceding clause (a) or clause (b), as such Fronting Commitment may be allocated or adjusted from time to time in accordance with Section 3.01(j).
“Funded Indebtedness” means, with respect to Parent and its Restricted Subsidiaries as of any date, the sum, without duplication, of (a) all Indebtedness of the type described in clauses (a), (b), (d) and (g) of the definition thereof of Parent or any Restricted Subsidiary, other than any such Indebtedness that is Subordinated, and (b) all Guarantees by Parent or any Restricted Subsidiary with respect to any of the foregoing types of Indebtedness (whether or not the primary obligor is Parent or any Restricted Subsidiary), other than any such Guarantee that is Subordinated.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.
“Governmental Authority” means the government of any Specified Jurisdiction or any other nation and any political subdivision of any of the foregoing, whether state or local, and any central bank, agency, authority, instrumentality, regulatory body, department, commission, board, bureau, court, tribunal or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person means any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any Indebtedness of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such Indebtedness, (b) any agreement (i) to pay or purchase, or to advance or supply funds for the primary purpose of the payment or purchase of, any such Indebtedness, (ii) to purchase securities or to purchase, sell or lease property, products, materials or supplies, or transportation or services, with the primary purpose of enabling such other Person to pay any such Indebtedness or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any such Indebtedness (including any liability for a dividend, stock liquidation payment or

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expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such Indebtedness, and (c) any obligations of such Person as an account party in respect of any letter of credit or bank guaranty issued to support any such Indebtedness; provided, however, that notwithstanding the foregoing, support letters delivered for audit purposes (to the extent consistent with past practices of Parent and its Restricted Subsidiaries) and performance guarantees shall not be considered Guarantees pursuant to this definition. The amount of any Guarantee shall be an amount equal to the lesser of the stated or determinable amount of the primary Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Guarantors” means Parent and each Restricted Subsidiary that enters into a Guaranty Agreement with respect to the Secured Obligations. The Guarantors as of the Fourth Amendment Effective Date are set forth on Schedule 1.01B hereto.
“Guaranty Agreements” means, collectively, (a) the Affiliate Guaranty and (b) any other guaranty agreement in form and substance reasonably satisfactory to the Administrative Agent in favor of the Administrative Agent, for the benefit of itself and the other holders of the Secured Obligations, in any such case, pursuant to which any Person guarantees the Secured Obligations.
“Hazardous Materials” means all substances, materials or wastes defined as explosive, radioactive, hazardous or toxic or as pollutants or contaminants, or terms of similar meaning, under any Environmental Law (including, for the avoidance of doubt, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls and radon gas) and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.
“Hostile Acquisition” means (a) the acquisition of the Capital Stock of a Person through a tender offer or similar solicitation of the owners of such Capital Stock which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Hypothecary Representative” has the meaning specified in Article XI.
“Increase Effective Date” has the meaning specified in Section 4.13(b).
“Increasing Lender” has the meaning specified in Section 4.13(a).
“Increasing Lender Supplement” means an increasing lender supplement entered into by the Borrowers and any Increasing Lender in the form of Exhibit I or any other form reasonably acceptable to the Administrative Agent.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), including obligations evidenced by a bond, note, debenture or similar instrument; (b) all non-contingent reimbursement obligations of such Person in respect of letters of credit, bank guaranties, bankers’ acceptances, bid bonds, surety

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bonds, performance bonds, customs bonds, advance payment bonds and similar instruments; (c) all obligations of such Person for the balance deferred and unpaid of the purchase price for any property or services (except for trade payables or other obligations arising in the ordinary course of business that are not more than 90 days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all Capitalized Lease Obligations of such Person; (e) all Indebtedness (as described in the other clauses of this definition) of others secured by a consensual Lien on property owned or acquired by such Person (whether or not the Indebtedness secured thereby has been assumed); (f) all Guarantees by such Person of the Indebtedness (as described in the other clauses of this definition) of any other Person (including, for the avoidance of doubt, any Subsidiary or other Affiliate of such Person or any third party that is not affiliated with such Person); and (g) all Disqualified Capital Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the obligations of the Parent under any Permitted Warrant Transaction shall not constitute Indebtedness.
“Indemnified Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of any Borrower or Guarantor under any Loan Document, other than Excluded Taxes and Other Taxes.
“Indemnitee” has the meaning specified in Section 12.04(a).
“Ineligible Jurisdiction” means the countries of Albania, Angola, Congo, Egypt, Gabon, and Nigeria; provided that the Administrative Agent and the Borrowers, by mutual written agreement, may re-categorize any country between the definitions of “Ineligible Jurisdiction” and “Eligible Jurisdiction”.
“Insolvency Laws” means (a) the Bankruptcy Code, (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada), (d) the Winding-Up and Restructuring Act (Canada), (e) the Canada Business Corporations Act (Canada) where such statute is used by a Person to propose an arrangement, (f) the German Insolvency Act (Insolvenzordnung), (g) the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen)), (h) the Swiss Federal Act on Debt Enforcement and Bankruptcy, (i) the Dutch Bankruptcy Code (Faillissementswet), (j) the Mexican Insolvency Law (Ley de Concursos Mecantiles) and/or (k) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.
“Insolvency Proceeding” means (a) any proceeding commenced by or against any Person under any provision of any Insolvency Law or under any other provincial, state or federal bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of

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its creditors and/or (b) a Person having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).
“Intellectual Property” has the meaning set forth in the U.S. Security Agreement, and includes all Industrial Designs (as defined in the Canadian Security Agreement).
“Intercompany Subordination Agreement” means (a) an intercompany subordination agreement, dated as of the date hereof, executed and delivered by each Obligor and the Parent’s Subsidiaries party thereto, in substantially the form attached hereto as Exhibit L, or as otherwise reasonably agreed by the Required Lenders and (b) with respect to each non-Obligor Subsidiary of the Parent that is party thereto, the intercompany subordination agreement, dated as of December 13, 2019, and delivered in connection with the Existing Credit Agreement; provided that the agreement described in this clause (b) shall constitute an Intercompany Subordination Agreement with respect to each such non-Obligor Subsidiary only until the date on which such non-Obligor Subsidiary executes and delivers a supplement to the agreement described in clause (a) of this definition.
“Intercreditor Agreement” means, collectively,
(a)    that certain Intercreditor Agreement, dated as of August 28, 2020, by and among the Administrative Agent (as successor to DBTCA), the Senior Secured Notes Trustee, the LC Australian Collateral Agent, Parent and the other Obligors from time to time party thereto, as amended or supplemented by the Joinder Agreement (Notes Obligations), dated as of September 30, 2021, and the joinder agreement, dated as of the Effective Date, required by Section 6.01(a)(iii); and
(b) any additional instrument, document, agreement (including any supplemental intercreditor agreement), filing or certification, each in form and substance reasonably satisfactory to the Administrative Agent and that the Administrative Agent reasonably requires to be executed, delivered or obtained (whether by an Obligor, the Senior Secured Notes Secured Parties or any other Person) under the laws of any Specified Jurisdiction in order for the Liens on the LC Priority Collateral securing the Senior Secured Notes to be subordinated to the Liens on the LC Priority Collateral securing the Secured Obligations to the reasonable satisfaction of the Administrative Agent.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Testing Period to (b) Consolidated Interest Expense for the most recently completed Testing Period.
“Interest Payment Date” means (a) as to any Base Rate Loan or Daily Simple RFR Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) as to any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that each such three-month interval

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payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Maturity Date.
“Interest Period” means, as to any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, as applicable, and ending on the date one (1), three (3) or (except with respect to any Loan bearing interest based on ~~CDOR,~~ Term ~~CORRA or Daily Compounded~~ CORRA) six (6) months thereafter, in each case as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:
(a)the Interest Period shall commence on the date of advance of or conversion to any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)no Interest Period shall extend beyond the Maturity Date;
(e)there shall be no more than five (5) Interest Periods in effect at any time; and
(f)no tenor that has been removed from this definition pursuant to Section 4.06(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.
“Investment” means, as applied to any Person, any direct or indirect (a) purchase or other acquisition (including pursuant to any merger or consolidation with any Person) of any Capital Stock, evidences of Indebtedness or other securities of any other Person, (b) loan or advance made by such Person to any other Person, (c) Guarantee, assumption or other incurrence of liability by such Person of or for any Indebtedness of any other Person, (d) capital contribution or other investment by such Person in any other Person or (e) purchase or other acquisition (in one

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transaction or a series of transactions) of any assets of any other Person constituting a business unit.
“IP Short Forms” means a Trademark Security Agreement and Patent Security Agreement entered into and recorded in connection with the Existing Credit Agreement or an agreement in substantially similar form and to the extent applicable, a copyright security agreement in a form substantially similar thereto and, in all cases, any supplements thereto.
“Issuing Bank” means (a) each of Wells Fargo, ATB, Deutsche Bank, Barclays, Citibank, N.A., Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Standard Chartered Bank and any other Lender that agrees to issue Letters of Credit hereunder as contemplated by Section 3.01(l), in its capacity as an issuer of Letters of Credit hereunder and (b) solely with respect to the Existing Letters of Credit, each issuer thereof. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Agreement” has the meaning specified in Section 3.01(l).
“Joint Lead Arrangers” means Wells Fargo Securities, LLC, Barclays Bank PLC, Citi Bank, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Standard Chartered Bank, each in its capacity as Joint Lead Arranger and Joint Bookrunner hereunder.
“LC Australian Collateral Agent” has the meaning specified in the Intercreditor Agreement.
“LC Collateral Account” has the meaning specified in Section 3.01(k).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Expiration Date” has the meaning specified in Section 3.01(d).
“LC Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage (LCs) of the Total LC Exposure at such time; provided that, for purposes of calculating LC Exposure, to the extent a portion of Total LC Exposure constitutes Total Revolving LC Exposure, such portion shall be subject to such Lender’s Applicable Percentage (LCs) specified in clause (b) of the definition thereof, and the balance of Total LC Exposure shall be subject to such Lender’s Applicable Percentage (LCs) specified in clause (a) of the definition thereof. For all purposes of this Agreement, if on any date of determination (a) a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, (b) if compliant

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documents in respect of such Letter of Credit have been presented but not yet honored or refused, or (c) such Letter of Credit has not yet expired or been cancelled, then in each case such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. Further, if a Letter of Credit by its terms provides for any automatic increase in the amount available to be drawn thereunder, then for purposes of calculating LC Exposure and Total LC Exposure, the outstanding amount of such Letter of Credit shall be deemed to include the amount of such increase even if it has not yet taken effect.
“LC Participation Fee” has the meaning specified in Section 4.05(b)(i).
“LC Participation Fee Rate” means the applicable rate per annum set forth under the column “LC Participation Fee Rate” in the definition of “Applicable Margin”.
“LC Priority Collateral” has the meaning specified for “LC Priority Collateral” or “LC/RCF Priority Collateral”, as applicable, in the Intercreditor Agreement.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed in Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement (including the Existing Letters of Credit pursuant to Section 3.01(n)).
“Letter of Credit Documents” has the meaning specified in Section 3.01(b).
“Letter of Credit Request” means a request by a Borrower for the issuance, amendment, renewal or extension, as the case may be, of a Letter of Credit in accordance with Section 3.01(b), which shall be substantially in the form of Exhibit C.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
“Loan” means any revolving loan made to a Borrower pursuant to Section 2.01, and all such revolving loans collectively as the context requires.

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“Loan Documents” means, collectively, this Agreement, the Guaranty Agreements, the Letters of Credit (and applications therefor), the Collateral Documents, the Intercompany Subordination Agreement, the Security Trust Deed, the Agency and Liens Assignment Agreement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to the Administrative Agent, any Issuing Bank or any Lender pursuant to or in connection with any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.
“Luxembourg Obligors” means any Obligor organized under the laws of the Grand Duchy of Luxembourg.
“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business, assets or operations of Parent and its Restricted Subsidiaries, taken as a whole, or (b) a material adverse effect on (i) the ability of the Obligors to collectively perform their payment or other material obligations hereunder or under the other Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to realize the material benefits intended to be provided by the Obligors under the Loan Documents.
“Material Indebtedness” means any Indebtedness of any one or more of Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding $65,000,000.
“Material Real Property” means real property located in the United States of America, Canada or the United Kingdom owned by any Obligor with a net book value in excess of $20,000,000 and that is not an Excluded Asset and each Effective Date Real Property.
“Material Specified Subsidiary” means (a) any Restricted Subsidiary that, together with its own consolidated Restricted Subsidiaries, as of the last day of any Fiscal Quarter ended for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) of this Agreement (i) had assets representing more than 2.5% of the Total Specified Asset Value as of such date or (ii) generated more than 2.5% of Consolidated Adjusted EBITDA of the Parent and its Restricted Subsidiaries for the four consecutive Fiscal Quarter period ending on such date and (b) any Restricted Subsidiary organized in a Specified Jurisdiction that is a primary obligor or provides a Guarantee of any overdraft facility, working capital facility, letter of credit facility or other cash management facility that, if fully utilized, would provide for extensions of credit in an aggregate amount of $20,000,000 or more.
“Material Subsidiary” means (a) each Material Specified Subsidiary, and (b) each other Restricted Subsidiary that, together with its own consolidated Restricted Subsidiaries, either (i) has total assets in excess of 5% of the total assets of Parent and its consolidated Restricted Subsidiaries or (ii) has gross revenues in excess of 5% of the consolidated gross revenues of Parent and its consolidated Restricted Subsidiaries based, in each case, on the most recent audited consolidated financial statements of Parent. Notwithstanding the foregoing, WIL-Delaware and WIL-Bermuda shall be deemed to be Material Subsidiaries.

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“Maturity Date” means the earlier of (a) October 24, 2028 and (b) the date that is 91 days prior to the stated maturity date of the Senior Secured Notes or any Permitted Refinancing Indebtedness in respect thereof.
“Maximum Rate” has the meaning specified in Section 12.14.
“Mexico” means the United Mexican States.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Morgan Stanley” has the meaning specified in “Issuing Bank”.
“Mortgages” means, collectively, (a) the instruments described on Schedule 8.11 hereto and (b) each other mortgage, deed of trust, debenture or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on real property of any Obligor, including any amendment, restatement, modification, assignment or supplement thereto.
“Multiemployer Plan” means any plan covered by Title IV of ERISA which is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“New Weatherford Parent” has the meaning specified in clause (c) of the definition of “Redomestication”.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of each Lender or each affected Lender in accordance with the terms of Section 12.01 and (ii) has been approved by the Required Lenders.
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form attached as Exhibit O, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Notes Priority Collateral” has the meaning specified in the Intercreditor Agreement.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans; (b) all obligations with respect to Letters of Credit (including unreimbursed LC Disbursements); and (c) all other accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, administration, examinership, rescue process, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of Parent and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks, the LC Australian Collateral Agent or any Indemnitee, individually or collectively (whether existing on the Effective Date or

|US-DOCS\151617539.2||

arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise), arising or incurred under this Agreement or any of the other Loan Documents or otherwise in respect of any of the Loans or Letters of Credit.
“Obligor Parties” means the Borrowers and Parent, and “Obligor Party” means any of them.
“Obligors” means the Obligor Parties and any other Guarantors, and “Obligor” means any of them.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any and all present or future stamp or documentary taxes, recording intangible, or any other excise taxes, charges or similar levies, other than Excluded Taxes, arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but only to the extent that any of the foregoing is imposed by (a) Bermuda, Germany, Switzerland, the United States or any other jurisdiction in which any Obligor is organized or is resident for tax purposes or has Collateral that supports the Obligations hereunder or any other jurisdiction in which WIL-Bermuda is Redomesticated or is resident for tax purposes with respect to a Foreign Lender, or (b) Bermuda, Switzerland or any other jurisdiction in which any Borrower is organized or is resident for tax purposes or any other jurisdiction (other than the United States) in which WIL-Bermuda is Redomesticated or is resident for tax purposes with respect to a Lender which is not a Foreign Lender.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Bank, such Issuing Bank, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Bank, such Issuing Bank, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parallel Debt” means “Parallel Debt” (as defined in Section 13 in the Affiliate Guaranty).
“Parent” means Weatherford International plc, an Irish public limited company; provided that, if a Redomestication occurs subsequent to the Effective Date and Parent is not the Surviving

|US-DOCS\151617539.2||

Person resulting from such Redomestication, the term “Parent” shall refer to the Surviving Person resulting from such Redomestication.
“Participant” has the meaning specified in Section 12.05(c).
“Participant Certificate” means a certificate executed by a Participant, substantially in the form of Exhibit M.
“Participant Register” has the meaning specified in Section 12.05(c).
“PATRIOT Act” has the meaning specified in Section 12.19.
“Paying Borrower” has the meaning specified in Section 4.10(b).
“Payment in Full” means the Commitments have expired or been terminated and the Obligations and all other amounts payable under the Loan Documents (other than contingent indemnification obligations as to which no claim has been received by any Obligor) shall have been paid in full in cash and all Letters of Credit (other than Letters of Credit with respect to which other arrangements satisfactory to each applicable Issuing Bank have been made) shall have expired or terminated, in each case, without any pending draw, and all Standalone Performance LCs and Swap Obligations constituting Secured Obligations shall have been paid in full in cash (or alternative collateral arrangements have been made satisfactory to the parties thereto).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Performance LC Commitment” means, with respect to each Lender, the commitment of such Lender to acquire participations in Performance Letters of Credit (other than, for the avoidance of doubt, Revolving Letters of Credit) hereunder in an aggregate principal amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Performance LC Commitment”, as such amount may be (a) reduced from time to time pursuant to Section 4.01, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 5.03 or Section 12.05 or (c) increased from time to time pursuant to Section 4.13. The aggregate Performance LC Commitments of all the Lenders on the Fourth Amendment Effective Date shall be $250,000,000. The reference to “Performance LC Facility” on the cover page hereof is a reference to the facility in respect of Performance LC Commitments.
“Performance LCs” means bid, performance or other letters of credit or bank guarantees (in each case other than Financial Standby LCs).
“Performance Letters of Credit” means Letters of Credit constituting Performance LCs; provided that all references herein to “Performance Letters of Credit” shall exclude Revolving Letters of Credit unless otherwise specified herein or the context requires otherwise.

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“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“Permitted Acquisition” means any Acquisition (other than a Hostile Acquisition) by Parent or a Restricted Subsidiary if (a) at the time of and immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) Parent and its Restricted Subsidiaries are in compliance with Section 9.03; (b) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 8.08 shall have been taken or will be taken within the time periods set forth therein; (c) such Acquisition involves a merger, consolidation or amalgamation of Parent or a Restricted Subsidiary with any other Person, such Acquisition is permitted under Section 9.02; (d) in the case of any Acquisition made by the Restricted Subsidiaries that are not Wholly-Owned Subsidiaries and Restricted Subsidiaries that are not Obligors (including Wholly-Owned Subsidiaries), either (i) the aggregate consideration paid in respect of such Acquisition, when taken together with the aggregate consideration paid in respect of all other Acquisitions consummated by such Persons since the Fourth Amendment Effective Date (other than pursuant to clause (d)(ii) below), does not exceed at any date of determination, an amount equal to the sum of (A) $200,000,000 plus (B) the amount of net cash proceeds from issuances of Capital Stock (other than Disqualified Capital Stock) by Parent to the extent such issuance is substantially contemporaneous with the closing of such Acquisition and such net cash proceeds are used to pay consideration in respect of such Acquisition less any such amounts used to consummate Permitted Acquisitions pursuant to clause (e)(i)(B) below or (ii) at the time of such Acquisition and immediately after giving effect thereto, (A) the Consolidated Net Leverage Ratio (calculated on a pro forma basis as of the last day of the most recently ended period for which financial statements are available as if such Acquisition had been made on the first day of such period) shall not exceed 2.00 to 1.00 and (B) the Aggregate Liquidity is at least $400,000,000, in which case there shall be no limit on the aggregate consideration paid in respect of such Acquisition; and (e) in the case of any Acquisition made by Obligors, either (i) the aggregate consideration paid in respect of such Acquisition, when taken together with the aggregate consideration paid in respect of all other Acquisitions consummated by such Persons since the Fourth Amendment Effective Date (other than pursuant to clause (e)(ii) below), does not exceed, at any date of determination, an amount equal to the sum of (A) $600,000,000 plus (B) the amount of net cash proceeds from issuances of Capital Stock (other than Disqualified Capital Stock) by Parent to the extent such issuance is substantially contemporaneous with the closing of such Acquisition and such net cash proceeds are used to pay consideration in respect of such Acquisition less any such amounts used to consummate Permitted Acquisitions pursuant to clause (d)(i)(B) above or (ii)  at the time of such Acquisition and immediately after giving effect thereto, (x) the Consolidated Net Leverage Ratio (calculated on a pro forma basis as of the last day of the most recently ended period for which financial statements are available as if such Acquisition had been made on the first day of such period) shall not exceed 2.50 to 1.00 and (y) the Aggregate Liquidity is at least $300,000,000, in which case there shall be no limit on the aggregate consideration paid in respect of such Acquisition.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent’s ordinary shares (or other securities or property following a merger event, reclassification or other change of the ordinary shares of the Parent) purchased by the Parent and/or any Restricted Subsidiary in connection

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with the issuance of any Permitted Convertible Indebtedness and settled in ordinary shares of the Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s ordinary shares or such other securities or property), and cash in lieu of fractional ordinary shares of the Parent; provided that the terms, conditions and covenants of each such transaction shall be such as are reasonable and customary for transactions of such type (as determined by the Parent in good faith and in their reasonable discretion).
“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Parent and/or any Restricted Subsidiary that is convertible into or exchangeable for ordinary shares of the Parent (or other securities or property following a merger event, reclassification or other change of the ordinary shares of the Parent), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s ordinary shares or such other securities or property), and cash in lieu of fractional ordinary shares of the Parent.
“Permitted Customer Notes Disposition” means the Disposition (including the sale of a participation) by any Restricted Subsidiary that is organized in a jurisdiction other than a Specified Jurisdiction to a third party of (or in) any Receivables that were originated by such Restricted Subsidiary in the ordinary course of business and have been converted, exchanged or novated into one or more promissory notes or similar instruments.
“Permitted ESG Investments” means businesses, operations, equipment or activities reasonably relating to (a) energy transition (including CO2, ammonia and hydrogen), renewable energy (including wind, solar and geothermal), (b) the generating, marketing and storing of electricity, detection, quantification, remediation and sequestration of green-house gas emissions or (c) novel techniques to aid in the production of rare earth minerals.
“Permitted Existing Indebtedness” means the Indebtedness of Parent and its Restricted Subsidiaries existing as of the Fourth Amendment Effective Date and identified on Schedule 9.01.
“Permitted Factoring Customers” means the Persons identified to the Administrative Agent in writing on or prior to the Effective Date, as such Persons may be updated from time to time by Parent with the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.
“Permitted Factoring Transaction Documents” means each of the documents and agreements entered into in connection with any Permitted Factoring Transaction.
“Permitted Factoring Transactions” means receivables purchase facilities and factoring transactions entered into by Parent or any Restricted Subsidiary with respect to Receivables originated by Parent or such Restricted Subsidiary in the ordinary course of business and owing by one or more Permitted Factoring Customers, which receivables purchase facilities and factoring transactions give rise to Attributable Receivables Amounts that are non-recourse to Parent and its Restricted Subsidiaries other than limited recourse customary for receivables purchase facilities and factoring transactions of the same kind, provided that the aggregate face amount of all receivables sold or transferred pursuant to Permitted Factoring Transactions shall not exceed $150,000,000 during any Fiscal Quarter.

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“Permitted Intercompany Specified Transactions” means capital contributions, other Investments, asset Dispositions or Restricted Payments made by Parent or a Restricted Subsidiary to or in a Restricted Subsidiary that is not an Obligor or an Obligor that is not a Wholly-Owned Subsidiary (a) in the ordinary course of business in order to comply with foreign requirements of law and accounting standards and practices with respect to minimum levels of retained earnings or other similar legal requirements, (b) in the ordinary course of business and in accordance with historical practices thereof in connection with submitting RFPs, RFQs or other similar customer bids, (c) in the ordinary course of business and in accordance with historical practices thereof in connection with tax optimization strategies, or (d) in the ordinary course of business and in accordance with historical practices thereof in connection with funding operating losses of the recipient thereof.
“Permitted Intercompany Treasury Management Transactions” means customary intercompany trade transactions, customary intercompany operational asset transfers and customary intercompany cash management transfers, in each case made in the ordinary course of business of Parent and its Restricted Subsidiaries and in accordance with historical practices thereof.
“Permitted Liens” means, without duplication:
(a)Liens for Taxes or unpaid utilities (i) not yet delinquent or which can thereafter be paid without penalty, (ii) which are being contested in good faith by appropriate proceedings (provided that, with respect to Taxes referenced in this clause (ii), adequate reserves with respect thereto are maintained on the books of Parent or its Subsidiaries, to the extent required by GAAP), or (iii) imposed by any foreign Governmental Authority and attaching solely to assets with a fair market value not in excess of $50,000,000 in the aggregate at any one time;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required by GAAP;
(c)pledges or deposits made in compliance with, or deemed trusts arising in connection with, workers’ compensation, unemployment insurance, old age benefits, pension, employment or other social security laws or regulations;
(d)easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries;
(e)rights under retention of title arrangements in favor of suppliers incurred in the ordinary course of business;
(f)judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in

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good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;
(g)Liens on the assets (and related insurance proceeds) of any entity or asset (and related insurance proceeds) existing at the time such asset or entity is acquired by Parent or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; provided that (i) such Liens are not created, incurred or assumed by such entity in contemplation of such entity being acquired by Parent or any of its Restricted Subsidiaries, (ii) such Liens do not extend to any other assets of Parent or any of its Restricted Subsidiaries and (iii) the Indebtedness secured by such Liens is permitted pursuant to this Agreement;
(h)Liens on fixed or capital assets acquired, constructed or improved by Parent or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 9.01(k), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not at any time encumber any property (other than proceeds from associated insurances and proceeds of, improvements, accessions and upgrades to, and related contracts, intangibles and other assets incidental to or arising from, the property so acquired, constructed or improved) other than the property financed by such Indebtedness;
(i)(i) Liens incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business; provided that no Liens incurred under this sub-clause (i) shall secure obligations for the payment of borrowed money, and (ii) Liens solely on cash and Cash Equivalents not to exceed $50,000,000 at any one time securing letters of credit, letter of credit facilities, bank guaranties, bank guarantee facilities or similar instruments or facilities supporting the obligations described in the preceding sub-clause (i);
(j)leases or subleases granted to others not interfering in any material respect with the business of Parent or any of its Restricted Subsidiaries;
(k)Liens to secure obligations arising from statutory or regulatory requirements;
(l)any interest or title of a lessor in property (and proceeds (including proceeds from insurance) of, and improvements, accessions and upgrades to, such property) subject to any Capitalized Lease Obligation or operating lease which obligation or lease, in each case, is permitted under this Agreement;
(m)Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Parent or any of its Restricted Subsidiaries on deposit with or in possession of such bank subject to, in the case of bank accounts purported to be pledged under a Security Agreement governed by Dutch law, a Bank Consent Letter (as defined therein), and any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any Lien arising under the general terms and conditions of banks or

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Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any Obligor maintains a banking relationship in the ordinary course of business;
(n)[reserved];
(o)Liens solely on any cash earnest money deposits or escrow arrangements made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement relating to any acquisition of property permitted hereunder;
(p)extensions, renewals and replacements of any Lien permitted by any of the preceding clauses, so long as (i) the principal amount of any debt secured thereby is not increased (other than to the extent of any amounts incurred to pay costs of any such extension, renewal or replacement) and (ii) such Lien does not extend to any additional assets (other than improvements and accessions to, and replacements of, the assets originally subject to such Lien); and
(q)any Lien created or subsisting to secure any obligations incurred in order to comply with the requirements of section 8a of the German Part-Time Retirement Act (Altersteilzeitgesetz) and/or section 7e of the Fourth Book of the German Social Security Code (Sozialgesetzbuch IV).
“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “New Indebtedness”) incurred in exchange for, or the proceeds of which are used to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any other Indebtedness (for purposes of this definition, the “Refinanced Indebtedness”), provided that (a) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of the New Indebtedness (including undrawn or available committed amounts) does not exceed the sum of (i) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) then outstanding of the Refinanced Indebtedness (including undrawn or available committed amounts) plus (ii) an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Refinanced Indebtedness and any fees, premiums and expenses related to such exchange or refinancing, (b) the New Indebtedness has a stated maturity that is no earlier than the stated maturity date of the Refinanced Indebtedness, (c) the New Indebtedness has a Weighted Average Life to Maturity that is no shorter than the Weighted Average Life to Maturity of the Refinanced Indebtedness, (d) the New Indebtedness is not incurred or Guaranteed by any Person that was not an obligor on the Refinanced Indebtedness unless such Person would have been permitted under Section 9.01 to be the issuer or guarantor, as applicable, under a new issuance of such Indebtedness hereunder, in which case such incurrence of Indebtedness shall be deemed a reduction of the amount permitted under the applicable Section (if applicable); provided that in the event that the Refinanced Indebtedness is of the type described in Section 9.01(b), the New Indebtedness may be Guaranteed by any Obligor and shall be subject to the Intercreditor Agreement, and (e) if the Refinanced Indebtedness is subordinated in right of payment or lien priority to the Obligations, the New Indebtedness is subordinated in right of payment or lien priority, as applicable, to the Obligations to at least the same extent as the Refinanced Indebtedness.

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“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent’s ordinary shares (or other securities or property following a merger event, reclassification or other change of the ordinary shares of the Parent) sold by the Parent substantially concurrently with any purchase by the Parent and/or any Restricted Subsidiary of a Permitted Bond Hedge Transaction and settled in ordinary shares of the Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s ordinary shares or such other securities or property), and cash in lieu of fractional ordinary shares of the Parent; provided that the terms, conditions and covenants of each such transaction shall be such as are reasonable and customary for transactions of such type (as determined by the Parent in good faith and in their reasonable discretion).
“Person” means any individual, corporation, company, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.
“Plan” means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and at any time within the preceding six (6) years has been (a) sponsored, maintained or contributed to by Parent, any Borrower or any ERISA Affiliate for employees of Parent, any Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Parent, any Borrower or any ERISA Affiliate is or was then making or accruing an obligation to make contributions.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledge Agreements” means, collectively, any pledge agreement, charge, debenture, equitable mortgage over shares, equity interests, other assets or other similar agreement or instrument in form and substance satisfactory to the Administrative Agent in favor of the Administrative Agent or any agent or sub-agent of the Administrative Agent for the benefit of itself (or any agent or sub-agent of the Administrative Agent) and the other Secured Parties, in any such case, pursuant to which any Person grants Liens on any Capital Stock or other assets owned by such Person to secure the Secured Obligations.
“Pledged Subsidiary” means a direct Subsidiary of an Obligor that is organized in a Specified Jurisdiction and is not itself an Obligor.
“PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

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“Principal Financial Officer” means, with respect to any Obligor, any director, any manager, the chief financial officer, the treasurer, the assistant treasurer or the principal accounting officer of such Obligor.
“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Capital Stock” means and refers to any Capital Stock issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Capital Stock.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“RBSL” means Refinitiv Benchmarks Services (UK) Limited.
“Real Estate Deliverables” means such Mortgages, title reports or certificates of title, title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable, FEMA form acknowledgements of insurance), opinions of counsel, undertakings of counsel to perfect any Mortgages together with copies of any applicable duly completed registration forms as may be required to achieve such perfection, surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.
“Receivables” means any right to payment of Parent or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced, whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).
“Receivables Related Security” means all contracts, contract rights, guarantees and other obligations related to Receivables, all proceeds and collections of Receivables and all other assets and security of a type that are customarily sold or transferred in connection with receivables purchase facilities and factoring transactions of a type that could constitute Permitted Factoring Transactions.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

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“Redemption” means, with respect to any Indebtedness, the redemption, purchase, defeasance, prepayment or other acquisition or retirement for value of such Indebtedness. The term “Redeem” has a meaning correlative thereto.
“Redomestication” means:
(a)    any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of the Weatherford Parent Company with or into any other person (as such term is used in Section 13(d) of the Exchange Act), or of any other person (as such term is used in Section 13(d) of the Exchange Act) with or into the Weatherford Parent Company, or the sale, distribution or other disposition (other than by lease) of all or substantially all of the properties or assets of the Weatherford Parent Company and its Subsidiaries taken as a whole to any other person (as such term is used in Section 13(d) of the Exchange Act);
(b)    any continuation, discontinuation, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of the Weatherford Parent Company, pursuant to the law of the jurisdiction of its organization and of any other jurisdiction; or
(c)    the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of 100% of the voting shares of the Weatherford Parent Company (the “New Weatherford Parent”);
if, as a result thereof:
(x)    in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action, or the transferee in such sale, distribution or other disposition;
(y)    in the case of any action specified in clause (b), the entity that constituted the Weatherford Parent Company immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization); or
(z)    in the case of any action specified in clause (c), the New Weatherford Parent,
(in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) (1) under the laws of the State of Delaware or another State of the United States, England and Wales, Scotland, Northern Ireland, Ireland, Canada or The Kingdom of the Netherlands, or (2) with the consent of all of the Lenders (such consent not to be unreasonably withheld (but, in each case, only to the extent that (x) each Lender can legally do business with, and commit to extend credit to, and receive Guarantees (and payments in respect thereof)) from, an entity organized in such member country and (y) doing business with and receiving Guarantees (and payments in respect thereof) from such entity would not result in any material adverse tax, regulatory or legal consequences to any Lender), under the laws of any other jurisdiction; provided that (I) each class of Capital Stock of the Surviving Person issued and outstanding immediately following

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such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as was the Capital Stock of the entity constituting the Weatherford Parent Company immediately prior thereto (provided that in no event shall a Change of Control result from any of the actions specified in clauses (a) through (c) above), and (II) the Surviving Person shall have delivered to the Administrative Agent:
(i)    a certificate to the effect that, both before and after giving effect to such transaction, no Default or Event of Default exists;
(ii)    an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with the Redomestication as the Administrative Agent or any Lender may reasonably request;
(iii)    if applicable, the documents required by Section 9.02(b); and
(iv)    if the Surviving Person is the New Weatherford Parent, (A) an instrument whereby such Person unconditionally guarantees the Obligations for the benefit of the Credit Parties and (B) an instrument whereby such Person becomes a party to this Agreement and assumes all rights and obligations hereunder of the entity constituting the Weatherford Parent Company immediately prior to the transactions described above, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Register” has the meaning specified in Section 12.05(b)(iv).
“Regulation D” means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board (respecting eligible securities and margin requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a

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committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposure of all Lenders; provided that the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, as to any Person, any law (including common law), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Obligor, any authorized board member, any director, any manager, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any vice president with responsibility for financial or accounting matters of such Obligor, or an individual specifically authorized by the Board of Directors of such Obligor to sign on behalf of such Obligor.
“Restricted Obligations” has the meaning specified in Section 5.04(a).
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) on account of any Capital Stock of Parent or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of Parent or any Restricted Subsidiary, (c) any voluntary Redemption of any Indebtedness prior to the stated maturity thereof or (d) any payment in violation of any subordination terms of any Indebtedness.
“Restricted Subsidiary” means any Subsidiary of Parent that is not an Unrestricted Subsidiary. For the avoidance of doubt, each Borrower and each Guarantor (other than Parent) shall be a Restricted Subsidiary.

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“Restrictive Agreement” means any agreement or other arrangement that prohibits, limits, restricts or imposes any condition upon the ability of any Obligor to create, incur or permit to exist any Lien upon any of its property or assets (a) in favor of the Administrative Agent and the Secured Parties to secure any of the Secured Obligations or (b) in favor of the Senior Secured Notes Trustee and the Senior Secured Notes Secured Parties to secure any of the Senior Secured Notes.
“Revaluation Date” means, subject to Section 4.09, (a) with respect to any Loan denominated in an Alternative Currency, each of the following: (i) the date of the borrowing of such Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent shall determine; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date and (ii) such additional dates as the Administrative Agent shall determine.
“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and acquire participations in Revolving Letters of Credit hereunder in an aggregate principal amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Revolving Credit Commitment”, as such amount may be (a) reduced from time to time pursuant to Section 4.01, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 5.03 or Section 12.05, (c) increased from time to time pursuant to Section 4.13 or (d) increased pursuant to a conversion of Revolving Loan-Specific Commitments in the manner described in the definition thereof. The reference to “Revolving Credit Facility” on the cover page hereof is a reference to the facility in respect of Revolving Credit Commitments and Revolving Loan-Specific Commitments.
“Revolving Credit Exposure” means, as to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of its outstanding Loans and such Lender’s Revolving LC Exposure.
“Revolving Credit Outstandings” means the sum of (a) with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; plus (b) with respect to the Revolving LC Exposures on any date, the Dollar Equivalent of the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of such Revolving LC Exposures as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Revolving LC Exposure” means, at any time, with respect to any Lender, such Lender’s LC Exposure in respect of Revolving Letters of Credit at such time.

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“Revolving Letters of Credit” means Letters of Credit constituting Performance LCs and/or Financial Standby LCs and, in each case, designated as “Revolving Letters of Credit” in accordance with Section 3.01(b).
“Revolving Loan-Specific Commitment” means, with respect to the applicable Lender identified on Schedule 2.01, the commitment of such Lender to make Loans hereunder in an aggregate principal amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Revolving Loan-Specific Commitment”, as such amount may be (a) reduced from time to time pursuant to Section 4.01 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 5.03 or Section 12.05; provided that all Revolving Loan-Specific Commitments shall automatically become and be treated as Revolving Credit Commitments hereunder on the fifth (5th) Business Day after the sooner of (x) the date on which the Administrative Agent receives a written confirmation from each Specified Lender that the Revolving Loan-Specific Commitments may be converted to Revolving Credit Commitments and (y) the date on which no Lender is a Specified Lender. The aggregate Revolving Loan-Specific Commitment on the Fourth Amendment Effective Date shall be $20,000,000.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Term SOFR, (b) Canadian Dollars, Term CORRA, (c) Sterling, SONIA and (~~e~~d) Swiss Francs, SARON.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Toronto, (c) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (~~c~~d) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich; provided, that for purposes of notice requirements in Sections 2.02(a), 2.03 and 2.04, in each case, such day is also a Business Day.
“RFR Loan” means a Daily Simple RFR Loan, a Term CORRA Loan or a Term SOFR Loan, as the context may require.
“RFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple RFR”.
“Saudi Riyal” means the lawful currency of the Kingdom of Saudi Arabia.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the ratings agency business thereof.

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“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Switzerland (e.g. the State Secretariat for Economic Affairs of Switzerland and/or the Directorate of Public International Law), the Hong Kong Monetary Authority, His Majesty’s Treasury of the United Kingdom, the Canadian government (or any agency thereof) or the Australian Department of Foreign Affairs and Trade, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject or target of Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, any European Union member state, Switzerland (e.g. the State Secretariat for Economic Affairs of Switzerland and/or the Directorate of Public International Law), the Hong Kong Monetary Authority, the Australian Commonwealth Government or any governmental authority of Canada under the Special Economics Measures Act (Canada) or other applicable Canadian legislation.
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
“SARON Administrator” means SIX Index AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Group’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SEC” means the United States Securities and Exchange Commission, or any governmental authority succeeding to the functions of said Commission.
“Secured Obligations” means (a) all Obligations, (b) all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates and (c) all obligations in respect of Standalone Performance LCs; provided that the term “Swap Obligations” shall (i) not include, with respect to any Obligor, any Excluded Swap Obligations of such Obligor, and (ii) include (1) any Swap Obligations owing to one or more Lenders or their respective Affiliates under a Swap Agreement in effect prior to the Effective Date, and (2) any Swap Obligations owing to one or more Lenders or their respective Affiliates notwithstanding such party is no longer a Lender or an Affiliate of a Lender.

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“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (a) each Lender in respect of its Loans and participations in Letters of Credit, (b) each Issuing Bank in respect of its Letters of Credit, (c) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Parent and any of its Restricted Subsidiaries, (d) each applicable issuer in respect of a Standalone Performance LC, (e) the Administrative Agent (or any agent or sub-agent of the Administrative Agent), and the Lenders in respect of all other present and future obligations and liabilities constituting Secured Obligations of Parent and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (f) each Indemnitee in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents constituting Secured Obligations, and (g) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Security Agreements” means, collectively, (a) the agreements and other instruments described on Schedule 1.01C hereto, (b) the U.S. Security Agreement and the Canadian Security Agreement and (c) any other security agreement, debenture, mortgage, pledge, charge or other similar agreement in form and substance satisfactory to the Administrative Agent in favor of the Administrative Agent or the Foreign Collateral Agent, as applicable, acting in its respective capacity as set out in the relevant security agreements for the benefit of itself and the other Secured Parties, in any such case, pursuant to which any Obligor grants Liens on the property of such Obligor to secure the Secured Obligations.
“Security Trust Deed” means that certain Security Trust Deed, dated as of 28 August, 2020, among the Borrowers, the Administrative Agent, the Lenders and the LC Australian Collateral Agent.
“Senior Notes” means the 8.625% Senior Notes due 2030 issued by WIL-Bermuda on October 27, 2021 pursuant to the Senior Notes Indenture.
“Senior Notes Indenture” means that certain Indenture, dated as of October 27, 2021, among DBTCA, WIL-Bermuda and the guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.
“Senior Secured Notes” means the 6.500% Senior Secured First Lien Notes due 2028 issued by WIL-Bermuda on September 30, 2021 pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Indenture” means that certain Indenture, dated as of September 30, 2021, among the Senior Secured Notes Trustee, WIL-Bermuda and the guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.
“Senior Secured Notes Secured Parties” means the First Lien Notes Secured Parties (as defined in the Senior Secured Notes Indenture).

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“Senior Secured Notes Trustee” means Wilmington Trust, National Association.
“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2024, among the Borrowers, Parent, the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” has the meaning specified in the Sixth Amendment.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, in reference to any Person as of any date, (a) the fair value of the assets of such Person, at a fair valuation, will, as of such date, exceed its debts and liabilities (subordinated, contingent or otherwise), (b) the present fair saleable value of the property of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of its debts and other liabilities (subordinated, contingent or otherwise), as such debts and other liabilities become absolute and matured, (c) such Person will, as of such date, be able to pay its debts and liabilities (subordinated, contingent or otherwise), as such debts and liabilities become absolute and matured, and (d) such Person will not, as of such date, have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Fourth Amendment Effective Date.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Special Notice Currency” means, at any time, an Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America.
“Specified Disposition” means any Disposition of property pursuant to certain potential transactions disclosed to the Administrative Agent prior to the Fourth Amendment Effective Date.
“Specified Investment” has the meaning assigned thereto in the annex titled “Certain Additional Defined Terms” dated October 22, 2023 and provided separately to the Administrative Agent and each Lender prior to the Fourth Amendment Effective Date.

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“Specified Eligible Deposit Account” means, with respect to any Obligor, such Obligor’s deposit accounts located in an Eligible Jurisdiction; provided that, if any such deposit account of an Obligor located in an Eligible Jurisdiction becomes subject to a deposit account control agreement, such deposit account shall cease to be a Specified Eligible Deposit Account.
“Specified Event of Default” means any Event of Default described in any of Sections 10.01(a), 10.01(c) (but only with respect to Section 8.01(a) and Section 8.01(b)), 10.01(h) and 10.01(i).
“Specified Ineligible Deposit Account” means, with respect to any Obligor, any such Obligor’s deposit accounts located in an Ineligible Jurisdiction.
“Specified Jurisdiction” means (a) the United States of America (or any state thereof), Canada (or any province or territory thereof), the United Kingdom, Ireland, Switzerland, Luxembourg, Bermuda, the British Virgin Islands, the Netherlands, Argentina, Australia, Norway, Germany, Panama and certain other jurisdictions to be identified from time to time by the Required Lenders in accordance with Section 8.08(b) and (b) any “Specified Jurisdiction” (or the equivalent) under the Senior Secured Notes Indenture. In no event shall any Excluded Jurisdiction be or become a Specified Jurisdiction.
“Specified Lender” means each Lender identified on Schedule 1.01E hereto; provided that to the extent such Specified Lender or any Affiliate thereof is no longer a Lender, upon the date such Specified Lender or Affiliate thereof ceases to be a Lender, neither it nor its successors or assigns shall be a Specified Lender.
“Specified Senior Indebtedness” means all Funded Indebtedness (which for purposes of Section 9.01(j) only, shall also include Indebtedness of any type described in clause (c) of the definition of “Indebtedness”) of the Obligors.
“Specified State” means each jurisdiction of organization of the Restricted Subsidiaries, other than any Excluded Jurisdiction.
“Specified Swap Transaction” has the meaning assigned thereto in the annex titled “Specified Swap Transaction” dated December 20, 2023 and provided separately to the Administrative Agent and each Lender prior to the Fifth Amendment Effective Date.
“Spot Rate” means, subject to Section 4.09, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
“Standalone Performance LCs” means any Performance LC issued on a bilateral basis by a Lender, an Affiliate of a Lender or any other Person for the benefit of any Obligor or Subsidiary thereof; provided that a written notice designating such issuer as an issuer of one or more Standalone Performance LCs shall be delivered to the Administrative Agent in a Compliance Certificate required pursuant to Section 8.01(e); provided further that, without

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limiting the requirement described in the immediately preceding proviso, such written notice of designation may be delivered to the Administrative Agent prior to the date a Compliance Certificate is required to be delivered pursuant to Section 8.01(e); provided further that no such notice shall be required with respect to Wells Fargo or any Affiliate thereof that is an issuer of one or more Performance LCs.
“Stated Cash Collateralization Date” means the date that is 90 days before the Maturity Date.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subordinated” means, with respect to any Indebtedness or Guarantee of Indebtedness, that such Indebtedness or Guarantee is contractually subordinated to the Obligations on terms acceptable to the Administrative Agent after taking into consideration such factors as the Administrative Agent may deem relevant to such determination.
“Subordinated Indebtedness” means any Indebtedness that is Subordinated.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity. Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of Parent.
“Supply Chain Transactions” has the meaning assigned thereto in the annex titled “Certain Defined Terms” dated September 28, 2022 and provided separately to the Administrative Agent and each Lender prior to the Effective Date.
“Surviving Person” has the meaning specified in the definition of “Redomestication”.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or its Subsidiaries shall be a Swap Agreement. Notwithstanding anything to the contrary set forth herein, Angolan Bond Investments and Argentine Bond Investments shall be deemed to be Swap Agreements.
“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. For the avoidance of doubt, the obligations of the Parent and/or any Restricted Subsidiary under any Permitted Bond Hedge Transaction and/or any Permitted Warrant Transaction shall not constitute Swap Obligations.

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“Swiss Borrower” means any Borrower organized under the laws of Switzerland or, if different, deemed resident in Switzerland for Swiss Withholding Tax purposes, including, as of the Fourth Amendment Effective Date, WIL-Switzerland.
“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21).
“Swiss Franc” or “CHF” means the lawful currency of Switzerland.
“Swiss Guarantor” means any Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art 9 of the Swiss Withholding Tax Act.
“Swiss Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), circular letter No. 47 in relation to bonds of 25 July 2019 (1-047-V-2019) (Kreisschreiben Nr. 47 “Obligationen” vom 25. Juli 2019), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom 24. Juli 2019), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017) and the notification regarding credit balances in groups (Mitteilung 010-DVS-2019 of February 2019 betreffend “Verrechnungssteuer: Guthaben im Konzern”), each as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.
“Swiss Non-Bank Rules” means, together, the Swiss Twenty Non-Bank Rule and the Swiss Ten Non-Bank Rule.
“Swiss Non-Qualifying Lender” means a person which does not qualify as a Swiss Qualifying Lender.
“Swiss Obligor” means a Swiss Borrower or a Swiss Guarantor.
“Swiss Qualifying Lender” means (a) a bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (b) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and

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which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Security Documents” means the Security Agreements governed by the laws of Switzerland.
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders other than Swiss Qualifying Lenders of a Swiss Obligor under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Swiss Qualifying Lenders of a Swiss Obligor under all its outstanding debts relevant for the classification as debentures (Kassenobligation) (within the meaning of the Swiss Guidelines), including any Letters of Credit issued under this Agreement to a Swiss Borrower, must not at any time exceed twenty (20), in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.
“Swiss Withholding Tax Act” means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Taxes” means taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any taxing authority, and all interest, penalties or similar liabilities with respect thereto.
“Term CORRA” means, for ~~the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.~~

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any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Date the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding RFR Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term CORRA Determination Date.
~~"Term CORRA Notice" means the notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term CORRA Transition Event.~~
~~"Term CORRA Transition Date" means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders and the Borrowers, for the replacement of the then-current Benchmark with the Benchmark Replacement described in clause (a)(i) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.~~
“Term CORRA Adjustment” means, with respect to any Term CORRA Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.29547%
Three months	0.32138%

~~"Term CORRA Transition Event" means the determination that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Replacement, other than Term CORRA, has replaced CDOR in accordance with Section 4.06(c)(i)(B).~~
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of the Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

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“Term SOFR” means,
(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”, as provided in Section 4.04(a).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Testing Period” means any period of four consecutive Fiscal Quarters (whether or not such quarters are all within the same Fiscal Year).

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“TIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, LC Exposure and Dollar Equivalent of outstanding Loans of such Lender at such time.
“Total LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.
“Total Revolving Commitments” means, at any time, the sum of (a) the aggregate Revolving Credit Commitments and (b) for all purposes other than in respect of clause (b) of the definition of “Applicable Percentage (LCs)”, the aggregate Revolving Loan-Specific Commitments. The Total Revolving Commitments of all the Lenders on the Fourth Amendment Effective Date shall be $300,000,000.
“Total Revolving LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Revolving Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements in respect of such Revolving Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.
“Total Specified Asset Value” means, as of any date of determination, the book value of all assets of Parent and its Restricted Subsidiaries on a consolidated basis as of such date.
“Transactions” means the transactions contemplated by the Agreement and the other Loan Documents and all related transactions.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Obligor” means the Obligors incorporated in any legal jurisdiction of the United Kingdom.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

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“Unrestricted Cash” means, as of the date of determination, all cash and Cash Equivalents of the Obligors that are not “restricted” for purposes of GAAP (other than any Liens arising under the Loan Documents or Indebtedness incurred under Section 9.01(b) or (p)).
“Unrestricted Subsidiary” means (a) any Subsidiary which Parent has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 8.09 and (b) any direct or indirect Subsidiary of any Subsidiary described in clause (a), in each case that meets the following requirements:
(i)    such Subsidiary shall have no Indebtedness with recourse to Parent or any Restricted Subsidiary;
(ii)    such Subsidiary is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary that violates Section 9.10;
(iii)    such Subsidiary is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Capital Stock of such Person or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (it being understood that any contractual arrangements between Parent or any of its Restricted Subsidiaries and such Subsidiary pursuant to which such Subsidiary sells products or provides services to Parent or such Restricted Subsidiary in the ordinary course of business are not included in this clause (B));
(iv)    such Subsidiary does not, either individually or together with other Subsidiaries that are designated as Unrestricted Subsidiaries, own or operate, directly or indirectly, all or substantially all of the assets of Parent and its Subsidiaries; and
(v)    such Subsidiary does not hold any Capital Stock in, or any Indebtedness of, Parent or any Restricted Subsidiary.
If at any time any Unrestricted Subsidiary fails to meet the preceding requirements to be an Unrestricted Subsidiary, it shall thereafter be a Restricted Subsidiary for purposes of this Agreement and any Indebtedness, Liens and Investments of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness, Liens or Investments are not permitted to be incurred as of such date hereunder, an Event of Default shall exist.
“U.S. Qualifying Lender” means a Person that is entitled to receive, as of the Effective Date or upon becoming a party to the Loan Documents, payments of interest without the imposition of U.S. federal withholding tax (by statute or treaty) on payments of interest treated as being from sources within the United States for U.S. federal income tax purposes.
“U.S. Security Agreement” means that certain U.S. Security Agreement listed on Schedule 1.01C hereto.
“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any

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other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere, including, but not limited to, any tax imposed in compliance with the Swiss Federal Act on Value Added Tax of 12 June 2009 as amended from time to time.
“Weatherford Parent Company” means Parent or, if a Redomestication has occurred subsequent to the Effective Date and prior to the event in question on the date of determination, the Surviving Person resulting from such Redomestication.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” has the meaning specified in the introductory paragraph of this Agreement.
“Wholly-Owned Subsidiary” of a Person means any Restricted Subsidiary of which all issued and outstanding Capital Stock (excluding directors’ qualifying shares or similar jurisdictional requirements) is directly or indirectly owned by such Person. Unless the context otherwise clearly requires, references in this Agreement to a “Wholly-Owned Subsidiary” or the “Wholly-Owned Subsidiaries” refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of Parent.
“WIL-Bermuda” has the meaning specified in the introductory paragraph of this Agreement.
“WIL-Canada” has the meaning specified in the introductory paragraph of this Agreement.
“WIL-Delaware” has the meaning specified in the introductory paragraph of this Agreement.
“WIL-Switzerland” has the meaning specified in the introductory paragraph of this Agreement.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“WOFS” means WOFS Assurance Limited, a Bermuda exempted company.
“Write-down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-

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down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” or “¥” mean the lawful currency of Japan.
Section 1.02Accounting Terms; Changes in GAAP.
(a)Except as otherwise expressly provided herein, all accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP as in effect from time to time; provided that, if Parent notifies the Administrative Agent that Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2018 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
(c)Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Parent or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(d)All pro forma computations required to be made hereunder giving effect to any acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is

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permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred, unless otherwise expressly provided hereunder, on the first day of the period of four consecutive Fiscal Quarters ending with the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 8.01(a) or Section 8.01(b) and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). For any pro forma computation of the Consolidated Net Leverage Ratio for purposes of a transaction permitted hereunder, Unrestricted Cash will be determined without giving effect to the proceeds of any loan or other extension of credit received by any Obligor in respect of such transaction and used for such transaction.
Section 1.03Interpretation.
(a)In this Agreement unless the context indicates otherwise:
(i)the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(ii)any pronoun shall include the corresponding masculine, feminine and neuter forms;
(iii)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any particular Article, Section or other subdivision hereof;
(iv)any reference to any Person includes such Person’s successors and assigns, including any Person that becomes a successor to Parent as a result of a Redomestication, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;
(v)any reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or other modifications set forth herein or in any other Loan Document);
(vi)any reference to any Article, Section, page, Schedule or Exhibit means such Article, Section or page hereof or such Schedule or Exhibit hereto;
(vii)the words “including”, “include” and “includes” shall be deemed to be followed by the phrase “without limitation” and the term “or” is not exclusive;
(viii)with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;

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(ix)the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(x)any reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(xi)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and
(xii)any reference to “Loans” in any interest rate definition or other related definitions (including the definitions of “Eurocurrency”, “Term SOFR”, “Eurocurrency Rate Loan” and “Term SOFR Loan”) shall be deemed to include Letters of Credit for purposes of calculating the LC Participation Fee Rate and making any other determination with respect to the interest rate and/or Applicable Margin to be applied in respect of LC Participation Fees.
(b)The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
(c)No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.
(d)Unless otherwise specified herein, (i) all dollar amounts expressed herein shall refer to Dollars and (ii) for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), each obligation or calculation shall be converted to its Dollar Equivalent.
Section 1.04LLC Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
Section 1.05Luxembourg Terms. In this Agreement, in respect of any Luxembourg Obligor or any other entity which is organized under the laws of the Grand-Duchy of Luxembourg or has its “centre of main interests” (as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) in Luxembourg, a reference to:
(a)a “liquidator”, “trustee”, “custodian”, “compulsory manager”, “receiver”, “administrative receiver”, “administrator” or “similar officer” includes any:
(i)juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;
(ii)liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;
(iii)juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

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(iv)commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code;
(v)juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;
(b)a “winding-up”, “administration”, “liquidation” or “dissolution” includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée) fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganisation proceedings;
(c)A “matured obligation” includes, without limitation, a obligation certaine, liquide et exigible;
(d)“Security” or a “security interest” includes, without limitation, any hypothèque, nantissement, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce or sûreté réelle whatsoever whether granted or arising by operation of law;
(e)a person being “unable to pay its debts” includes, without limitation, that person being in a state of cessation of payments (cessation de paiements);
(f)an “attachment” includes a saisie;
(g)“by-laws” or “constitutional documents” includes its up-to-date (restated) articles of association (statuts); and
(h)a “director”, “officer” or “manager” includes a gérant or an administrateur.
Section 1.06Dutch Terms. In this Agreement, in respect of any entity which is organized under the laws of the Netherlands or has its “centre of main interests” (as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) in the Netherlands, a reference to:
(a)“the Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands;
(b)a “security interest”, “security” or “lien” includes any mortgage (hypotheekrecht), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van rententie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);
(c)a “winding-up”, “administration” or “dissolution” includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(d)a “moratorium” includes surseance van betaling or voorlopige surseance van betaling and a “moratorium is declared” includes surseance verleend or voorlopige surseance verleend;

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(e)a “liquidator”, “receiver”, “administrative receiver”, “conservator”, “trustee”, “administrator”, “compulsory manager”, “custodian”, “assignee for the benefit of creditors” or similar Person includes a curator, a beoogd curator or a bewindvoerder;
(f)an “attachment” includes an executoriaal beslag or conservatoir beslag;
(g)“any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law” or “any proceedings for the bankruptcy, dissolution, liquidation or winding up” includes a Person having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); and
(h)an “order for relief” includes any insolvency proceedings within the meaning of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) listed or to be listed in Annex A thereto and shall in any event include a faillietverklaring, a verlening van surseance and a benoeming van een herstructureringsdeskundige.
Section 1.07Swiss Terms. In this Agreement, with respect to any entity incorporated in Switzerland, a reference to:
(a)“receiver, administrative receiver, administrator, trustee in bankruptcy, custodian, conservator, liquidator, receiver manager, compulsory manager, monitor or similar officer includes any:
1.Sachwalter appointed in accordance with the Swiss Code of Obligations (Schweizerisches Obligationenrecht; SR 220, “Swiss Code of Obligations”);
2.Liquidator appointed in accordance with the Swiss Code of Obligations; and
3.Konkursamt, Konkursverwaltung or Sanierunsbeauftragter (including a supervisory authority acting in any such capacity) or any of its officials or employees, any Liquidator or Sachwalter or other officer appointed in accordance with the Swiss Federal Act on Debt Enforcement and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs; SR 281.1, “Swiss Federal Act on Debt Enforcement and Bankruptcy”);
(b)The term "Insolvency Proceedings", a liquidation, winding-up, administration, dissolution, bankruptcy, liquidation, composition with creditors or moratorium includes:
1.a filing for the declaration of bankruptcy (Antrag auf Konkurseröffnung) or a formal declaration of bankruptcy (Konkurseröffnung) within the meaning of the Swiss Federal Act on Debt Enforcement and Bankruptcy;

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2.the filing for a request for a moratorium (Gesuch um Nachlassstundung) or a grant of a moratorium (provisorische oder definitive Nachlassstundung/ Stundung/ Notstundung/ Fälligkeitsaufschub) or protective measures (Schutzmassnahmen/sichernde Massnahmen) within the meaning of the Swiss Federal Act on Debt Enforcement and Bankruptcy;
3.a moratorium on any of its indebtedness, its dissolution or liquidation; and
4.the notification of the court of over-indebtedness pursuant to article 725b paragraph 3 of the Swiss Code of Obligations;
(c)a person being unable to pay its debts refers to that person being in a state of inability to make payments (Zahlungsunfähigkeit) and/or being over-indebted (Überschuldung); and
(d)a director or a manager refers to (i) in relation to a company limited by shares (Aktiengesellschaft) a member of the board of directors (Verwaltungsrat) or a member of the executive management (Geschäftsleitung) and (ii) in relation to a limited liability company (Gesellschaft mit beschränkter Haftung), a managing director (Geschäftsführer) or a member of the executive management (Geschäftsleitung).
Section 1.08Centre of Main Interest.
(a)In the case of Parent, on the Effective Date, for the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), its “centre of main interest” (as that term is used in Article 3(1) of the European Insolvency Regulation) is situated in the State of Texas in the United States of America.
(b)In the case of any Person incorporated in the Netherlands, on the Effective Date, for the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), its “centre of main interest” (as that term is used in Article 3(1) of the European Insolvency Regulation) is situated in the Netherlands.
Section 1.09Quebec Terms. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of

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compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall include “holding title on behalf of an owner as mandatory or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
Section 1.10Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, the Term CORRA Reference Rate, Adjusted Term CORRA, Term CORRA or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.06(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Term CORRA Reference Rate, Adjusted Term CORRA, Term CORRA, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ~~On May 16, 2022, RBSL, the administrator of CDOR, announced in a public statement (the “Announcement”) that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday June 28, 2024. On the date that all Available Tenors of CDOR have either permanently or indefinitely ceased~~

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~~to be provided by RBSL (the “CDOR Cessation Date”), if the then-current Benchmark is CDOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.~~
Article II
REVOLVING LOANS
Section 2.01General. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make Loans in Dollars or in one or more Alternative Currencies to the Borrowers from time to time during the Availability Period as requested by the applicable Borrower in accordance with the terms of Section 2.02; provided that (a) the Revolving Credit Outstandings shall not exceed the Total Revolving Commitments and (b) the Revolving Credit Exposure of any Lender shall not at any time exceed such Lender’s Revolving Credit Commitment or Revolving Loan-Specific Commitment, as applicable. Each Loan by a Lender shall be in a principal amount not to exceed at any time such Lender’s Applicable Percentage (Loans) of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Loans hereunder during the Availability Period. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan on its behalf; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, in no event shall ATB be required to make any Loans hereunder unless denominated in Dollars or Canadian Dollars.
Section 2.02Procedure for Advances of Loans.
(a)Requests for Borrowing. The applicable Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i)  in the case of a Base Rate Loan, at least one (1) Business Day before such Base Rate Loan and (ii)(A) in the case of a Term SOFR Loan or Term CORRA Loan, at least three (3) RFR Business Days before such Term SOFR Loan or Term CORRA Loan, (B) in the case of an RFR Loan denominated in any Alternative Currency (other than Term CORRA Loans), at least five (5) RFR Business Days before such RFR Loan, and (C) in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency, at least four (4) Eurocurrency Banking Days before such Eurocurrency Rate Loan (or five (5) Eurocurrency Banking Days in the case of a Special Notice Currency), of its intention to borrow, in each case, specifying (1) the date of such borrowing, which shall be a Business Day, (2) the Currency of such borrowing, (3) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (y) with respect to Eurocurrency Rate Loans and RFR Loans in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in each case, the remaining amount of the Revolving Credit Commitment), (4) whether such Loan is to be a Eurocurrency Rate Loan, a Daily Simple RFR Loan, a Term SOFR Loan, a Term CORRA Loan or a Base Rate Loan, and (5) in the case of a Eurocurrency Rate Loan, a Term CORRA Loan or a Term SOFR Loan, the duration of the Interest Period applicable thereto. If a Borrower fails to specify the Currency of a Loan in a Notice of Borrowing, then the applicable Loans shall be made in Dollars. If a Borrower fails to specify a type of Loan denominated in Dollars in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If a Borrower requests a borrowing of a Eurocurrency Rate Loan, a Term CORRA Loan or a Term SOFR Loan in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received

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after 11:00 a.m. shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.
(b)Disbursement of Loans. Not later than 1:00 p.m. in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the office designated by the Administrative Agent in immediately available funds in the applicable Currency, such Lender’s Applicable Percentage (Loans) of the Loans to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent notice substantially in the form attached as Exhibit D (a “Notice of Account Designation”) delivered by such Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 5.01(e) hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Applicable Percentage (Loans) of such Loan.
Section 2.03Optional Prepayments. The applicable Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit E (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) in the case of a Base Rate Loan, at least one (1) Business Day before prepayment of such Base Rate Loan and (ii) (A) in the case of a Term SOFR Loan or Term CORRA Loan, at least three (3) RFR Business Days before prepayment of such Term SOFR Loan or Term CORRA Loan, (B) in the case of an RFR Loan denominated in any Alternative Currency (other than a Term CORRA Loan), at least five (5) RFR Business Days before prepayment of such RFR Loan and (C) in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency, at least four (4) Eurocurrency Banking Days before prepayment of such Eurocurrency Rate Loan (or five (5) Eurocurrency Banking Days in the case of a prepayment of Eurocurrency Rate Loans denominated in a Special Notice Currency), in each case, specifying the date, Currency and amount of prepayment and whether the prepayment is of Eurocurrency Rate Loans, Daily Simple RFR Loans, Term SOFR Loans, Term CORRA Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurocurrency Rate Loans or RFR Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.07 hereof. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the applicable Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve such Borrower from its obligations in respect thereof under Section 4.07).

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Section 2.04Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the applicable Borrower shall have the option, subject to Section 4.04(a), to (a) convert at any time, subject to the notice requirements herein, all or any portion of any outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $1,000,000 in excess thereof (or such lesser amount as shall represent all of the Base Rate Loans then outstanding) into one or more Term SOFR Loans, (b) upon the expiration of any Interest Period therefor, (i) convert all or any part of any outstanding Term SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the Term SOFR Loans then outstanding) into Base Rate Loans or (ii) continue any Term SOFR Loans as Term SOFR Loans, (c) upon the expiration of any Interest Period therefor, continue any Eurocurrency Rate Loans as Eurocurrency Rate Loans ~~and~~, (d) upon the occurrence of the Interest Payment Date therefor, continue any Daily Simple RFR Loans as Daily Simple RFR Loans and (e) upon the expiration of any Interest Period therefor, continue any Term CORRA Loans as Term CORRA Loans. Whenever the applicable Borrower desires to convert or continue Loans as provided above, such Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (i) in the case of a Loan denominated in Dollars or a Term CORRA Loan, at least three (3) RFR Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective, (ii) in the case of a Loan denominated in any Alternative Currency (other than a Term CORRA Loan) that is to be an RFR Loan, at least five (5) RFR Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective, and (iii) in the case of a Loan denominated in any Alternative Currency that is to be a Eurocurrency Rate Loan, at least four (4) Eurocurrency Banking Days (or five (5) Eurocurrency Banking Days in the case of a Special Notice Currency) before the day on which a proposed conversion or continuation of such Loan is to be effective, in each case, specifying (A) the Loans to be converted or continued, and, in the case of any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount and Currency of such Loans to be converted or continued, and (D) in the case of any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, the Interest Period to be applicable to such converted or continued Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan. If the applicable Borrower fails to deliver a timely Notice of Conversion/Continuation with respect to a Daily Simple RFR Loan prior to the Interest Payment Date therefor, then, unless such Daily Simple RFR Loan is repaid as provided herein, such Borrower shall be deemed to have selected that such Daily Simple RFR Loan shall automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency, if applicable) as of such Interest Payment Date. If the applicable Borrower fails to deliver a timely Notice of Conversion/Continuation with respect to a Eurocurrency Rate Loan, a Term CORRA Loan or a Term SOFR Loan prior to the end of the Interest Period therefor, then, unless such Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, as applicable, is repaid as provided herein, such Borrower shall be deemed to have selected that such Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, as applicable, shall automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) at the end of such Interest Period. If such Borrower requests a conversion to, or continuation of, a Eurocurrency Rate Loan, Term CORRA Loan or a Term SOFR Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

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Article III
LETTERS OF CREDIT
Section 3.01Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, any Borrower may request that any Issuing Bank issue Letters of Credit denominated in Dollars or any Alternative Currency in the Dollar Equivalent of an aggregate amount not to exceed its Fronting Commitment for the account of such Borrower or, subject to Section 3.01(m) and the applicable Issuing Bank having received all documentation and other information in respect of the applicable Restricted Subsidiary (to the extent such Restricted Subsidiary is not a Borrower) requested by such Issuing Bank in order to comply with requirements of the PATRIOT Act and applicable “know your customer” and anti-money laundering rules and regulations, a Restricted Subsidiary, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Availability Period. At the applicable Issuing Bank’s discretion, Letters of Credit may be issued subject to: (i) the Uniform Customs and Practice for Documentary Credits, Publication No. 600, (ii) International Standby Practices 1998, (iii) the Uniform Rules for Demand Guarantees, or (iv) any successor provisions of (i) to (iii). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Nothing contained in this Article III is intended to limit or restrict the rights of any Borrower or any Restricted Subsidiary to obtain letters of credit otherwise permitted by this Agreement from any Person, regardless of whether such Person is a party hereto. Notwithstanding the foregoing or anything to the contrary contained herein, (A) neither Deutsche Bank (solely with respect to the Revolving Credit Commitment thereof), Barclays nor Morgan Stanley, as Issuing Bank, shall be required to issue any Commercial Letters of Credit, (B) Morgan Stanley will not be required to issue any bank guarantees, (C) ATB will not be required to issue any Letters of Credit for the account of any Borrower or Restricted Subsidiary other than WIL-Canada and (D) neither Deutsche Bank nor Barclays will be required to issue any Letters of Credit denominated in Saudi Riyals. Notwithstanding anything to the contrary herein, no more than 1,000 (or such greater number as may be agreed by the Administrative Agent) Letters of Credit issued pursuant to this Agreement (including Existing Letters of Credit issued pursuant to Section 3.01(n)) may be outstanding at any time.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit issued by any Issuing Bank), a Borrower shall hand deliver or transmit by facsimile or email (or transmit by other electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank with a copy to the Administrative Agent not later than (i) 11:00 a.m., New York City time, three (3) Business Days before the proposed date such Letter of Credit is to be issued and (ii) 11:00 a.m., New York City time, three (3) Business Days before the proposed date of any amendment, renewal or extension of a Letter of Credit, a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.01(c)), the amount of such Letter of Credit, whether any such Letter of Credit is to be a Performance Letter of Credit or Revolving Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit or bank guarantee application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit (collectively, the

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“Letter of Credit Documents”). A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Total Credit Exposure shall not exceed the Aggregate Commitments; (ii) the portion of the Total LC Exposure attributable to Letters of Credit issued by such Issuing Bank will not, unless such Issuing Bank shall so agree in accordance with Section 3.01(j), exceed the Fronting Commitment of such Issuing Bank; (iii) the Revolving Credit Outstandings will not exceed the Total Revolving Commitments; (iv) the Total LC Exposure shall not exceed the aggregate Fronting Commitments of all Issuing Banks; and (v) the Total LC Exposure in respect of Performance Letters of Credit shall not exceed the aggregate Performance LC Commitments; provided that the issuance of Revolving Letters of Credit shall constitute utilization of the Total Revolving Commitments and, for the avoidance of doubt, no Financial Standby LCs may be issued in respect of the Performance LC Commitments; provided, further, that the Borrowers shall not reduce the Commitment or Fronting Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (v) above shall not be satisfied. Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or any Obligor, before 4:30 p.m., New York City time, on the Business Day immediately prior to the requested date of issuance, amendment, renewal or extension of the applicable Letter of Credit that one or more applicable conditions contained in Section 6.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue, amend, renew or extend, as applicable, such Letter of Credit.
(c)Legal and Policy Prohibitions. Notwithstanding anything to the contrary herein, including Section 6.02, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
(ii)the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(d)Expiration Date. Each Letter of Credit shall expire on or prior to the date (the “LC Expiration Date”) that is five Business Days prior to the Maturity Date; provided that, subject to the terms and conditions of Section 3.01(q), any Borrower may request that an Issuing Bank issue prior to the Stated Cash Collateralization Date a Letter of Credit with an expiration date that is beyond the LC Expiration Date (including as a result of an automatic renewal of a Letter of Credit for an additional period that would end after the LC Expiration Date) but in no event later than the three-year anniversary of the Maturity Date so long as (i) on or prior to the Stated Cash Collateralization Date, such Letter of Credit is cash collateralized or backstopped by such Borrower pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank and (ii) the aggregate face amount of all Letters of Credit so extended does not, at any time, exceed $150,000,000 (each such Letter of Credit, an “Extended Expiration Letter of Credit”), and such Issuing Bank may in its sole discretion, without the consent of the Administrative Agent or any of the Lenders or other Issuing Banks, agree to issue such Extended Expiration Letter of Credit

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(it being understood that no Issuing Bank shall be obligated to issue any Extended Expiration Letter of Credit). No Extended Expiration Letter of Credit may be issued on or after the Stated Cash Collateralization Date. In connection with any such request for the issuance an Extended Expiration Letter of Credit, promptly after such request is made and so long as such Issuing Bank has not irrevocably denied such request, the requesting Borrower shall provide a written notice to the Administrative Agent certifying as to the aggregate face amount of all Extended Expiration Letter of Credit both immediately before and after giving effect to the issuance of such requested Extended Expiration Letter of Credit.
(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage (LCs) of the aggregate Dollar Equivalent amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Lender’s Applicable Percentage (LCs) of the Dollar Equivalent amount of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 3.01(f), or of any reimbursement payment required to be refunded to a Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower that requested such Letter of Credit or that is otherwise an applicant for such Letter of Credit shall reimburse such LC Disbursement in immediately available funds by paying to the applicable Issuing Bank an amount equal to such LC Disbursement in Dollars, in an amount equal to the Dollar Equivalent of such LC Disbursement, not later than 12:00 noon, New York City time, on the Business Day immediately following the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement on the date that such LC Disbursement is made, or, if such notice has not been received by the Borrowers on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the date that the Borrowers receive such notice; provided that, if such LC Disbursement relates to a Letter of Credit that has already been cash collateralized, unless any Borrower otherwise elects, the reimbursement of such LC Disbursement shall first be made from such cash collateral; provided further that, if such LC Disbursement (i) relates to a Revolving Letter of Credit and (ii) is made during the Availability Period, any Borrower may, at its election and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02(a) that such payment be financed with a Base Rate Loan in the Dollar Equivalent amount thereof and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan. If the applicable Borrower fails to make such payment when due and no other Borrower makes such payment and such payment is not satisfied from cash collateral as provided above, the Issuing Bank shall notify the Administrative Agent who shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage (LCs) of the Dollar Equivalent thereof. Promptly following receipt of such notice, each Lender shall pay to the applicable Issuing Bank, in Dollars, its Applicable Percentage (LCs) of the Dollar Equivalent of the payment then due from such Borrower, in the manner set forth in the immediately following sentence. Each Lender shall make each such payment to be made by it on the proposed date thereof by wire transfer of

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immediately available funds by 12:00 noon, New York City time, on the Business Day immediately following the date such notice was given. Promptly following receipt by the applicable Issuing Bank of any payment from a Borrower pursuant to this paragraph, the applicable Issuing Bank shall distribute such payment to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, to such Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.
(g)Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in Section 3.01(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, excluding payments by such Issuing Bank with respect to drafts or other documents that do not comply on their face with the express terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by a Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct or unlawful acts on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. Notwithstanding anything herein and without limiting the generality of the foregoing thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Disbursement Procedures. Each Issuing Bank shall, within the period stipulated by the terms and conditions of the applicable Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit issued by such Issuing Bank. After such examination such Issuing Bank shall promptly notify the Administrative Agent and the Borrowers for whose account the Letter of Credit was issued by telephone (confirmed by facsimile or electronically) of such demand for payment and whether such Issuing Bank has made or shall make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their

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obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(i)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless such LC Disbursement is reimbursed by a Borrower in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such LC Disbursement is reimbursed, at the then applicable Base Rate plus the Applicable Margin; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 3.01(f), then Section 4.04(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.01(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(j)Modification and Termination of Fronting Commitments of Issuing Banks.
(i)The Fronting Commitment of any Issuing Bank may be terminated at any time by written notice by the Borrowers to the Administrative Agent and such Issuing Bank. The Administrative Agent shall notify the Lenders of such decision. From and after the effective date of any such termination, the Issuing Bank whose Fronting Commitment was terminated shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination (and shall continue to be an “Issuing Bank” for purposes of this Agreement), but it shall not be required to issue any additional Letters of Credit hereunder. Following receipt by the Administrative Agent of the Borrowers’ written notice of termination, the Administrative Agent shall amend Schedule 2.01 to remove such Issuing Bank as an Issuing Bank from Schedule 2.01.
(ii)By written notice to the Borrowers, each Issuing Bank may from time to time request that such Issuing Bank’s Fronting Commitment be increased, decreased or terminated. Within ten (10) Business Days following receipt of such notice, the Borrowers shall provide such Issuing Bank with notice of their acceptance or rejection of such modification or termination, and if the Borrowers accept such modification or termination, the Borrowers shall also provide a copy of such notice to the Administrative Agent. With respect to a termination of such Issuing Bank’s Fronting Commitment, from and after the effective date of such termination, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such modification or termination (and shall continue to be an “Issuing Bank” for purposes of this Agreement), but shall not be required to issue any additional Letters of Credit hereunder.
(iii)Notwithstanding anything to the contrary contained herein, the Fronting Commitments of each Issuing Bank may be utilized at any time under any tranche of the facility (i.e., in respect of the Revolving Credit Commitments or the Performance LC Commitments) as determined by the Administrative Agent, the Borrowers and the applicable Issuing Bank, each acting in their sole discretion, without further notice to or consent of any other party hereto.
(k)Cash Collateralization.
(i)If:

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(A)any Letter of Credit is outstanding and any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity has been accelerated, Lenders with LC Exposures representing greater than 50% of the Total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph;
(B)any Letter of Credit (other than an Extended Expiration Letter of Credit) is outstanding on the date that is five (5) Business Days prior to the Maturity Date or, if earlier, the termination of the Aggregate Commitments; or
(C)the Borrowers are required to cash collateralize LC Exposure pursuant to Section 4.01, Section 4.03 or Section 4.11.
then the Borrowers shall deposit (without duplication of any cash collateral already provided pursuant to the terms of this Agreement) in an account maintained with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders (the “LC Collateral Account”), an amount in cash in immediately available funds in the applicable Currency equal to (y) in the case of clauses (A) and (B) immediately above, (1) 105% of the Total LC Exposure with respect to Letters of Credit that are denominated in an Alternative Currency and (2) 103% of the Total LC Exposure with respect to Letters of Credit that are denominated in Dollars as of such date; provided that the obligation of the Borrowers that requested, or is otherwise an applicant with respect to, such Letter of Credit to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (i) or (j) of Section 10.01, and (z) in the case of clause (C) immediately above, an amount necessary to satisfy the requirements of Section 4.01, Section 4.03 or Section 4.11, as the case may be. Any such deposits pursuant to this Section 3.01(k)(i) or such other provisions under this Agreement (other than Section 3.01(q)) where cash collateralization is required shall be held by the Administrative Agent as collateral for the payment and performance of the Borrowers’ reimbursement and other obligations in respect of Letters of Credit under this Agreement. The Administrative Agent shall have exclusive dominion and control, as defined in the Uniform Commercial Code of the State of New York, including the exclusive right of withdrawal, over the LC Collateral Account, and each Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. The Administrative Agent shall have no obligation to pay interest on the investment of such deposits, but the Administrative Agent shall invest such deposits at the written direction of the Borrowers, which investments shall be made at the Borrowers’ risk and expense; provided that the Borrowers shall only direct the Administrative Agent to invest such deposits in Cash Equivalents. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Monies in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements made by the Issuing Banks for which they have not been reimbursed, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower pursuant to Section 3.01(f) or, if the scheduled maturity date of the Obligations has been accelerated, be applied to satisfy other

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obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral (1) as a result of the occurrence of an Event of Default, such amount (to the extent not applied as provided in this Section 3.01(k)(i)) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or (2) pursuant to Section 4.03 and the Total LC Exposure is subsequently reduced to an amount less than the Adjusted Aggregate Commitments, such cash collateral (to the extent not applied as provided in this Section 3.01(k)(i)) or a portion thereof shall be promptly returned to the Borrowers to the extent, and within three (3) Business Days after determining, that the amount of the Total LC Exposure is less than the amount of the Adjusted Aggregate Commitments.
(l)Designation of Additional Issuing Banks. From time to time, the Borrowers may by notice to the Administrative Agent and the Lenders, and with the prior written approval of the Administrative Agent, designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form reasonably satisfactory to the Borrowers and the Administrative Agent, shall set forth the Fronting Commitment of such Lender and shall be executed by such Lender, the Borrowers and the Administrative Agent and, from and after the effective date of such Issuing Bank Agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.
(m)Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, (i) the applicable Borrower requesting, or otherwise an applicant with respect to, a Letter of Credit, shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. Each of the Borrowers hereby acknowledges that the issuance of such Letters of Credit for Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of the Restricted Subsidiaries. No Letter of Credit shall be issued for the account of a Restricted Subsidiary (to the extent such Restricted Subsidiary is not a Borrower) hereunder unless a Borrower is a co-applicant in respect of such Letter of Credit.
(n)Existing Letters of Credit. Simultaneously with the occurrence of the Effective Date, each of the Existing Letters of Credit shall be deemed issued under this Agreement (and shall comprise Performance Letters of Credit under this Agreement and the other Loan Documents), and with respect to each such Existing Letter of Credit, the applicable Borrower specified on Schedule 3.01 with respect to such Existing Letter of Credit shall be deemed to be the applicant (or where no Borrower is specified on either Schedule 3.01, all Borrowers shall be deemed to be the applicant thereof), and shall have the reimbursement obligations provided in Section 3.01(f), with respect thereto. Existing Letters of Credit shall be subject to all provisions contained herein (including, without limitation, Section 3.01(e),

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Section 3.01(f) and Section 3.01(g)) and be secured by the Collateral pursuant to the Loan Documents.
(o)Minimum Denominations. Letters of Credit (other than Existing Letters of Credit) hereunder shall be issued in minimum face amounts of $25,000 (or if denominated in an Alternative Currency, the Dollar equivalent of $25,000).
(p)Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount, or the Dollar Equivalent of the maximum face amount, if applicable, of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Documents therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Documents and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
(q)Cash Collateral For Extended Expiration Letters of Credit.
(i)The Borrowers shall provide cash collateral to each applicable Issuing Bank with respect to each Extended Expiration Letter of Credit issued by such Issuing Bank (in an amount equal to (1) 105% of the Total LC Exposure with respect to Extended Expiration Letters of Credit that are denominated in an Alternative Currency and (2) 103% of the Total LC Exposure with respect to Extended Expiration Letters of Credit that are denominated in Dollars) by the Stated Cash Collateralization Date by depositing such amount in same day funds, in the applicable Currencies, into a cash collateral account or cash collateral accounts maintained at the applicable Issuing Bank (each, an “Extended Expiration LC Cash Collateral Account”) and shall enter into a cash collateral agreement in form and substance reasonably satisfactory to such Issuing Bank and such other documentation as such Issuing Bank or the Administrative Agent may reasonably request; provided that if the Borrowers fail to provide cash collateral with respect to any such Extended Expiration Letter of Credit by such time, such event shall be treated as a drawing under such Extended Expiration Letter of Credit in an amount equal to (1) 105% of the Total LC Exposure with respect to Extended Expiration Letters of Credit that are denominated in an Alternative Currency and (2) 103% of the Total LC Exposure with respect to Extended Expiration Letters of Credit that are denominated in Dollars, which shall be reimbursed (or participations therein funded) in accordance with this Section 3.01 (including, subject to the conditions set forth in Section 3.01(f), through a Base Rate Loan in respect of Revolving Letters of Credit); provided further that such deemed drawing shall be deemed to be a drawing solely for purposes of this Section 3.01(q)(i) and shall not affect the effectiveness or provisions of such Extended Expiration Letter of Credit.
(ii)Any such deposits pursuant to this Section 3.01(q) shall be held by the applicable Issuing Bank as collateral for the payment and performance of the Borrowers’ reimbursement and other obligations in respect of Extended Expiration Letters of Credit issued by such Issuing Bank under this Agreement. Such Issuing Bank shall have exclusive dominion and control, as defined in the Uniform Commercial Code of the State of New York, including the exclusive right of withdrawal, over the applicable Extended Expiration LC Cash Collateral Account, and each Borrower hereby grants the applicable Issuing Bank a security interest in such Extended Expiration LC Cash Collateral Account. Such Issuing Bank shall have no obligation to pay interest on the investment of such deposits, but such Issuing Bank shall invest such deposits at the written direction of the Borrowers (subject to the sole discretion of such Issuing Bank), which investments shall be made at the Borrowers’ risk and expense; provided that the

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Borrowers shall only direct such Issuing Bank to invest such deposits in Cash Equivalents. Interest or profits, if any, on such investments shall accumulate in the Extended Expiration LC Cash Collateral Account. Moneys in the Extended Expiration LC Cash Collateral Account shall be applied to reimburse the applicable Issuing Bank for LC Disbursements made by such Issuing Bank for which it has not been reimbursed, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower pursuant to Section 3.01(f) or, if the scheduled maturity date of the Obligations has been accelerated, be applied to satisfy other obligations of the Borrowers under this Agreement.
(iii)Subject to Section 3.01(s), if the Borrowers have fully cash collateralized the applicable Issuing Bank with respect to any Extended Expiration Letter of Credit issued by such Issuing Bank in accordance with subsections (i) and (ii) above and the Borrowers and the applicable Issuing Bank have made arrangements between them with respect to the pricing and fees associated therewith (each such Extended Expiration Letter of Credit, a “Cash Collateralized Letter of Credit”), then after the date of notice to the Administrative Agent thereof by the applicable Issuing Bank and for so long as such cash collateral remains in place (A) such Cash Collateralized Letter of Credit shall cease to be a “Letter of Credit” hereunder, (B) such Cash Collateralized Letter of Credit shall not constitute utilization of the Revolving Credit Commitments or the Performance LC Commitment, as applicable, (C) no Lender shall have any further obligation to fund participations or Loans to reimburse any drawing under any such Cash Collateralized Letter of Credit, (D) notwithstanding anything to the contrary herein, no LC Participation Fees shall be due or payable to the Lenders, or any of them, hereunder with respect to such Cash Collateralized Letter of Credit, and (E) any fronting fee, issuance fee or other fee with respect to such Cash Collateralized Letter of Credit shall be as agreed separately between the Borrowers and such Issuing Bank.
(iv)If the Borrowers are required to provide an amount of cash collateral as a result of any Extended Expiration Letters of Credit, such amount (to the extent not applied as provided in this Section 3.01(q)) shall be returned to the Borrowers within three Business Days after each such Extended Expiration Letter of Credit has expired or terminated without any pending draw under such Extended Expiration Letter of Credit.
(r)Survival. The obligations of each of the Borrowers and the Lenders under this Agreement and the other Loan Documents regarding Letters of Credit, including obligations under this Section 3.01, shall survive after the Maturity Date and termination of this Agreement for so long as any LC Exposure exists (other than as specified in Section 3.01(q)(iii)(C), whether or not all or any portion of such LC Exposure has been cash collateralized as described in Section 3.01(k) or Section 3.01(q)), except that the Lenders (other than, for the avoidance of doubt, the applicable Issuing Bank) shall have no obligations with respect to Extended Expiration Letters of Credit after the Maturity Date.
(s)Reinstatement. For the avoidance of doubt, each Lender confirms that its respective obligations (x) under Section 3.01(e) and (y) in respect of Letters of Credit shall be reinstated in full and apply if the delivery of any cash collateral pursuant to Section 3.01(k) or Section 3.01(q) in respect of such Letters of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in the case of any event with respect to any Borrower described in or Section 10.01(i) or Section 10.01(j) or otherwise.
(t)Activity Reports. Each Issuing Bank shall deliver a weekly report in the form of Exhibit N or any other form reasonably acceptable to the Administrative Agent, to the

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Administrative Agent on the first Business Day of each week indicating the number of Letters of Credit issued or amended (including the face amount thereof and whether such Letter of Credit is a Performance Letter of Credit or a Revolving Letter of Credit) on each day during the prior week by such Issuing Bank.
Article IV
GENERAL CREDIT PROVISIONS
Section 4.01Termination and Reduction of Commitments.
(a)Termination of Commitments on the Maturity Date. On the Maturity Date (if the Commitments have not been terminated in full earlier in accordance with the terms hereof), (x) the Borrowers shall pay to each Lender all amounts then payable to such Lender under this Agreement and (y) such Lender’s Commitment (and, in the case of a Lender that is an Issuing Bank, such Issuing Bank’s Fronting Commitment) shall automatically terminate.
(b)Voluntary Reduction of Commitments.
(i)At their option, the Borrowers may at any time terminate, or from time to time reduce, the Commitments, provided that (A) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment in accordance with Section 4.03, (i) the Total Credit Exposure would exceed the Aggregate Commitments; (ii) the total Revolving Credit Outstandings would exceed the Total Revolving Commitments; or (iii) the Total LC Exposure in respect of Performance Letters of Credit would exceed the Performance LC Commitments.
(ii)The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 4.01(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a securities offering, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (provided that the failure of such contingency shall not relieve the Borrowers from their obligations in respect thereof under Section 4.07). Any termination or reduction of the Commitments shall be permanent. Except as expressly set forth in the Loan Documents, each reduction of Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments.
(iii)Each permanent reduction of the Total Revolving Commitments permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Loans and Revolving LC Exposures, as applicable, after such reduction to the Total Revolving Commitments as so reduced, and if the Revolving LC Exposures still exceed the Total Revolving Commitments as so reduced, the Borrowers shall be required to deposit cash in the LC Collateral Account in an amount equal to such excess. Such cash collateral shall be applied in accordance with Section 3.01(k). Any reduction of the Total Revolving Commitments to zero shall be accompanied by payment of all outstanding Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all Revolving LC Exposure or other

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arrangements satisfactory to the respective Issuing Banks) and shall result in the termination of the Total Revolving Commitments. If the reduction of the Revolving Credit Commitments or the Revolving Loan-Specific Commitments requires the repayment of any Eurocurrency Rate Loan or RFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.07 hereof.
Section 4.02Repayment of Obligations; Evidence of Debt.
(a)The Borrowers hereby unconditionally promise to pay in immediately available funds to the Administrative Agent for the account of each Lender all outstanding Obligations on the Maturity Date in accordance with Section 4.10(a).
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan and/or Letter of Credit made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.
(e)Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Section 4.03Mandatory Prepayment of Obligations.
(a)If at any time the Revolving Credit Outstandings exceed the Total Revolving Commitments, the Borrowers agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Loans and second, with respect to any remaining Revolving Credit Outstandings attributable to outstanding Letters of Credit, to cash collateralize Revolving LC Exposures in accordance with Section 4.10(a) and the procedures set forth in Section 3.01(k)(i) in an amount equal to the remaining excess.
(b)On the date that a Change of Control occurs, the Commitments shall terminate and the Borrowers shall, subject to Section 4.10(a), (i) repay all outstanding Obligations in immediately available funds and (ii) deposit in the LC Collateral Account an amount in cash required by Section 3.01(k)(i).
(c)If at any time (including concurrently with or immediately after giving effect to any reduction of the Lenders’ Commitments pursuant to Section 4.01) the difference

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between (i) the Total LC Exposure and (ii) the Revolving LC Exposures exceeds the Adjusted Aggregate Commitments, the Borrowers shall, within two (2) Business Days, cash collateralize LC Exposures in accordance with Section 4.10(a) and the procedures set forth in Section 3.01(k)(i) in an amount equal to such excess.
Section 4.04Interest.
(a)Interest Rate Options. Loans may be (i) with respect to Loans denominated in Dollars, (A) Base Rate Loans or (B) Term SOFR Loans, (ii) with respect to Loans denominated in Canadian Dollars, Term CORRA Loans, (iii) with respect to Loans denominated in Euros, Yen, Australian Dollars~~, Canadian Dollars~~ or other Currencies (other than Canadian Dollars, Sterling or Swiss Francs), Eurocurrency Rate Loans or (~~iii~~iv) with respect to Loans denominated in Sterling or Swiss Francs, Daily Simple RFR Loans, each as further provided herein. Subject to the provisions of this Section, at the election of the Borrowers (where applicable), Loans that are (1) Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin, (2) Term SOFR Loans shall bear interest at Adjusted Term SOFR plus the Applicable Margin, (3) Term CORRA Loans shall bear interest at Adjusted Term CORRA plus the Applicable Margin, (4) Eurocurrency Rate Loans shall bear interest at the applicable Adjusted Eurocurrency Rate plus the Applicable Margin and (~~4~~5) Daily Simple RFR Loans shall bear interest at the applicable Daily Simple RFR plus the Applicable Margin. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.04.
(b)Default Rate. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, including if any interest, reimbursement obligation, any fee (including the fronting fee, the facility fee and the LC Participation Fee) or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, all Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to 2.000% plus the rate otherwise applicable to such amount. Interest shall continue to accrue on the Obligations after the filing by or against the applicable Borrower of any petition seeking any relief in bankruptcy or under any Insolvency Laws.
(c)Interest Payment and Computation. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto; provided that (i) in the event of any repayment or prepayment of any Eurocurrency Rate Loan or Term SOFR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (ii) in the event of any conversion of any Eurocurrency Rate Loan or Term SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iii) interest accrued pursuant to Section 4.04(b) shall be payable on demand. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year), except that interest on Loans denominated in any Alternative Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans.
(d)Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right (in consultation with the Borrowers) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will

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promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
(e)Swiss Obligors. The interest rates provided for in this Agreement with respect to any Swiss Obligor, including this Section 4.04, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section 4.04 or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax is imposed on interest payments, the payment of interest due by a Swiss Obligor shall, in line with and subject to Section 5.02, including any limitations therein and any obligations thereunder, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean the Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate, in which case such lower rate shall be applied in relation to such Lender. The Lenders shall provide to the Swiss Obligors all reasonably requested information, and otherwise reasonably cooperate, to obtain such Swiss tax ruling. Each Swiss Obligor shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.
(f)Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
Section 4.05Fees.
(a)The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates, at the Facility Fee Rate on the average daily amount of the unused Commitment of such Lender. Facility fees accrued through and including the last day of March, June, September and December of each year, shall be payable in arrears in Dollars on the fifteenth (15th) day after such last date and on the date on which the aggregate Commitments terminate and on the Maturity Date, with payment commencing on January 15, 2023. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Borrowers agree to pay (subject to Section 4.10(a)):
(i)to the Administrative Agent, for the account of each Lender in accordance with its applicable Applicable Percentage (LCs), a non-refundable participation fee with respect to the Lenders’ participations in each Letter of Credit, which shall accrue at the LC Participation Fee Rate on the average daily Dollar

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Equivalent of the daily stated amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, during the period from and including the date of issuance of each such Letter of Credit to but excluding the earlier of (1) the date on which such Letter of Credit expires or terminates and (2) the Maturity Date (for the avoidance of doubt, prior to the Maturity Date, such period shall continue so long as such Letter of Credit is outstanding but has been cash collateralized (the “LC Participation Fee”)); and
(ii)to each Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.20% per annum on the average daily Dollar Equivalent amount available to be drawn under such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or terminates, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of such Letter of Credit or processing of drawings thereunder.
Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears in Dollars on the fifteenth (15th) day after such last day, with payment commencing on January 15, 2023; provided that all such fees shall be payable to the Lenders on the Maturity Date and on any other date on which the aggregate Commitments terminate, and any such fees accruing after the date on which the aggregate Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable in Dollars within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The amount of participation and fronting fees payable hereunder shall be set forth in a written invoice or other notice delivered to the Borrowers by the Administrative Agent or, in the case of fronting fees, by the applicable Issuing Bank.
(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between themselves and the Administrative Agent.
(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for ratable distribution, in the case of facility fees, utilization fees and participation fees to the extent described in this Section 4.05, to the applicable Lenders. Fees paid shall not be refundable under any circumstances (unless otherwise agreed by the Administrative Agent with respect to fees payable to the Administrative Agent for its own account).
Section 4.06Changed Circumstances.
(a)Circumstances Affecting Eurocurrency Rates and RFRs. Subject to clause (c) below, in connection with any RFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Daily Simple RFR pursuant to the definition thereof or (y) if Adjusted Term SOFR, Adjusted Term CORRA or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to

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any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR, Adjusted Term CORRA or such Eurocurrency Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan, Term CORRA Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Currency to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Adjusted Term SOFR, Adjusted Term CORRA or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR, Adjusted Term CORRA or such Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans, Term CORRA Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the applicable Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans, Term CORRA Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected RFR Loan or Eurocurrency Rate Loan in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans or Term CORRA Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans or Term CORRA Loans, at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by such Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan or Term CORRA Loan the last day of the current Interest Period, such Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any

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prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.07.
(b)Laws Affecting Eurocurrency Rate or RFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Daily Simple RFR Loan, Term SOFR Loan, Term CORRA Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon any applicable RFR, Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the term CORRA Reference Rate, Adjusted Term CORRA, Term CORRA, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies, and any right of the Borrowers to convert any Loan denominated in Dollars to a Term SOFR Loan or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to Base Rate Loans or (B) convert all RFR Loans or Eurocurrency Rate Loans denominated in an affected Alternative Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (I) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (II) with respect to Eurocurrency Rate Loans, Term CORRA Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans, Term CORRA Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, Term CORRA Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.07.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document,
(A)upon the occurrence of a Benchmark Transition Event with respect to any Benchmark ~~(other than, for the avoidance of doubt, CDOR)~~, the Administrative Agent and the Borrowers may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with

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respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.06(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date; and
(B)~~on the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL, if the then-current Benchmark for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars is CDOR, then if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” with respect to Canadian Dollars, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.~~ [reserved].
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrowers) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, (B) ~~any occurrence of a Term CORRA Transition Event~~ [reserved] and (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.06(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.06(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.06(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, the Term CORRA Reference Rate, EURIBOR, TIBOR~~,~~ or BBSY~~, Term CORRA or CDOR~~) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the

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administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans or Term CORRA Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans or Term CORRA Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by such Borrower of such notice, such Borrower shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan or Term CORRA Loans, if no election is made by the applicable Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by such Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan or Term CORRA Loans, such Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.07. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
~~(vi) Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (A) the Benchmark Replacement~~

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~~described in clause (a)(i) of such definition will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (B) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Benchmark for Canadian Dollars shall convert, at the start of the next interest payment period, into a Loan bearing interest at the Benchmark Replacement described in clause (a)(i) of such definition for the respective Available Tenor as selected by the Borrowers as is available for the then-current Benchmark; provided that, this Section 4.06(c)(vi) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term CORRA Notice, and so long as the Administrative Agent has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Lenders comprising the Required Lenders or the Borrowers.~~

(d)Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Bank or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Bank or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrowers, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Obligors shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the applicable Interest Payment Date for any Daily Simple RFR Loan or on last day of the Interest Period for any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan, or on another applicable date with respect to another Obligation, occurring after the Administrative Agent has notified the Borrowers or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
(e)Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Extensions of Credit (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the Base Rate, subject to the other terms contained herein.
Section 4.07Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result

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due to or as a consequence of (a) any failure by the applicable Borrower to make any payment when due of any amount due hereunder in connection with an RFR Loan or a Eurocurrency Rate Loan, (b) any failure of the applicable Borrower to borrow or continue an RFR Loan or a Eurocurrency Rate Loan or convert to an RFR Loan or a Eurocurrency Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) any failure of the applicable Borrower to prepay any RFR Loan or Eurocurrency Rate Loan on a date specified therefor in any Notice of Prepayment (regardless of whether any such Notice of Prepayment may be revoked under Section 2.03 and is revoked in accordance therewith), (d) any payment, prepayment or conversion of any Daily Simple RFR Loan on a date other than on the Interest Payment Date therefor (including as a result of an Event of Default) or Term SOFR Loan, Term CORRA Loan or Eurocurrency Rate Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan, Term CORRA Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 5.03(b). In the case of a Eurocurrency Rate Loan, the amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Applicable Percentage (Loans) of the Eurocurrency Rate Loans in the London or other applicable offshore interbank market for such Currency, whether or not such Eurocurrency Rate Loan was in fact so funded, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the applicable Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Obligors under this Section 4.07 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 4.08Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board, as amended and in effect from time to time)), special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Bank;
(ii)impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (h) of the definition of “Excluded Taxes”, (C) Connection Income Taxes, and (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

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and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Commitment or Loans or to increase the cost to any Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or otherwise), then upon written request of such Recipient (with a copy to the Administrative Agent), the Borrowers shall pay to such Person such additional amount or amounts as shall compensate such Recipient for such additional costs incurred or reduction suffered.
(b)If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, or on the participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or Issuing Bank (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as shall compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 4.08(a) or Section 4.08(b), along with (i) a calculation of such amount or amounts, (ii) a description of the specific Change in Law that justifies such amounts due and (iii) such other pertinent information related to the foregoing as any Borrower may reasonably request, shall be delivered to the Borrowers and shall be presumed correct absent manifest error. Any Lender’s or Issuing Bank’s determination of any such amount or amounts shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Person under agreements having provisions similar to Section 4.08(a) or Section 4.08(b), as applicable, after consideration of such factors as such Person then reasonably determines to be relevant. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the correct amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, delivers written notice to the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)Each Lender requesting compensation under this Section shall comply with Section 5.03(a).

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(f)All of the obligations of the Obligors under this Section 4.08 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 4.09Determination of Exchange Rates; Cash Collateralization as a Result of Currency Fluctuations.
(a)The Administrative Agent shall determine the Dollar Equivalent amount of each Extension of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)If as a result of fluctuations in the Spot Rate (which shall be calculated in accordance with the definition thereof by the Administrative Agent on each Revaluation Date) the Administrative Agent notifies the Borrowers in writing that the Total LC Exposure exceeds 105% of the Adjusted Aggregate Commitments, the Borrowers shall, within two (2) Business Days following receipt of such notice, deliver to the Administrative Agent cash collateral in an amount equal to the remaining excess after giving effect to such prepayment.
(c)Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of any Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(d)Notwithstanding the foregoing provisions of this Section 4.09 or any other provision of this Agreement, each Issuing Bank may compute the Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such Issuing Bank by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Bank for such purposes.
(e)Notwithstanding the foregoing provisions of this Section 4.09 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in an Alternative Currency for a particular Borrower, the Spot Rate on each date of borrowing by such Borrower shall be the Spot Rate in effect as of the Revaluation Date applicable to the first borrowing of any such Daily Simple RFR Loans by such Borrower in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).
Section 4.10Several Liability; Agreement to Defer Exercise of Right of Contribution, Etc.
(a)Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, with respect to each borrowing of Loans and/or each issuance of a Letter of Credit, (a) the Borrowers that requests such Loans or Letter of Credit or otherwise is the applicant therefor and shall be the “Requesting Borrower” and all Borrowers other than the Requesting Borrower shall be the “Other Borrowers”, (b) the Requesting Borrower shall be

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severally (and not jointly) liable under this Agreement for the repayment, prepayment, reimbursement, cash collateral and other obligations (including fees and interest) associated with such Loans and/or Letter of Credit, and (c) no Other Borrower shall be a co-debtor with the Requesting Borrower with respect to such Loans or Letter of Credit or be in any way primarily liable under this Agreement for such Loans or Letter of Credit or the repayment, prepayment, reimbursement, cash collateral or other obligations (including fees and interest) associated with such Loans or Letters of Credit; provided that the forgoing limitations shall not affect (i) any obligations of any such Other Borrower with respect to any other Loans or Letters of Credit (and the related repayment, prepayment, reimbursement and other obligations with respect thereto) for which it is a “Requesting Borrower” or (ii) any obligations of any such Other Borrower under the Affiliate Guaranty.
(b)Notwithstanding any payment or payments made by a Borrower (a “Paying Borrower”) hereunder, or any setoff or application by the Administrative Agent or any Lender of any security furnished by, or of any credits or claims against, such Paying Borrower, if an Event of Default has occurred and is continuing, such Paying Borrower will not assert or exercise any rights of the Administrative Agent or any Lender or of its own, against any other Borrower to recover the amount of any such payment, setoff or application by the Administrative Agent or any Lender, whether by way of assertion of any claim, or exercise of any remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, participation or otherwise, and whether arising by contract, by statute, under common law or otherwise, and, if an Event of Default has occurred and is continuing, such Paying Borrower shall not have any right to exercise any right of recourse to or any claim against assets or property of the other Borrowers for such amounts, in each case unless and until all of the Obligations of the Borrowers have been fully and finally satisfied. If any amount shall be paid to a Paying Borrower by any other Borrower after payment in full of the Obligations, and the Obligations shall thereafter be reinstated in whole or in part and the Administrative Agent or any Lender is forced to repay to any Borrower any sums received in payment of the Obligations, the obligations of each Borrower hereunder shall be automatically pro tanto reinstated and such amount shall be held in trust by the payee thereof for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured.
Section 4.11Defaulting Lenders.
(a)Notwithstanding any provision of any Loan Document to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)facility fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.05(a);
(ii)the Total Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.01); provided that the provisions of this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 12.01 for which such Defaulting Lender’s consent is expressly required;
(iii)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first,

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to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks hereunder; third, to cash collateralize the LC Exposure of such Defaulting Lender as set forth in clause (a)(iv) below; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to cash collateralize LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with clause (a)(v) below; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Aggregate Commitments without giving effect to Section 4.11(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.11(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iv)if any LC Exposure exists at the time such Lender becomes a Defaulting Lender, then:
(A)all or any part of LC Exposure of such Defaulting Lender shall be automatically reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (LCs) (provided that Revolving LC Exposure shall be so reallocated in accordance with such Lenders’ Applicable Percentage (LCs) as specified in clause (b) of the definition thereof), but only to the extent that (v) each non-Defaulting Lender’s Revolving Credit Exposure does not exceed the Total Revolving Commitments of such non-Defaulting Lender, (w) each non-Defaulting Lender’s LC Exposure (less such Lender’s Revolving LC Exposure) does not exceed the Performance LC Commitment of such non-Defaulting Lender, (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposure does not exceed the total of all non-Defaulting Lenders’ Total Revolving Commitments, (y) the sum of all non-Defaulting Lenders’ LC Exposure (less amounts attributable to Revolving LC Exposure) does not exceed the total of all non-Defaulting Lenders’ Performance LC Commitments and (z) no Event of Default has occurred and is continuing;

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(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall, within three Business Days following the Borrowers’ receipt of written notice from the Administrative Agent, cash collateralize, for the benefit of the applicable Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 3.01(k)(i) (and the cash so deposited shall be held, invested and applied by the Administrative Agent in a manner consistent with the investment and other procedures described in Section 3.01(k)) for so long as such LC Exposure is outstanding;
(C)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.05(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(D)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the Letter of Credit participation fees payable to the Lenders pursuant to Section 4.05(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (LCs) after giving effect to such reallocation; and
(E)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender under Section 4.05(a) (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and all Letter of Credit participation fees that otherwise would have been payable to such Defaulting Lender under Section 4.05(b)(i) with respect to such LC Exposure shall be payable to the Issuing Banks, ratably based on the portion of such LC Exposure attributable to Letters of Credit issued by each Issuing Bank, until such LC Exposure is reallocated and/or cash collateralized pursuant to clause (A) or (B) above; and
(v)so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 4.11(a)(iv)(B), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 4.11(a)(iv)(A) (and such Defaulting Lender shall not participate therein);
(b)The rights and remedies against, and with respect to, a Defaulting Lender under this Section 4.11 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, Issuing Bank, Borrower or any other Obligor may at any time have against, or with respect to, such Defaulting Lender.
(c)In the event that the Administrative Agent, the Borrowers, and the Issuing Banks agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Total Credit Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment.

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Section 4.12Additional Alternative Currencies.
(a)The Borrowers may from time to time request that (i) Loans be made in a currency other than those specifically listed in clause (a) of the definition of “Alternative Currency” and/or (ii) Letters of Credit be issued in a currency other than those specifically listed in clauses (a) and (b) of the definition of “Alternative Currency”; provided that such requested currency is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (B) dealt with in the London or other applicable offshore interbank deposit market and (C) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Loans or any Issuing Bank for issuing Letters of Credit, as applicable, unless such authorization has been obtained and remains in full force and effect. In the case of any such request with respect to the making of Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders (such approval not to be unreasonably withheld), and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank or Issuing Banks (such approval not to be unreasonably withheld).
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., (i) with respect to a request for an additional Alternative Currency (other than solely for the issuance of Letters of Credit), ten (10) Business Days prior to the date of the desired Extension of Credit (or such other time or date as may be agreed by the Administrative Agent in its sole discretion) or (ii) with respect to a request for an additional Alternative Currency for issuance of Letters of Credit, five (5) Business Days prior to the date of the desired Letter of Credit (or such other time or date as may be agreed by the applicable Issuing Bank, in its sole discretion with notice to the Administrative Agent). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional Alternative Currency. In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each Lender thereof, and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof. Each Lender (in the case of any such request pertaining to Loans) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans in such requested currency and the usage of such benchmark rate. The applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., three (3) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency and the usage of such benchmark rate.
Any failure by a Lender or the applicable Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Bank, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency and such benchmark rate to be used. If the Administrative Agent and all the Lenders consent to making Loans in such requested currency and using such benchmark rate, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of Loans; and if the Administrative Agent and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. If the Administrative Agent shall fail to obtain consent to

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any request for an additional currency under this Section 4.12, the Administrative Agent shall promptly so notify the Borrowers.
In connection with any approved request for an Alternative Currency, the Administrative Agent will have the right to make any technical, administrative or operational changes that the Administrative Agent decides may be appropriate to reflect the inclusion of such Alternative Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
Section 4.13Incremental Increases.
(a)Borrowers’ Request. Subject to the terms and conditions set forth herein, the Borrowers may, by written notice to the Administrative Agent, and, with respect to any Incremental Increase to be provided by an Additional Lender, with the consent of each Issuing Bank, elect to request at any time and from time to time (but not more than three times in any calendar year, or, in the case of the calendar year ending December 31, 2024, not more than three times following the Sixth Amendment Effective Date) an increase to the aggregate Performance LC Commitments and/or the Revolving Credit Commitments (each such increase, an “Incremental Increase”; each additional commitment provided in respect of the Performance LC Commitments pursuant to such Incremental Increase, an “Incremental Performance LC Commitment”; and each additional commitment provided in respect of the Revolving Credit Commitments, an “Incremental Revolving Credit Commitment”); provided that after giving effect to all such Incremental Increases, the Aggregate Commitments shall not exceed $1,000,000,000 (the incremental availability under this proviso being the “Available Incremental Amount”). Each such notice shall specify (A) the date on which the Borrowers propose that the applicable Incremental Increase shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Person to whom the Borrowers propose any portion of such Incremental Increase be allocated and the amount of the corresponding Incremental Performance LC Commitment and/or Incremental Revolving Credit Commitment of such Person; provided, further, that (1) any existing Lender approached to provide an Incremental Increase may elect or decline, in its sole discretion, to provide such Incremental Increase (any existing Lender electing to provide an Incremental Increase, an “Increasing Lender”), (2) any Person approached to provide an Incremental Increase that is not already a Lender shall meet the requirements to be an assignee under Section 12.05(b) (subject to such consents, if any, as may be required under Section 12.05(b)) and shall deliver all applicable forms and documents required by clauses (D), (E), (F) and (H) of Section 12.05(b)(ii) (any such Person agreeing to provide all or any portion of an Incremental Increase that is not already a Lender, an “Additional Lender”), (3) if any Increasing Lender is providing an Incremental Increase, then the Borrowers and such Increasing Lender shall execute an Increasing Lender Supplement, and (D) if any Additional Lender is providing an Incremental Increase, then the Borrowers and such Additional Lender shall execute an Additional Lender Supplement. Each Incremental Increase shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof unless otherwise agreed by the Administrative Agent and the Borrowers (provided that the amount of an Incremental Increase may be less than $5,000,000 if such amount represents the remaining availability under the Available Incremental Amount).

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(b)Conditions. Each Performance LC Commitment Increase or Revolving Credit Commitment Increase shall become effective on the proposed effective date set forth in the Borrowers’ request for an Incremental Increase or such later date as the Administrative Agent and the Borrowers agree (the “Increase Effective Date”), which in any event shall be on or after the date on which the Administrative Agent shall have received:
(i)an Additional Lender Supplement for each Additional Lender participating in such Incremental Increase and an Increasing Lender Supplement for each Increasing Lender participating in such Incremental Increase, in each case duly executed by all parties thereto;
(ii)such documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to request Letters of Credit and other extensions of credit hereunder after giving effect to such Incremental Increase as the Administrative Agent may reasonably request;
(iii)such evidence of appropriate corporate or other organizational authorization on the part of the Borrowers, Parent and the other Obligors (of the type consistent with those delivered on the Effective Date) with respect to such Incremental Increase as the Administrative Agent may reasonably request;
(iv)if reasonably requested by the Administrative Agent, an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and the Obligors reasonably satisfactory to the Administrative Agent, covering such matters relating to such Incremental Increase as the Administrative Agent may reasonably request;
(v)a certificate of a Responsible Officer of Parent, dated such Increase Effective Date, certifying that (A) the representations and warranties set forth in Article VI and in the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of, and as if such representations and warranties were made on, such Increase Effective Date (unless such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall continue to be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of such earlier date) and (B) no Default or Event of Default shall have occurred and be continuing on such Increase Effective Date both immediately before and after giving effect to such Incremental Increase; and
(vi)other customary closing certificates and documentation (similar to the documentation required to be delivered on the Effective Date under Section 6.01, to the extent applicable) relating to such Incremental Increase as the Administrative Agent may reasonably request.
(c)Equal and Ratable Benefit. The Incremental Performance LC Commitments and the Incremental Revolving Credit Commitments established pursuant to this paragraph shall constitute Performance LC Commitments and Revolving Credit Commitments, respectively, under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreements.

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(d)Reallocation. The aggregate outstanding Loans and LC Exposure will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Lenders (including the Additional Lenders and/or Increasing Lenders providing such Incremental Increase) in accordance with their applicable Commitments (and the Lenders (including the Additional Lenders and/or Increasing Lenders providing such Incremental Increase) agree to make all payments and adjustments necessary to effect such reallocation, provided that, for the avoidance of doubt, the Borrowers shall not be required to pay any costs pursuant to Section 4.07 in connection with such reallocation), and the Fronting Commitment, if any, Applicable Percentage (Total), Performance LC Commitment, Applicable Percentage (LCs) – Performance LCs, Revolving Credit Commitment, Applicable Percentage (Loans) and Applicable Percentage (LCs) – Revolving LCs of each Lender after giving effect to such Incremental Increase and reallocation shall be set forth on a revised Schedule 2.01, which the Administrative Agent agrees to deliver to the Lenders and the Borrowers promptly following the applicable Increase Effective Date.
Article V
PAYMENTS; PRO RATA TREATMENT; TAXES
Section 5.01Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)(i) Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or any amounts payable in an Alternative Currency, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 4.08, 4.10 or 5.02, or otherwise) in Dollars prior to 12:00 p.m., New York City time, on the date when due, and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency or any amounts payable in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the office designated by the Administrative Agent; provided that (i) payments to be made directly to an Issuing Bank as expressly provided herein shall be made directly to such Issuing Bank, as applicable, and (ii) payments pursuant to Sections 4.08, 4.10, 5.02 and 12.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. If, for any reason, the applicable Borrower is prohibited by any applicable law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount, it being the intention of the parties hereto that each Borrower takes all risks of the imposition of any such currency control or exchange regulations or conversion, and each Borrower agrees to indemnify and hold harmless the Issuing Banks, the Administrative Agent and the Lenders from and against any loss resulting from any Loan or Letter of Credit denominated in an Alternative Currency that is not repaid to the Issuing Banks, the Administrative Agent or the Lenders, as the case may be, in the original

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currency. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any Obligation or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest or fees thereon (excluding any fees payable to such Lender in its role as an Issuing Bank) than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower shall not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(e)In connection with any borrowing hereunder, the Administrative Agent may assume that each Lender has made its respective share of such borrowing available on such date in accordance with Sections 2.02(b) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the applicable Currency with interest

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thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the applicable Overnight Rate and (ii) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(f)If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.01(e), Section 3.01(f), Section 5.01(d) or Section 12.04(a), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or any Issuing Bank to satisfy such Lender’s obligations to the Administrative Agent or such Issuing Bank, as applicable, under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(g)The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 5.02(f), Section 11.21, Section 12.04(b) or Section 12.21, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Applicable Percentage (Loans) of any Loan requested by a Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Applicable Percentage (Loans) of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Applicable Percentage (Loans) of such Loan available on the borrowing date.
Section 5.02Taxes/Additional Payments.
(a)Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required by applicable law to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers shall not be liable for any penalties, interest and expenses that result from the failure of the Administrative Agent, a Lender or an

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Issuing Bank to notify the Borrowers of the Indemnified Taxes or Other Taxes within a reasonable period of time after becoming aware of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or such Issuing Bank, shall be presumed correct absent manifest error.
(c)Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is organized, tax resident or otherwise located, or any treaty to which any such jurisdiction is a party, with respect to payments under this Agreement, on the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or Administrative Agent), shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law (or otherwise reasonably requested by such Borrower) as shall permit such payments to be made without withholding or at a reduced rate; provided, that with respect to any documentation required under the laws of any foreign jurisdiction other than Bermuda, Germany, Ireland or Switzerland, the execution and submission of such documentation shall not be required if in the Lender’s reasonable judgement such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(d)If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes paid by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 5.02, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 5.02 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay promptly the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such amount) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(e)Without limiting the generality of the foregoing, each Lender shall deliver to each Borrower and the Administrative Agent on the Effective Date or upon the effectiveness of any Assignment and Assumption by which it becomes a party to this Agreement (unless an Event of Default under Section 10.01(a), 10.01(h) or 10.01(i) has occurred and is continuing on the effective date of such Assignment and Assumption) (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-9, or other applicable governmental form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income Taxes, as if each Borrower were incorporated under the laws of the United States or a State thereof and (ii)  any other governmental forms (including tax

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residency certificates) which are necessary or required under an applicable Tax treaty or otherwise by law to eliminate any withholding Tax or which have been reasonably requested by the Borrowers. Each Lender which delivers to the Borrowers and the Administrative Agent a Form W-8ECI, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-9, or other applicable governmental form pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Administrative Agent two further copies of such form on or before the date that any such form expires or becomes obsolete or after the occurrence of a change in circumstance or of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may reasonably be requested by a Borrower and the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income Taxes, unless a Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income Taxes. If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers and the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers and the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).
(g)The Borrowers will remit to the appropriate Governmental Authority, prior to delinquency, all Indemnified Taxes and Other Taxes required to be remitted by a Borrower in respect of any payment. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the applicable Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment of such Indemnified Taxes or Other Taxes or such other evidence thereof as may be reasonably satisfactory to the Administrative Agent.

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(h)Notwithstanding any provision of this Agreement to the contrary (including this Section 5.02), a Swiss Obligor shall not be required to make a tax gross up, a tax indemnity payment or an increased interest payment under any Loan Document to a specific Lender or Participant (but, for the avoidance of doubt, shall remain required to make a tax gross up, a tax indemnity payment, or an increased interest payment to all other Lenders) in respect of Swiss Withholding Tax due on interest payments by a Swiss Obligor under this Agreement as a direct result of such Lender or Participant (i) making an incorrect declaration of its status as to whether or not it is a Swiss Qualifying Lender or a single Swiss Non-Qualifying Lender, (ii) breaching the restrictions regarding transfers, assignments, participations, sub-participation and exposure transfers set forth in Section 12.05 (provided, however, that if a Specified Event of Default occurs within 90 days following any such transfer, assignment, participation or sub-participation, the Swiss Obligors shall be required to make such tax gross up, tax indemnity payment or increased interest payment) or if such Lender became a Lender as a result of a breach of the restrictions regarding transfers, assignments, participations, sub-participation and set forth in Section 12.05 (provided, however, that if a Specified Event of Default occurs within 90 days following any such transfer, assignment, participation or sub-participation, the Swiss Obligors shall be required to make such tax gross up, tax indemnity payment or increased interest payment) or (iii) ceasing to be a Swiss Qualifying Lender other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.
(i)VAT.
(i)All amounts set out or expressed to be payable under a Loan Document by any party to any Lender or Administrative Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes are deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender or Administrative Agent to any party under a Loan Document and such Lender or Administrative Agent is required to account to the relevant Governmental Authority for the VAT, that party shall pay to the Lender or Administrative Agent, as the case may be (in addition to and at the same time as paying any other consideration for such supply subject to receipt of a valid VAT invoice), an amount equal to the amount of such VAT.
(ii)If VAT is or becomes chargeable on any supply made by any Lender or Administrative Agent (the “Supplier”) to any other Lender or Administrative Agent (the “Supply Recipient”) under a Loan Document, and any party other than the Supply Recipient (the “Relevant Party”) is required by the terms of a Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Supply Recipient in respect of that consideration), then:
(A)where the Supplier is the person required to account to the relevant Governmental Authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; the Supply Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Supply Recipient receives from the relevant Governmental Authority which the Supply Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)where the Supply Recipient is the person required to account to the relevant Governmental Authority for the VAT, the Relevant Party

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must promptly, following demand from the Supply Recipient, pay to the Supply Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Supply Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Governmental Authority in respect of all or part of that VAT.
(iii)Where a Loan Document requires any party to reimburse or indemnify a Lender or Administrative Agent for any cost or expense, the party shall reimburse or indemnify (as the case may be) such Lender or Administrative Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Administrative Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Governmental Authority.
(iv)Any reference in this Section 5.02(i) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as defined and provided for in Article 11 of the EC Council Directive 2006/112 (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be) or any national legislation implementing that Directive.
(v)In relation to any supply made by a Lender or Administrative Agent to any party under a Loan Document, if reasonably requested by such Lender or Administrative Agent, that party must promptly provide such Lender or Administrative Agent with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s or Administrative Agent’s, as the case may be, VAT reporting requirements in relation to such supply.
(vi)Each party’s obligations under this Section 5.02(i) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 5.03Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 4.08 or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.08 or 5.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)If (i) any Lender requests compensation under Section 4.08 (including for Taxes under Section 4.08(a)(iii)) or (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.02, or (iii) any Lender becomes a Defaulting Lender, or (iv) any Lender becomes a Swiss Non-Qualifying Lender (but only if such event causes a breach of the Swiss Non-Bank Rules), or (v) any Lender fails to provide its consent to a Redomestication under the laws of a jurisdiction (other than England and Wales, Scotland and Northern Ireland, The Kingdom of the Netherlands, Luxembourg, or Switzerland) outside of the United States, or (vi) any Lender is a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) the Borrowers shall have received the prior written consent of each Issuing Bank and, if such assignee is not already a Lender hereunder, the Administrative Agent, which consent of the Issuing Banks and the Administrative Agent (if applicable) shall not be unreasonably withheld, conditioned or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (3) in the case of any such assignment resulting from a claim for compensation under Section 4.08 or payments required to be made pursuant to Section 5.02, such assignment shall result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply and such Lender neither received nor continued to claim any such compensation or payment. Notwithstanding anything to the contrary herein, any Non-Consenting Lender shall be deemed to have consented to the assignment and delegation of its interests, rights and obligations to any proposed assignee pursuant to this Section 5.03(b) if it does not execute and deliver an Assignment and Assumption to the Administrative Agent within one Business Day after having received a written request therefor.
Section 5.04Financial Assistance.
(a)If and to the extent a Swiss Obligor becomes liable under this Agreement or any other Loan Document for obligations of any other Obligor (other than the wholly owned direct or indirect subsidiaries of such Swiss Obligor) (the “Restricted Obligations”) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Obligor or would otherwise be restricted under Swiss law and practice then applicable, such Swiss Obligor’s aggregate liability for Restricted Obligations shall not exceed the amount of the Swiss Obligor’s freely disposable equity (frei verfügbares Eigenkapital) at the time it becomes liable including, without limitation, any statutory reserves which can be transferred into unrestricted, distributable reserves, in accordance with Swiss law (the “Freely Disposable Amount”).
(b)This limitation shall only apply to the extent it is a requirement under applicable law at the time the Swiss Obligor is required to perform Restricted Obligations under the Loan Documents. Such limitation shall not free the Swiss Obligor from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when the Swiss Obligor has again freely disposable equity. The limitation set out in this Section shall not apply to the extent the Swiss Obligor guarantees or otherwise secures any

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amounts borrowed under any Loan Document which are on-lent to the Swiss Obligor or to wholly owned direct or indirect subsidiaries of the Swiss Obligor.
(c)If the enforcement of the obligations of the Swiss Obligor under the Loan Documents would be limited due to the effects referred to in this Agreement, the Swiss Obligor shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Administrative Agent, (i) write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for the Swiss Obligor’s business (nicht betriebsnotwendig) and (ii) reduce its share capital to the minimum allowed under then applicable law, provided that such steps are permitted under the Loan Documents.
(d)The Swiss Obligor and any direct holding company of the Swiss Obligor which is a party to a Loan Document shall procure that the Swiss Obligor will take and will cause to be taken all and any action as soon as reasonably practicable but in any event within 30 Business Days from the request of the Administrative Agent, including, without limitation, (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Documents, (ii) the provision of an audited interim balance sheet, (iii) the provision of a determination by the Swiss Obligor of the Freely Disposable Amount based on such audited interim balance sheet, (iv) the provision of a confirmation from the auditors of the Swiss Obligor that a payment of the Swiss Obligor under the Loan Documents in an amount corresponding to the Freely Disposable Amount is in compliance with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves, and (v) the obtaining of any other confirmations which may be required as a matter of Swiss mandatory law in force at the time the Swiss Obligor is required to make a payment or perform other obligations under this Agreement or any other Loan Document, in order to allow a prompt payment in relation to Restricted Obligations with a minimum of limitations.
(e)If so required under applicable law (including tax treaties) at the time it is required to make a payment under this Agreement, the Swiss Obligor:
(i)shall use its best efforts to ensure that such payments can be made without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;
(ii)shall deduct the Swiss withholding tax at such rate (being 35% on the date hereof) as in force from time to time if the notification procedure pursuant to clause (a) above does not apply; or shall deduct the Swiss withholding tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to clause (a) applies for a part of the Swiss withholding tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and
(iii)shall promptly notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.
(f)In the case of a deduction of Swiss withholding tax, the Swiss Obligor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss withholding tax deducted from such payment under this Agreement or any other Loan Document, will, as soon as possible after such deduction:

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(i)request a refund of the Swiss withholding tax under applicable law (including tax treaties), and
(ii)pay to the Administrative Agent upon receipt any amount so refunded.
(g)The Administrative Agent shall co-operate with the Swiss Obligor to secure such refund.
(h)To the extent the Swiss Obligor is required to deduct Swiss withholding tax pursuant to this Agreement, and if the Freely Disposable Amount is not fully utilized, the Swiss Obligor will be required to pay an additional amount so that after making any required deduction of Swiss withholding tax the aggregate net amount paid to the Administrative Agent is equal to the amount which would have been paid if no deduction of Swiss withholding tax had been required, provided that (i) the aggregate amount paid (including the additional amount) shall in any event be limited to the Freely Disposable Amount, (ii) such gross up is permitted under the applicable law, and (iii) such steps are permitted under the Loan Documents. If a refund is made to a Credit Party, such Credit Party shall transfer the refund so received to the Swiss Obligor, subject to any right of set-off of such Credit Party pursuant to the Loan Documents.
Section 5.05UK Limitation. Notwithstanding anything to the contrary in this Agreement, this guarantee, indemnity or other obligation provided under this Agreement by a Guarantor incorporated under the laws of England and Wales does not apply to any liability to the extent that it would result in such guarantee, indemnity or other obligation hereunder constituting unlawful financial assistance within the meaning of section 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of England and Wales.
Section 5.06Irish Limitation. Notwithstanding anything to the contrary in this Agreement, the obligations, liabilities and undertakings provided under this Agreement by an Obligor incorporated under the laws of Ireland shall be deemed not to be undertaken or incurred to the extent that same would (a) constitute unlawful financial assistance prohibited by section 82 of the Companies Act 2014 of Ireland (as amended); or (b) constitute a breach of section 239 of the Companies Act 2014 of Ireland (as amended).
Article VI
CONDITIONS PRECEDENT
Section 6.01Conditions Precedent to the Effective Date. The obligation of the Lenders to close this Agreement and to make Loans or issue or participate in any Letter of Credit (including any deemed issuance of Existing Letters of Credit), on or, subject to Section 6.02, after the Effective Date for the account of any Borrower is subject to satisfaction of the following conditions:
(a)The Administrative Agent shall have received the following, all in form and substance reasonably satisfactory to the Administrative Agent:
(i)this Agreement executed by each Person listed on the signature pages hereof;
(ii)the Affiliate Guaranty executed by each Guarantor existing as of the Effective Date;

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(iii)a joinder agreement to the Intercreditor Agreement substantially in the form of Exhibit A-1 thereto executed by each Person listed on the signature pages thereof;
(iv)a certificate of a Responsible Officer of Parent, dated the Effective Date and certifying (A) that the representations and warranties made by each Obligor in any Loan Document delivered at or prior to the Effective Date are true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of the Effective Date, except for those that by their express terms apply to an earlier date which shall be true and correct in all material respects as of such earlier date, (B) as to the absence of the occurrence and continuance of any Default or Event of Default on the Effective Date immediately after giving effect to the making of such Loan or the issuance (or deemed issuance) of any Letter of Credit, (C) that it and each other Obligor constitute a group of companies for the purposes of section 243 of the Companies Act 2014 of Ireland (as amended), (D) confirming that its entry into the Loan Documents does not constitute unlawful financial assistance for the purposes of Section 82 of the Companies Act 2014 of Ireland (as amended), and (E) that no notice pursuant to Section 1002 of the Taxes Consolidation Act 1997 (as from time to time amended, replaced or re-enacted) has been served on Parent by the Irish Revenue Commissioners;
(v)a certificate of the secretary or an assistant secretary or other Responsible Officer of each Obligor (other than any Obligor incorporated in England and Wales) (and in the case of a Luxembourg Obligor, a manager (gérant)), dated the Effective Date and certifying (A) true and complete copies of the constitution or memorandum, articles of association or memorandum of association, by-laws, the deed or certificate of incorporation, certified or original excerpt from the commercial register and any other organizational documents, as applicable, each as amended and in effect on the Effective Date, of such Obligor (other than any Obligor incorporated in England and Wales), (B) the resolutions adopted by the Board of Directors (or, in the case of an Obligor organized under the laws of Switzerland formed as a limited liability company, the Managing Directors) and/or (if required by applicable law or customary market practice in the jurisdiction) of all the holders of the issued shares, in each case of such Obligor (other than any Obligor incorporated in England and Wales) (1) authorizing the execution, delivery and performance by such Obligor of the Loan Documents to which it is or shall be a party and, in the case of a Borrower, the issuance (or deemed issuance) of Letters of Credit for the account of such Borrower hereunder, and (2) authorizing directors, officers or other representatives of such Obligor to execute and deliver the Loan Documents to which it is or shall be a party and any related documents, including any agreement contemplated by this Agreement, (C) the absence of any proceedings for the bankruptcy, dissolution, liquidation or winding up of such Obligor (and in the case of a Luxembourg Obligor, that it is not subject to insolvency proceedings such as bankruptcy (faillite), compulsory liquidation (liquidation judiciaire), voluntary liquidation (liquidation volontaire), winding-up, moratorium, composition with creditors (gestion contrôlé), suspension of payments (sursis de paiement), voluntary arrangement with creditors (concordate préventif de la faillite), fraudulent conveyance, general settlement with creditors, reorganization or other similar order or proceedings affecting the rights of creditors generally and any proceedings in jurisdictions other than Luxembourg having similar effect), (D) the incumbency and specimen signatures of the officers or other authorized representatives of such Obligor (other than any Obligor incorporated in England and Wales) executing any documents on its behalf, (E) if required by applicable law or customary market practice in the jurisdiction, certifying that the guaranteeing or securing of the Commitments would not cause a guarantee or security

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limit binding on such Obligor to be exceeded, and (F) that each document provided by such Obligor pursuant to Section 6.01(a)(i), (ii), (iii), (x), and Section 6.01(a)(xi) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement;
(vi)in relation to each Obligor incorporated in England and Wales, (A) a copy of its constitutional documents; (B) a copy of a resolution of its board of directors: (1) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party; (2) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; (3) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; (C) a copy of a resolution signed by all holders of the issued shares in each Obligor incorporated in England and Wales, approving the terms of, and the transactions contemplated by, the Loan Documents to which the Obligor incorporated in England and Wales is a party; (D) a specimen of the signature of each person authorised by the resolution referred to in (B) above; (E) a certificate of each Obligor incorporated in England and Wales (signed by a director, a manager or an authorized signatory, as the case may be) confirming that subject to the guarantee limitations as set out in the Loan Documents, guaranteeing or securing, as appropriate, the commitments as set out in Schedule 2.01 would not cause any guarantee, security or similar limit binding on it to be exceeded; (F) certificates of each Obligor incorporated in England and Wales (signed by a director, a manager or an authorized signatory, as the case may be) dated as at the Effective Date and certifying that each copy document relating to it specified in this paragraph (vi) is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded as at a date no earlier than the Effective Date;
(vii)favorable, signed opinions addressed to the Administrative Agent and the Lenders dated the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent, from (A) Latham & Watkins LLP, special United States counsel to the Obligors, (B) Conyers Dill & Pearman Limited, special Bermuda counsel to certain of the Obligors, (C) Baker McKenzie Switzerland (GVA) SA, in Geneva, special Swiss counsel to certain of the Obligors, (D) Matheson LLP, special Irish counsel to certain of the Obligors, (E) Dentons Canada LLP, special British Columbia, Alberta and Ontario counsel to certain of the Obligors, (F) Baker & McKenzie LLP, special Luxembourg counsel to certain of the Obligors, (G) Conyers Dill & Pearman, special British Virgin Islands counsel to certain of the Obligors, (H) Sidley Austin LLP, special English counsel to the Administrative Agent, (I) Jones Walker LLP, special Louisiana counsel to certain of the Obligors, (J) Norton Rose Fulbright, special Australian counsel to the Administrative Agent, (K) BAHR, special Norwegian counsel to the Administrative Agent, (L) Baker & McKenzie Amsterdam N.V., special Dutch counsel to certain of the Obligors, (M) Holland & Hart LLP, special Nevada counsel to certain of the Obligors, (N) Baker McKenzie, Rechtsanwaltsgesellschaft mbH von Rechtsanwälten und Steuerberatern, special German counsel to certain of the Obligors, (O) Arias, Fábrega & Fábrega, special Panamanian counsel to certain of the Obligors, (P) Baker & McKenzie Abogados, S.C., special Mexican counsel to certain of the Obligors, (Q) Brons & Salas, special Argentine counsel to certain of the Obligors, and (R) Veirano, special Brazilian counsel to certain of the Obligors, in each case, given upon the express instruction of the applicable Obligor(s), as applicable;
(viii)a certificate of a Principal Financial Officer of Parent certifying that, after giving effect to the Transactions (as defined in this Agreement on the Effective

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Date), the Parent and its Subsidiaries on a consolidated basis are Solvent as of the Effective Date;
(ix)to the extent applicable to the relevant Obligor and available in the applicable jurisdiction(s), (A) copies of the constitution, memorandum of association, articles of association, by-laws or certificates of incorporation, certificates of name change, excerpt from the commercial register or other similar organizational documents, as applicable, of each Obligor (other than WIL-Bermuda) certified as of a recent date prior to the Effective Date by the appropriate Governmental Authority or by a Responsible Officer with respect to Obligors incorporated or registered under the laws of the British Virgin Islands and Bermuda, (B) certificates of appropriate public officials or bodies as to the existence and good standing of each Obligor (other than any Obligor incorporated in England and Wales) under the laws of the jurisdiction of its incorporation or formation (and in the case of a Luxembourg Obligor, for the purposes of the European Insolvency Regulation, its “centre of main interests” (as that term is used in article 3(1) of the European Insolvency Regulation) is located at its registered office (siège statutaire) in Luxembourg and it does not have an “establishment” (as that term is used in article 2(10) of the European Insolvency Regulation) in any other jurisdiction), (C) to the extent not covered by clauses (A) and (B) immediately above, and only with respect to any Obligor organized outside of the United States of America, Bermuda, the British Virgin Islands, Ireland, England and Wales or Switzerland, documents, excerpts or certificates issued by appropriate public officials or bodies with respect to such Obligor that are customarily delivered by entities organized in the same jurisdiction as such Obligor in connection with transactions similar to the Transactions and (D) in the case of Luxembourg Obligors, a copy of the applicable up-to-date consolidated articles of association and an electronic certificate of non-inscription of insolvency proceedings issued by the Trade and Companies Register (Registre de Commerce et des Sociétés) in Luxembourg (the “RCS”) as at a date no earlier than the Effective Date and an up-to-date, true and complete electronic excerpt of the RCS as at a date no earlier than the Effective Date;
(x)an Irish law agency assignment agreement in respect of any Irish law security documents;
(xi)an Irish law deed of confirmation in respect of any Irish law security documents;
(xii)the U.S. Security Agreement, dated as of the Effective Date, executed by each Obligor listed on the signature pages thereof;
(xiii)[reserved];
(xiv)subject to the terms of the relevant Collateral Agreement, each document, form or notice (including any UCC financing statement) required by the Collateral Documents delivered on the Effective Date or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded in order to perfect (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) the Liens of the Administrative Agent, on behalf of the Secured Parties, in the Collateral provided on the Effective Date, shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation, or, as permitted in such Specified Jurisdictions, shall have been filed, registered or recorded;
(xv)to the extent available in the applicable jurisdiction(s), all original stock certificates or other certificates evidencing the certificated Capital Stock pledged pursuant to the Collateral Documents delivered on the Effective Date, together with an

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undated stock power duly executed in blank by the registered owner thereof or any other documents or instruments necessary to transfer such certificates for each such certificate;
(xvi)[reserved];
(xvii)a certificate of a director of Weatherford Australia Pty Limited, dated the Effective Date and confirming that (A) the resolutions referred to in Section 6.01(a)(v), which were duly passed by the duly appointed directors of Weatherford Australia Pty Limited, have not been modified, rescinded or amended and are in full force and effect, (B) entry into the Loan Documents to which it is a party and the performance by Weatherford Australia Pty Limited of its obligations under the Loan Documents, is for the benefit of, and in the best interest of, Weatherford Australia Pty Limited, (C) at the time of deciding to commit Weatherford Australia Pty Limited to the Loan Documents to which it is a party or shall be a party, Weatherford Australia Pty Limited was solvent and there were reasonable grounds to expect that it would continue, after entering into the Loan Documents to which it is a party or shall be a party, to be able to pay all its debts as and when they become due and payable and would not become unable to do so as a result of entering into the transactions contemplated by the Loan Documents to which it is a party or shall be a party, (D) guaranteeing the Commitments in full would not cause any guaranteeing or similar limit binding on it to be exceeded and (E) neither part 2J.3 nor Chapter 2E of the Corporations Act 2001(Cth) applies to the transactions contemplated by the Loan Documents;
(xviii)in respect of an Obligor that is incorporated in the Netherlands, evidence of an unconditional neutral or positive advice of any works council which has advisory rights in respect of the entry into and performance of the transactions contemplated in the Loan Documents to which that Obligor is a party; and
(xix)to the extent available in the applicable jurisdiction(s) and reasonably requested by the Administrative Agent, (I) appropriate Lien search results or certificates (including UCC and PPSA lien search certificates and tax and judgment lien searches in the United States and other material jurisdictions) as of a recent date reflecting no prior Liens encumbering the assets of the Obligors other than those being released on or prior to the Effective Date or Liens permitted hereunder and (II) clear searches against Parent in the Companies Registration Office, Dublin, the High Court Central Office and all other relevant registries;
(b)The Administrative Agent shall have received evidence reasonably satisfactory to it that all material consents of (i) each Governmental Authority and (ii) each other Person, if any, in each case required to be received by the Obligors in connection with the Letters of Credit issued or to be issued hereunder, and the execution, delivery and performance of this Agreement and the other Loan Documents to which any Obligor is a party, have been satisfactorily obtained.
(c)There shall be no adversary proceeding or litigation seeking to enjoin or prevent the financing or the transactions contemplated under this Agreement.
(d)[Reserved].
(e)The Lenders shall have received (i) audited consolidated financial statements of Parent for the Fiscal Years ended December 31, 2020 and December 31, 2021, including condensed consolidating financial information with respect to the Guarantors to the extent required to be presented in the periodic reports of Parent filed with the SEC pursuant to the Exchange Act and (ii) unaudited interim consolidated financial statements of Parent for each

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quarterly period ended subsequent to December 31, 2021, including condensed consolidating financial information with respect to the Guarantors to the extent required to be presented in the periodic reports of Parent filed with the SEC pursuant to the Exchange Act, and in each case under this clause (ii) as are reasonably acceptable to the Joint Lead Arrangers.
(f)The Borrowers shall have paid (i) to the Administrative Agent, the Joint Lead Arrangers and the Lenders, as applicable, all fees and other amounts agreed upon by such parties to be paid on or prior to the Effective Date, and (ii) to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrowers pursuant to Section 12.03 or any other Loan Document.
(g)Each Obligor shall have provided to the Administrative Agent and the Lenders, if requested at least seven Business Days prior to the Effective Date, the documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act and applicable “know your customer” and anti-money laundering rules and regulations; including a Beneficial Ownership Certification in relation to each Borrower (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), at least five (5) Business Days prior to the Effective Date.
(h)Certificates of insurance (other than for any Obligor incorporated in England and Wales) listing the Administrative Agent as (x) loss payee for the property casualty insurance policies of the Obligors (other than the UK Obligors), together with loss payable endorsements and (y) additional insured with respect to the liability insurance of the Obligors (other than the UK Obligors), together with additional insured endorsements, shall have been provided.
Each Lender, by delivering its signature page hereto, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Loan Document and each other document required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 6.02Conditions Precedent to All Credit Events. Subject to Section 3.01(c), the obligation of any Lender to make or participate in any Extensions of Credit and/or any Issuing Bank to issue, amend, renew or extend (including deemed issuance) any Letter of Credit on or after the Effective Date is subject to the further conditions precedent that, on the date of the relevant borrowing or issuance, amendment, renewal or extension of such Letter of Credit:
(a)The representations and warranties of each Obligor set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) on and as of the date such Extension of Credit or issuance, amendment, renewal or extension of such Letter of Credit, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Extension of Credit or issuance, amendment, renewal or extension of such Letter of Credit, such representations and warranties shall continue to be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of such specified earlier date.

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(b)(i) In the case of a borrowing of Loans, the Administrative Agent shall have received a Notice of Borrowing and (ii) with respect to any Letter of Credit, the Administrative Agent and the applicable Issuing Bank shall have received (A) in the case of an issuance, amendment, renewal or extension of a Letter of Credit, a Letter of Credit Request as required by Section 3.01(b) by the time and on the Business Day specified in Section 3.01(b) and (B) such other certificates, documents and other papers and information as the applicable Issuing Bank may reasonably request, including know-your-customer and beneficial ownership information with respect to Persons for the account of whom Letters of Credit are being issued.
(c)After giving effect to such borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Total Credit Exposure shall not exceed the Aggregate Commitments, the Total LC Exposure with respect to Performance Letters of Credit shall not exceed the total Performance LC Commitments and the Revolving Credit Outstandings shall not exceed (i) $250,000,000 or (ii) following the date that is three (3) Business Days after the date on which the Administrative Agent receives notice pursuant to Section 8.01(k) that the aggregate outstanding principal amount of Senior Secured Notes has been reduced to less than or equal to $200,000,000, the Total Revolving Commitments.
(d)To the extent a Defaulting Lender exists at the time of such issuance, amendment, renewal or extension, such Defaulting Lender’s LC Exposure in respect of such Letter of Credit shall be cash collateralized to the extent required by Section 4.11 of this Agreement, or otherwise secured to the reasonable satisfaction of the applicable Issuing Bank.
(e)No Default or Event of Default shall have occurred and be continuing or would result from such borrowing or the issuance, amendment, renewal or extension of such Letter of Credit.
(f)In the case of any Loan or Letter of Credit to be denominated in an Alternative Currency, the Administrative Agent and/or applicable Issuing Bank shall have received evidence reasonably satisfactory to them that there shall not have occurred any adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the opinion of the Administrative Agent or such applicable Issuing Bank, would make it impractical for such Loans and/or Letter of Credit to be denominated in the relevant Alternative Currency.
The acceptance of the benefits of each Loan and/or Letter of Credit and any amendment, renewal, or extension of any Letter of Credit shall constitute a representation and warranty by each of the Obligors to each of the Lenders that all of the conditions specified in Section 6.02(a), Section 6.02(c) and Section 6.02(e) have been satisfied as of that time.
Article VII
REPRESENTATIONS AND WARRANTIES
Each Obligor Party represents and warrants to the Lenders, the Issuing Banks and the Administrative Agent as follows:
Section 7.01Organization and Qualification. Each Obligor and each Restricted Subsidiary (a) is a company, corporation, partnership or entity having limited liability that is duly incorporated, registered, organized (or in the case of any English, Irish, Australian, Bermuda, Luxembourg or British Virgin Islands Obligor, duly incorporated) or formed, validly existing and, to the extent applicable in the relevant jurisdiction of such Obligor or Restricted Subsidiary, in good standing under the laws of the jurisdiction of its incorporation or formation (and in the case of a Luxembourg Obligor, for the purposes of the European Insolvency Regulation, its

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“centre of main interests” (as that term is used in article 3(1) of the European Insolvency Regulation) is located at its registered office (siège statutaire) in Luxembourg and it does not have an “establishment” (as that term is used in article 2(10) of the European Insolvency Regulation) in any other jurisdiction), (b) has the corporate, partnership or other power and authority to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation or other foreign entity to do business and, to the extent applicable in the relevant jurisdiction of such Obligor or Restricted Subsidiary, is in good standing in every jurisdiction in which the failure to be so qualified would, together with all such other failures of the Obligors and the Restricted Subsidiaries to be so qualified or in good standing, have a Material Adverse Effect.
Section 7.02Authorization, Validity, Etc. Each Obligor has the corporate and, as applicable, any other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and to borrow Loans and request Letters of Credit, and to consummate the Transactions, and all such action has been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf. Each Loan Document has been duly and validly executed and delivered by or on behalf of each Obligor and constitutes the valid and legally binding agreement of such Obligor enforceable against such Obligor in accordance with the terms hereof, and the Loan Documents to which such Obligor is a party, when duly executed and delivered by or on behalf of such Obligor, shall constitute valid and legally binding obligations of such Obligor enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case (a) as may be limited by bankruptcy, insolvency, examinership, rescue process, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification and the limitations thereon arising as a matter of law or public policy.
Section 7.03Governmental Consents, Etc. No authorization, consent, approval, license or exemption of, or filing or registration with, any Governmental Authority is necessary to have been made or obtained by any Obligor for the valid execution, delivery and performance by any Obligor of any Loan Document to which it is a party or the consummation of the Transactions, except those that have been obtained and are in full force and effect, including filings, notifications and registrations necessary to perfect Liens created under the Loan Documents (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date.
Section 7.04No Breach or Violation of Law or Agreements. Neither the execution, delivery and performance by any Obligor of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, nor the consummation of the Transactions (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien prohibited hereunder upon any of its property or assets pursuant to the terms of, (i)  the Senior Secured Notes or the Senior Secured Notes Indenture or the Senior Notes or the Senior Notes Indenture or (ii) any other indenture, agreement or other instrument to which it or any of its Restricted Subsidiaries is party or by which any property or asset of it or any of its Restricted Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b)(ii) that collectively for the Obligors would not have a Material Adverse Effect, or (c) will violate any provision of the organizational documents or by-laws of any Obligor.

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Section 7.05Litigation. Except as set forth on Schedule 7.05, (a) there are no actions, suits or proceedings pending or, to the best knowledge of Parent, threatened in writing against any Obligor or against any of their respective properties or assets that are reasonably likely to have (individually or collectively) a Material Adverse Effect and (b) to the best knowledge of Parent, there are no actions, suits or proceedings pending or threatened that purport to affect or pertain to the Loan Documents or any transactions contemplated thereby.
Section 7.06Information; No Material Adverse Change.
(a)All written information heretofore furnished by the Obligors to the Administrative Agent or any Lender in connection with this Agreement or any of the other Loan Documents, when considered together with the disclosures made herein, in the other Loan Documents and in the filings made by any Obligor with the SEC pursuant to the Exchange Act, did not as of the date thereof (or if such information related to a specific date, as of such specific date), when read together and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made, except for such information, if any, that has been updated, corrected, supplemented, superseded or modified pursuant to a written instrument delivered to the Administrative Agent and the Lenders prior to the Fourth Amendment Effective Date.
(b)Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Years ended December 31, 2020 and December 31, 2021, in each case as reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(c)As of the Fourth Amendment Effective Date, all of the information included in the Beneficial Ownership Certification, to the extent required to be delivered, is true and correct.
(d)There has been no material adverse change since December 31, 2021 in the financial condition, business, assets or operations of Parent and its Restricted Subsidiaries, taken as a whole.
Section 7.07Investment Company Act; Margin Regulations.
(a)Neither any Obligor nor any of its Restricted Subsidiaries is, or is regulated as, an “investment company”, as such term is defined in the Investment Company Act of 1940 (as adopted in the United States), as amended.
(b)Neither any Obligor nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U. No part of the proceeds of any Loans or Letters of Credit issued hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X.
Section 7.08ERISA; Canadian Defined Benefit Plans.
(a)Each Obligor and each ERISA Affiliate has maintained and administered each Plan and Foreign Plan in compliance with all applicable laws and the terms of each such

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Plan or Foreign Plan, except for such instances of noncompliance that, when taken together with all other such instances of noncompliance, have not resulted in and would not reasonably be expected to have a Material Adverse Effect.
(b)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events that are reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.
(c)There has been no nonexempt “prohibited transaction” (as defined in Section 406 of ERISA) or violation of the fiduciary responsibility rules with respect to any Plan, in either case that would, when taken together with all other such “prohibited transactions” or violations, reasonably be expected to have a Material Adverse Effect.
(d)None of the assets of the Obligors constitute “plan assets” (within the meaning of the Plan Asset Regulations).
(e)No Obligor sponsors, administers, participates in or contributes to, or has any liabilities or obligations in respect of, any Canadian Defined Benefit Plan.
Section 7.09Tax Returns and Payments. Each Obligor and each Restricted Subsidiary has caused to be filed all United States federal income Tax returns and other material Tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and has paid or deposited or made adequate provision in accordance with GAAP for the payment of all Taxes (including estimated Taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except (a) for Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (b) where the failure to pay such Taxes (collectively for the Obligors and the Restricted Subsidiaries, taken as a whole) would not have a Material Adverse Effect.
Section 7.10Requirements of Law.
(a)The Obligors and each of their Restricted Subsidiaries are in compliance with all Requirements of Law, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their businesses and the ownership of their property, except for instances in which the failure to comply therewith, either individually or in the aggregate, would not have a Material Adverse Effect.
(b)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for the conduct of Parent’s or any of its Subsidiaries’ business under any Environmental Law, (ii) is liable for any Environmental Liability, (iii) has received notice of any claim against or affecting it with respect to any Environmental Liability or (iv) has knowledge of any facts or circumstances that would give rise to any Environmental Liability against or affecting it.
Section 7.11No Default. No Default or Event of Default has occurred and is continuing.
Section 7.12Anti-Corruption Laws and Sanctions.

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(a)Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Obligor, its Subsidiaries and their respective officers and employees and, to the knowledge of such Obligor, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Except as disclosed on Schedule 7.12, none of (a) each Obligor, any Subsidiary of such Obligor or any of their respective directors, officers or employees, or (b) to the knowledge of each Obligor, any agent of such Obligor or any Subsidiary of such Obligor that will act in any capacity in connection with or benefit from the Credit Facility, is a Sanctioned Person. No use of proceeds of any Extension of Credit or any other transaction contemplated by this Agreement will violate any Anti-Corruption Laws or any Sanctions applicable to any party hereto.
(b)To the extent that any representation contained in this Section 7.12 made by any Obligor incorporated or organized under the laws of Germany or a resident (Inländer) (within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Auβenwirtschaftgesetz)) would result in a violation of or conflict with or liability under either EU Regulation (EC) 2271/96 or section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) (in connection with the German Foreign Trade Act (Außenwirtschaftsgesetz (AWG)) or any similar anti-boycott statute, the Required Lenders will, upon the request of the respective Obligor, enter into bona fide discussions with such Obligor regarding the implementation of procedures to mitigate any such conflict or violation).
Section 7.13Properties.
(a)Each of Parent and its Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) Liens permitted by Section 9.04 and (ii) minor defects in title that do not, and could not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)Each of Parent and its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property material to its business, and the use thereof and the operation of their businesses by Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such failure to own or license, or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 7.14No Restrictive Agreements. Parent and its Restricted Subsidiaries are not subject to any Restrictive Agreements other than Restrictive Agreements permitted by Section 9.11.
Section 7.15Solvency. Immediately after the consummation of the Transactions to occur on the Fourth Amendment Effective Date, Parent and its Subsidiaries, taken as a whole, are and will be Solvent.
Section 7.16Insurance. Parent and its Subsidiaries maintain, including through self-insurance, insurance with respect to their property and business against such liabilities and risks, in such types and amounts and with such deductibles or self-insurance risk retentions, in each case as are in accordance with customary industry practice for companies engaged in similar businesses as Parent and its Subsidiaries (taken as a whole), as such customary industry practice may change from time to time.
Section 7.17Rank of Obligations. The Indebtedness of each Obligor under the Loan Documents to which it is a party rank at least equally with all of the senior and unsecured

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unsubordinated Indebtedness of such Obligor, except Indebtedness mandatorily (and not consensually) preferred by applicable law, and ahead of all Subordinated Indebtedness, if any, of such Obligor.
Section 7.18Liens. There are no Liens on any of the assets of Parent or any Restricted Subsidiary other than Liens permitted by Section 9.04 and Liens that are being released on the Effective Date.
Section 7.19Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Obligor and all third parties (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that by the terms of the Collateral Documents are required to be perfected), (v) any Deposit Accounts and Securities Accounts (each, as defined in the U.S. Security Agreement) not subject to a control agreement as permitted by the Loan Documents, (vi) as otherwise contemplated by the Collateral Documents, and subject only to the filing of financing statements, the recordation of any IP Short Forms, the recordation of any Mortgages and other filings, recordation and notices of security contemplated by the Collateral Documents, in each case, in the appropriate filing offices or to the appropriate recipient), and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 9.04 and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
Section 7.20Capital Stock. Schedule 7.20(a) sets forth a complete and accurate description of the authorized Capital Stock of Parent as of the Effective Date immediately after giving effect to the Transactions to occur on the Effective Date, by class, and, as of the Effective Date immediately after giving effect to the Transactions to occur on the Effective Date, a description of the number of shares of each such class that are issued and outstanding. Schedule 7.20(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate list of Parent’s direct and indirect Subsidiaries, showing, solely in the case of Obligors: (i) the number of shares of each class of common and preferred Capital Stock authorized for each of such Obligor and (ii) the number and the percentage of the outstanding shares of each class of Capital Stock owned directly by the parent (or parents) of each such Obligor. All of the outstanding Capital Stock of each Obligor has been validly issued and is fully paid and non-assessable.
Section 7.21Affected Financial Institutions. No Obligor is an Affected Financial Institution.
Section 7.22Compliance with the Swiss Non-Bank Rules.
(a)Each Swiss Obligor is in compliance with the Swiss Non-Bank Rules; provided, however, that a Swiss Obligor shall not be in breach of this representation if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:
(i)a failure by one or more Lenders or Participants to comply with their obligations under Section 12.05;

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(ii)a confirmation made by one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect;
(iii)a confirmation made by one or more Lenders or Participants to be a Swiss Qualifying Lender is incorrect:
(iv)one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender (to the extent such Lender or Participant is confirmed to be a Swiss Qualifying Lender) as a result of any reason attributable to such Lender or Participant; or
(v)an assignment or participation of any Commitments or LC Exposure under this Agreement to a Swiss Non-Qualifying Lender after the occurrence of an Event of Default.
(b)For the purposes of this Section 7.22, each Swiss Obligor shall assume that the aggregate number of Lenders or Participants under this Agreement which are Swiss Non-Qualifying Lenders is ten (10).
Section 7.23Dutch Fiscal Unity. Any fiscal unity (fiscale eenheid) for Dutch tax purposes of which an Obligor forms part consists of Obligors and/or Restricted Subsidiaries only.
Section 7.24Tax Residency. Each Obligor organized under the laws of the Netherlands is resident for tax purposes in the Netherlands only and does not have a permanent establishment or other taxable presence outside the Netherlands, unless with the prior written consent of the Administrative Agent.
Section 7.25Status as a Holding Company. Parent does not have any operating assets or engage in any business other than any customary business of a holding company and ordinary course business operations of Parent in existence prior to the Effective Date.
Article VIII
AFFIRMATIVE COVENANTS
Until Payment in Full, the Obligor Parties covenant and agree that:
Section 8.01Information Covenants. Each Obligor Party shall furnish or cause to be furnished to the Administrative Agent:
(a)upon the earlier to occur of (i) five Business Days after being filed with the SEC and (ii) the date that is the deadline to file with the SEC, the quarterly report on Form 10-Q, or its equivalent, of Parent for such Fiscal Quarter; provided that the Obligor Parties shall be deemed to have furnished said quarterly report on Form 10-Q for purposes of this Section 8.01(a) on the date the same shall have been made available on “EDGAR” (or any successor thereto) or on its home page on the worldwide web (which page is, as of the date of this Agreement, located at www.weatherford.com). Such quarterly report shall include, and to the extent it does not include shall be supplemented by, a consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then-elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, together with a corresponding discussion and analysis of results from management, all certified by one of its Principal Financial Officers as presenting fairly in all material respects the financial condition

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and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(b)upon the earlier to occur of (i) five Business Days after being filed with the SEC and (ii) the date that is the deadline to file with the SEC, the annual report on Form 10-K, or its equivalent, of Parent for such Fiscal Year, certified by KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders, whose certification shall be without qualification or scope limitation; provided that (i) the Obligor Parties shall be deemed to have furnished said annual report on Form 10-K for purposes of this Section 8.01(b) on the date the same shall have been made available on “EDGAR” (or any successor thereto) or on its home page on the worldwide web (which page is, as of the date of this Agreement, located at www.weatherford.com) and (ii) if said annual report on Form 10-K contains the report of such independent public accountants (without qualification or exception, and to the effect, as specified above), no Obligor Party shall be required to deliver such report. Such annual report shall include, and to the extent it does not include shall be supplemented by, Parent’s audited consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (which opinion shall be without qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(c)promptly after the same become publicly available (whether on “EDGAR” (or any successor thereto) or Parent’s homepage on the worldwide web or otherwise), notice to the Administrative Agent of the filing of all periodic reports on Form 10-K or Form 10-Q, and all amendments to such reports and all definitive proxy statements filed by any Obligor or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be (and in furtherance of the foregoing, Parent will give to the Administrative Agent prompt written notice of any change at any time or from time to time of the location of Parent’s home page on the worldwide web);
(d)promptly, and in any event within five (5) Business Days after:
(i)the occurrence of any of the following with respect to any Obligor or any of its Restricted Subsidiaries: (A) the service of process on Parent or any of its Restricted Subsidiaries with respect to the pendency or commencement of any litigation, arbitration or governmental proceeding against such Obligor or Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect and (B) the institution of any proceeding against any Obligor or any of its Restricted Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any law, rule or regulation (including any Environmental Law) which would reasonably be expected to have a Material Adverse Effect and (C) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral interest therein under power of eminent domain or by condemnation or similar proceeding; or
(ii)any Obligor Party obtains knowledge of the occurrence of any event or condition which constitutes a Default or an Event of Default; or

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(iii)any Obligor Party obtains knowledge of the occurrence of a Change of Control;
a notice of such event, condition, occurrence or development, specifying the nature thereof;
(e)within five (5) Business Days after the delivery of the financial statements provided for in Section 8.01(a) and 8.01(b), (i) a Compliance Certificate with respect to the fiscal period covered by such financial statements and (ii) a report setting forth the amount of cash and Unrestricted Cash of Parent on a consolidated basis as of the date of such financial statements;
(f)promptly, and in any event within 30 days after any Responsible Officer of such Obligor Party obtains knowledge thereof, notice of:
(i)the occurrence or expected occurrence of (A) any ERISA Event with respect to any Plan or any Multiemployer Plan, (B) a failure to make any required contribution to a Plan before the due date (including extensions) thereof or (C) any Lien in favor of the PBGC or a Plan, in each case that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and
(ii)the institution of proceedings or the taking of any other action by the PBGC or Parent or any ERISA Affiliate or any administrator or trustee of a Multiemployer Plan with respect to the withdrawal from, or the termination, insolvency, endangered, critical or critical and declining status (within the meaning of such terms as used in ERISA) of, any Plan or Multiemployer Plan, which withdrawal, termination, insolvency, endangered, critical or critical and declining status would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;
(g)as soon as available, and in any event within 60 days after the start of each Fiscal Year, copies of Parent’s Projections, for the forthcoming fiscal year, quarter by quarter, certified by a Principal Financial Officer of Parent as being such officer’s good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby;
(h)[reserved];
(i)promptly, and in any event within five (5) Business Days after, notices of default sent to or from the Obligors in connection with the Senior Secured Notes or Senior Notes or any amendment, supplement or other modification to the Senior Secured Notes Indenture, the Senior Notes Indenture or any documents related to any of the foregoing;
(j)promptly after Moody’s, S&P or Fitch shall have announced a change in its Corporate Rating, written notice of such rating change;
(k)promptly after the aggregate principal amount of the outstanding Senior Secured Notes has been reduced to $200,000,000 or less, notice of same from a Responsible Officer of Parent; and
(l)from time to time and with reasonable promptness, (x) such other information or documents (financial or otherwise) with respect to any Obligor or any of its Restricted Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may reasonably request including with respect to any Collateral and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation (to the extent

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applicable); provided that any non-public information obtained by any Person pursuant to such request shall be treated as confidential information in accordance with Section 12.06. Notwithstanding the foregoing, no Obligor or any of its Restricted Subsidiaries shall be required to deliver any information or documents if the disclosure thereof to the Administrative Agent or any Lender would violate a binding confidentiality agreement with a Person that is not an Affiliate of Parent or any Subsidiary.
Section 8.02Books, Records and Inspections. Each Obligor Party shall permit, or cause to be permitted, the Administrative Agent or any Lender, upon written notice, to visit and inspect any of the properties of such Obligor Party and its Restricted Subsidiaries, to examine the books and financial records of such Obligor Party and its Restricted Subsidiaries and to discuss the affairs, finances and accounts of such Obligor Party and its Restricted Subsidiaries with any Responsible Officer of such Obligor Party, or Restricted Subsidiary, including inspections of Collateral and records relating to Collateral and discussions with respect to Collateral and records relating to Collateral all at such reasonable times and as often as any Lender, through the Administrative Agent, may reasonably request; provided that any non-public information obtained by any Person during any such visitation, inspection, examination or discussion shall be treated as confidential information in accordance with Section 12.06.
Section 8.03Insurance. Parent and its Restricted Subsidiaries shall maintain or cause to be maintained (including through self-insurance) insurance with respect to their property and business against such liabilities and risks, in such types and amounts and with such deductibles or self-insurance risk retentions, in each case as are in accordance with customary industry practice for companies engaged in similar businesses as Parent and its Restricted Subsidiaries (taken as a whole), as such customary industry practice may change from time to time; provided, however, that in the event that any improved real property owned by an Obligor is subject to a Mortgage and is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Obligor shall purchase and maintain, or cause to be purchased and maintained, flood insurance on such Collateral, which shall be in an amount equal to the lesser of (a) the Commitments and (b) the total replacement cost value of such improvements. Parent will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Parent shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Obligors’ tangible personal property and assets insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies of the Obligors naming the Administrative Agent an additional insured. In the event Parent or any other Obligor at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. Without limiting the foregoing, to the extent that any Obligor is entitled to receive proceeds under any insurance policy, it shall direct the applicable insurer to deposit such proceeds (and such proceeds shall be so deposited) into a deposit account that is subject to a deposit account control agreement in form and substance reasonably acceptable to the Administrative Agent, which, subject to the Intercreditor Agreement, establishes “control” (within the meaning of Section 9-104 of the UCC) with respect to such deposit account by the Administrative Agent on behalf of the Secured Parties.
Section 8.04Payment of Taxes and other Claims. Each Obligor Party shall, and Parent shall cause each Restricted Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon such Obligor Party or such Restricted Subsidiary, as applicable, or upon the income, profits or property of such Obligor

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Party or such Restricted Subsidiary, as applicable, except for (i) such Taxes the non-payment or non-discharge of which would not, individually or in the aggregate, have a Material Adverse Effect and (ii) any such Tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
Section 8.05Existence. Except as expressly permitted pursuant to Section 9.02 or Section 9.05, Parent shall, and will cause each Restricted Subsidiary to, do all things necessary to (a) preserve and keep in full force and effect the corporate or other existence of Parent or such Restricted Subsidiary as applicable (which, for the avoidance of doubt, shall not prohibit a change in corporate form or domiciliation), and (b) preserve and keep in full force and effect the rights and franchises of Parent or such Restricted Subsidiary as applicable; provided that this clause (b) shall not require Parent or such Restricted Subsidiary to preserve or maintain any rights or franchises if Parent or such Restricted Subsidiary shall determine that (i) the preservation and maintenance thereof is no longer desirable in the conduct of the business of Parent or such Restricted Subsidiary, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Lenders, or (ii) the failure to maintain and preserve the same could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.
Section 8.06ERISA Compliance. Parent and each Borrower shall, and shall cause each ERISA Affiliate to, comply with respect to each Plan, Multiemployer Plan and Foreign Plan, with all applicable provisions of applicable laws and the terms of each such Plan, Multiemployer Plan or Foreign Plan, except to the extent that any failure to comply would not reasonably be expected to have a Material Adverse Effect.
Section 8.07Compliance with Laws and Material Contractual Obligations.
(a)Parent will, and will cause each of its Restricted Subsidiaries to, (i) comply with the laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) perform its obligations under agreements to which it is a party, except in the case of each of clauses (i) and (ii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(b)To the extent that any obligation contained in this Section 8.07 made by any Obligor incorporated or organized under the laws of Germany or a resident (Inländer) (within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Auβenwirtschaftgesetz)) would result in a violation of or conflict with or liability under either EU Regulation (EC) 2271/96 or section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) (in connection with the German Foreign Trade Act (Außenwirtschaftsgesetz (AWG)) or any similar anti-boycott statute, such Obligor shall implement procedures to mitigate any such conflict or violation to the reasonable satisfaction of the Required Lenders).
Section 8.08Additional Guarantors; Additional Specified Jurisdictions; Additional Cash Collateral.
(a)If (i) as of the time of delivery of a Compliance Certificate pursuant to Section 8.01(a), it is determined that any Restricted Subsidiary is a Material Specified Subsidiary that is organized in a Specified Jurisdiction, or (ii) any Restricted Subsidiary Guarantees or otherwise becomes an obligor in respect of Indebtedness or other obligations in respect of the

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Senior Secured Notes or any other third party Indebtedness for borrowed money of an Obligor in an aggregate principal amount in excess of $20,000,000, Parent shall (A) with respect to a determination made pursuant to Section 8.08(a)(i) above, within 45 days (or such later date as may be agreed upon by the Administrative Agent) after such determination (or, in the case of a Material Specified Subsidiary organized in a new Specified Jurisdiction, 45 days after the Administrative Agent designates such new Specified Jurisdiction pursuant to Section 8.08(b), as such time period may be extended by the Administrative Agent in its sole discretion), or (B) with respect to any Guarantee provided pursuant to Section 8.08(a)(ii) immediately above, contemporaneously with the provision of such Guarantee, cause such Restricted Subsidiary to (1) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Agreement or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (2) deliver to the Administrative Agent such opinions (including an opinion as to such Guarantor’s ability to guarantee the Secured Obligations pursuant to such Guaranty Agreement, supplement or other document and to grant Liens to secure the Secured Obligations), organizational and authorization documents and certificates of the type referred to in Section 6.01 as may be reasonably requested by the Administrative Agent, and (3) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)If, in the most recent Compliance Certificate delivered pursuant to Section 8.01(e), Parent identifies any Material Specified Subsidiary that is organized in a jurisdiction that is not a then-existing Specified Jurisdiction or an Excluded Jurisdiction, then the Administrative Agent, at the direction of the Required Lenders, shall have the right to designate such jurisdiction as a Specified Jurisdiction by providing written notice of such designation to Parent, which designation shall be deemed to take effect on the Business Day such designation is made.
(c)As promptly as possible but in any event within 45 days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes an Obligor pursuant to Section 8.08(a) or otherwise, Parent shall cause (i) such Person to deliver to the Administrative Agent, Collateral Documents (or one or more joinders thereto) reasonably satisfactory to the Administrative Agent pursuant to which such Person grants to Administrative Agent a Lien on substantially all of its assets (other than Excluded Assets) and agrees to be bound by the terms and provisions thereof and (ii) subject to the Intercreditor Agreement, all of the issued and outstanding Capital Stock of such Obligor to be subject to a perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) Lien, with the priority as set forth in the Intercreditor Agreement, in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of, and subject to the exceptions set forth in, the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request, subject in any case to Liens created under the Loan Documents, and restrictions on transfer imposed by applicable securities laws and other Liens permitted hereunder that arise by operation of law, such Collateral Documents to be accompanied, upon the reasonable request of the Administrative Agent, by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)As promptly as possible but in any event within 45 days (or such later date as may be agreed upon by the Administrative Agent) after (i) an Obligor acquires personal property that is not an Excluded Asset and is not already subject to a perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) Lien, with the priority as set forth in the Intercreditor Agreement, in accordance with the Collateral Documents and/or the Intercreditor Agreement, such Obligor shall cause such personal property to be subject to a perfected (or any analogous concept to the extent perfection does not apply in the relevant

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jurisdiction), with the priority as set forth in the Intercreditor Agreement, Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of, and subject to the exceptions set forth in, the Collateral Documents and/or the Intercreditor Agreement, subject in any case to Liens permitted by Section 9.04 and (ii) to the extent not covered by clause (i) immediately above, an Obligor acquires or holds Capital Stock of a Pledged Subsidiary that is not an Excluded Asset and is not already subject to a perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) Lien, with the priority as set forth in the Intercreditor Agreement, in accordance with the Collateral Documents and/or the Intercreditor Agreement, such Obligor shall cause all of the issued and outstanding Capital Stock of each Pledged Subsidiary to be subject to a perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) Lien, with the priority as set forth in the Intercreditor Agreement, in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of, and subject to the exceptions set forth in, the Collateral Documents, the Intercreditor Agreement or such other pledge and security documents as the Administrative Agent shall reasonably request, subject in any case to Liens created under the Loan Documents, and restrictions on transfer imposed by applicable securities laws and other Liens permitted hereunder that arise by operation of law.
(e)[Reserved].
(f)If any Material Real Property is acquired by an Obligor after the Effective Date, Parent will notify the Administrative Agent thereof, and, within 120 days after such acquisition (or such later date as the Administrative Agent may agree in its sole discretion), Parent shall deliver the related Mortgages and Real Estate Deliverables to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent may waive the Mortgage and Real Estate Deliverables requirement contained in this Section 8.08(f) with respect to any parcel of Material Real Property if, as a result of flood, environmental or other due diligence conducted with respect to such Material Real Property, the Administrative Agent determines (in consultation with the Lenders) that the cost of, or risk associated with, obtaining a Mortgage with respect to such Material Real Property is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, provided that no Material Real Property shall be taken as Collateral unless Lenders receive 45 days advance notice and each Lender confirms to the Administrative Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise reasonably satisfactory to such Lender.
(g)Without limiting the foregoing, Parent shall, and shall cause each Obligor to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent, as applicable, such documents, agreements, instruments, forms and notices and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents serving notices of assignment and such other actions or deliveries of the type required by Section 6.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Obligors, provided that no Material Real Property shall be taken as Collateral unless Lenders receive 45 days advance notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise reasonably satisfactory to such Lender.

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(h)If any Intellectual Property registration or application is acquired or filed by an Obligor after the Effective Date, Parent will notify the Administrative Agent thereof, and, within 60 days after such acquisition or filing (or such later date as the Administrative Agent may agree in its sole discretion), to the extent reasonably requested by the Administrative Agent, such Obligor shall execute and deliver the related IP Short Forms to the Administrative Agent.
(i)At any time, at its option, and with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), Parent may cause any Subsidiary to (i) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Agreement or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent such opinions (including an opinion as to such Guarantor’s ability to guarantee the Obligations pursuant to such Guaranty Agreement, supplement or other document and, if applicable, to grant Liens to secure the Secured Obligations), organizational and authorization documents and certificates of the type referred to in Section 6.01 as may be reasonably requested by the Administrative Agent, including a certificate of a Principal Financial Officer of Parent with supporting information certifying as to such Guarantor’s ability to guarantee the Obligations pursuant to such Guaranty Agreement, supplement or other document, which certificate shall be in substantially the same form as the certificate delivered pursuant to Section 6.02(a), and (iii) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent (any such Subsidiary, an “Added Guarantor”). Notwithstanding anything to the contrary herein, no Added Guarantor shall become a party to any Collateral Document except as elected by Parent and consented to by the Administrative Agent.
(j)Notwithstanding anything to the contrary contained herein (including this Section 8.08) or in any other Loan Document, (x) the Administrative Agent shall not accept delivery of any Mortgage from any Obligor unless each of the Lenders has received 45 days prior written notice thereof and the Administrative Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise reasonably satisfactory to such Lender and (y) the Administrative Agent shall not accept delivery of any joinder to any Loan Document with respect to any Surviving Person that is the New Weatherford Parent, or Subsidiary of any Obligor, if such Surviving Person or Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Surviving Person or Subsidiary has delivered a Beneficial Ownership Certification in relation to such Surviving Person or Subsidiary and Administrative Agent has completed its PATRIOT Act searches, OFAC/PEP searches and customary individual background checks for such Surviving Person or Subsidiary, the results of which shall be satisfactory to Administrative Agent; provided that any delays with respect to the delivery, execution or effectiveness of any Loan Document or other deliverable caused by clauses (x) and (y) shall not constitute a Default or an Event of Default.
(k)Notwithstanding anything to the contrary in this Agreement or any Collateral Document, the Obligors shall not be required to take any actions to grant or perfect the security interests of the Administrative Agent in any Capital Stock in any Foreign Subsidiary, joint venture or non-Wholly-Owned Subsidiary that is a Subsidiary of an Obligor in any jurisdiction other than a Specified Jurisdiction.
(l)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, WOFS’s liability shall be limited or extinguished, as applicable, to the extent necessary to ensure that WOFS, at all times, meets its minimum solvency margin and liquidity ratio pursuant to the Insurance Act 1978 of Bermuda (the “Insurance Act”) and remains in compliance with sections 31A through 31C of the Insurance Act.

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Section 8.09Designation of Unrestricted Subsidiaries; Redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries.
(a)Unless designated as an Unrestricted Subsidiary pursuant to this Section 8.09, each Subsidiary shall be classified as a Restricted Subsidiary.
(b)If Parent designates any Subsidiary as an Unrestricted Subsidiary pursuant to paragraph (c) below, Parent shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the consolidated assets of such Subsidiary.
(c)Parent may designate, by written notice to the Administrative Agent, any Subsidiary to be an Unrestricted Subsidiary if (i) before and after giving effect to such designation, no Default or Event of Default shall exist, (ii) Parent shall be in pro forma compliance with the Financial Covenants both before and after giving effect to such designation, (iii) the deemed Investment by Parent in such Unrestricted Subsidiary resulting from such designation would be permitted to be made at the time of such designation under Section 9.06, (iv) after giving effect to such designation, the representations and warranties of the Obligors contained in each of the Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties must be true and correct in all respects) on and as of the date of such designation as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date) and (v) such Subsidiary otherwise meets the requirements set forth in the definition of “Unrestricted Subsidiary”. Such written notice shall be accompanied by a certificate of a Responsible Officer, certifying as to the matters set forth in the preceding sentence.
(d)Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, after giving effect to such designation: (i) the representations and warranties of the Obligors contained in each of the Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties must be true and correct in all respects) on and as of the date of such designation as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default would exist, (iii) any Indebtedness of such Subsidiary (which shall be deemed to be incurred by a Restricted Subsidiary as of the date of designation) is permitted to be incurred as of such date under Section 9.01, (iv) any Liens on assets of such Subsidiary (which shall be deemed to be created or incurred by a Restricted Subsidiary as of the date of designation) are permitted to be created or incurred as of such date under Section 9.04 and (v) Investments in or of such Subsidiary (which shall be deemed to be created or incurred by a Restricted Subsidiary as of the date of designation) are permitted to be created or incurred as of such date under Section 9.06.
(e)Any merger, consolidation or amalgamation of an Unrestricted Subsidiary into a Restricted Subsidiary shall be deemed to constitute a designation of such Unrestricted Subsidiary as a Restricted Subsidiary for purposes of this Agreement and, as such, must be permitted by Section 8.09(d) (in addition to Section 9.02 and any other relevant provisions herein).
(f)Notwithstanding the foregoing or anything to the contrary contained herein, no Obligor may be an Unrestricted Subsidiary.

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Section 8.10Compliance with the Swiss Non-Bank Rules.
(a)Each Swiss Obligor shall comply with the Swiss Non-Bank Rules; provided, however, that a Swiss Obligor shall not be in breach of this covenant if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:
(i)a failure by one or more Lenders or Participants to comply with their obligations under Section 12.05 or Section 12.25;
(ii)a confirmation made by one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect;
(iii)a confirmation made by one or more Lenders or Participants to be a Swiss Qualifying Lender is incorrect;
(iv)one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender (to the extent such Lender or Participant is confirmed to be a Swiss Qualifying Lender) as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority; or
(v)an assignment or participation of any Commitments or LC Exposure under this Agreement to a Swiss Non-Qualifying Lender after the occurrence of an Event of Default.
(b)For the purposes of this Section 8.10, each Swiss Obligor shall assume that the aggregate number of Lenders and Participants under this Agreement which are Swiss Non-Qualifying Lenders is ten.
Section 8.11Post-Closing Grant and Perfection Requirements Matters. Parent shall, and shall cause each Restricted Subsidiary to, satisfy each requirement set forth on Schedule 8.11 on or before the applicable date set forth on such Schedule (or such later date as the Administrative Agent may agree in its sole discretion).
Section 8.12Status as a Holding Company. Parent shall not have any operating assets or engage in any business other than any customary business of a holding company and ordinary course business operations of Parent in existence prior to the Effective Date.
Section 8.13Lender Meeting. Parent will, within 90 days after the close of each Fiscal Year of Parent, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a conference call (at a mutually agreeable time) with all Lenders who choose to attend such conference call during which the financial results of the previous Fiscal Year and the financial condition of the Obligors and their Subsidiaries and the projections presented for the current Fiscal Year shall be reviewed; provided that the foregoing requirement may be satisfied by public earnings calls for all shareholders that are open to the Administrative Agent and the Lenders.
Section 8.14Maintenance of Properties. Each Obligor will, and will cause each of its Restricted Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Dispositions permitted under Section 9.05 excepted (except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).

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Section 8.15Post-Fourth Amendment Effective Date Covenants. Parent shall, and shall cause each applicable Restricted Subsidiary to, satisfy each requirement set forth on Schedule 8.15 on or before the applicable date set forth on such Schedule (or such later date as the Administrative Agent may agree in its sole discretion).
Article IX
NEGATIVE COVENANTS
Until Payment in Full, the Obligor Parties covenant and agree that:
Section 9.01Indebtedness. Parent shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)the Secured Obligations (other than Standalone Performance LCs);
(b)Indebtedness in respect of Standalone Performance LCs in an aggregate outstanding amount not to exceed $100,000,000 at any time;
(c)Permitted Existing Indebtedness and Permitted Refinancing Indebtedness in respect thereof;
(d)Indebtedness arising from intercompany loans and advances owing by (i) any Obligor to any other Obligor, (ii) a Restricted Subsidiary that is not an Obligor to another Restricted Subsidiary that is not an Obligor, (iii) an Obligor (other than Parent) to a Restricted Subsidiary that is not an Obligor or an Unrestricted Subsidiary, so long as the parties thereto are party to the Intercompany Subordination Agreement, (iv) a Restricted Subsidiary that is not an Obligor to an Obligor, so long as in the case of any such loan made pursuant to this clause (iv) (A) the aggregate amount of all such loans (by type, not by the borrower) made from and after the Fourth Amendment Effective Date, together with all such loans made from and after the Fourth Amendment Effective Date pursuant to clause (v) below, does not exceed $55,000,000 outstanding at any one time, and (B) at the time of the making of such loan, no Event of Default has occurred and is continuing or would result therefrom, and (v) a Restricted Subsidiary that is not an Obligor to an Unrestricted Subsidiary, so long as in the case of any such loan made pursuant to this clause (v) (A) the aggregate amount of all such loans (by type, not by the borrower) made from and after the Fourth Amendment Effective Date, together with all such loans made from and after the Fourth Amendment Effective Date pursuant to clause (iv) above, does not exceed $55,000,000 outstanding at any one time, and (B) at the time of the making of such loan, no Event of Default has occurred and is continuing or would result therefrom;
(e)any Permitted Convertible Indebtedness and any Guarantee by the Parent and/or any Restricted Subsidiary of any such Permitted Convertible Indebtedness; provided that (i) as a condition to incurring any such Indebtedness, (A) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving pro forma effect to the incurrence of such Indebtedness and (B) after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Net Leverage Ratio (calculated as of the last day of the most recently ended period for which financial statements are available as if such Indebtedness had been incurred on the last day of such period) would not exceed 0.25 to 1.00 less than the covenant level then in effect under Section 9.09(c), and (ii) as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the Maturity Date;
(f)unsecured guarantees with respect to the Indebtedness of any Obligor or one of their Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness;

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(g)Indebtedness of Restricted Subsidiaries in respect of overdrafts, working capital borrowings and facilities, short-term loans and cash management requirements (and Guarantees thereof) that, in each case, are required to be repaid or are repaid within 30 days following the incurrence thereof (which Indebtedness may be continuously rolled-over for successive 30-day periods), provided that the aggregate outstanding amount of such Indebtedness does not at any time exceed $200,000,000;
(h)Unsecured Specified Senior Indebtedness, provided that (i) as a condition to incurring any such Specified Senior Indebtedness, (A) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving pro forma effect to the incurrence of such Indebtedness, (B) the aggregate principal amount of all Indebtedness incurred pursuant to this Section 9.01(h) would not exceed $200,000,000 at any time, and (C) after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Net Leverage Ratio (calculated as of the last day of the most recently ended period for which financial statements are available as if such Indebtedness had been incurred on the last day of such period) would not exceed 0.25 to 1.00 less than the covenant level then in effect under Section 9.09(c), and (ii) as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the Maturity Date;
(i)unsecured Indebtedness incurred by an Obligor or Restricted Subsidiary, including pursuant to the Senior Notes Indenture and, in each case, Permitted Refinancing Indebtedness thereof; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the incurrence of such Indebtedness, (ii) after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Net Leverage Ratio (calculated as of the last day of the most recently ended period for which financial statements are available as if such Indebtedness had been incurred on the last day of such period) would not exceed 0.25 to 1.00 less than the covenant level then in effect under Section 9.09(c) and (iii) except with respect to Indebtedness in an aggregate amount not to exceed $45,000,000 at any time, as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the Maturity Date;
(j)unsecured Subordinated Indebtedness of any Obligor (other than Subordinated Indebtedness consisting of Guarantees by any Obligor of Indebtedness incurred pursuant to Section 9.01(c), Section 9.01(h) or Section 9.01(i)), provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the incurrence of such Indebtedness, and (ii) as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the Maturity Date;
(k)Indebtedness of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness incurred pursuant to this Section 9.01(k) shall not at any time exceed $200,000,000;
(l)Indebtedness incurred to finance insurance premiums of any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums;
(m)indemnification, adjustment of purchase price, earnout or similar obligations (including any earnout obligations), in each case, incurred or assumed in connection

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with any acquisition or Disposition otherwise permitted hereunder of any business or assets of Parent and any Restricted Subsidiary or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing or in contemplation of any such acquisition;
(n)other Indebtedness in an aggregate principal amount at any time outstanding pursuant to this Section 9.01(n) not in excess of $25,000,000;
(o)non-contingent reimbursement obligations of Parent and its Restricted Subsidiaries in respect of letters of credit, bank guaranties, bankers’ acceptances, bid bonds, surety bonds, performance bonds, customs bonds, advance payment bonds and similar instruments;
(p)Indebtedness of any Obligor in the form of bonds, including pursuant to the Senior Secured Notes Indenture and, in each case, Permitted Refinancing Indebtedness thereof; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the incurrence of such Indebtedness, (ii) as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the Maturity Date as in effect at such time, (iii) as of the date of incurrence, such Indebtedness shall not provide for any payment of principal or any scheduled or mandatory prepayments or redemptions on any date sooner than 91 days after the Maturity Date as in effect at such time (other than any change of control offer, customary offers or prepayments for bonds or customary acceleration rights after an event of default), (iv) any secured Indebtedness incurred pursuant to this Section 9.01(p) may only be secured by a lien on the Collateral pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood that the Intercreditor Agreement described in clause (a) of the definition of “Intercreditor Agreement” is reasonably satisfactory to the Administrative Agent), and (v) the aggregate principal amount of all Indebtedness incurred pursuant to this Section 9.01(p), including any outstanding notes issued pursuant to the Senior Secured Notes Indenture, would not exceed $250,000,000 at any time;
(q)support, reimbursement, hold harmless, indemnity and similar letters or agreements provided by, or entered into solely between, Parent and/or any of its Restricted Subsidiaries (whether before, simultaneous with, or after the Effective Date), but only to the extent any such letters or agreements both (i) relate to the guarantee of Obligations and/or pledge of assets by Parent and/or any Restricted Subsidiary under a Loan Document and (ii) do not modify, limit or otherwise adversely affect any obligation of any Guarantor or pledgor of assets to a Lender, the Administrative Agent, or an Issuing Bank (or any rights a Lender, the Administrative Agent, or Issuing Bank has under the Loan Documents);
(r)Indebtedness in the form of Permitted Intercompany Treasury Management Transactions;
(s)Indebtedness in the form of Permitted Intercompany Specified Transactions, so long as at the time of incurrence, no Default or Event of Default then exists or would arise as a result of the applicable transaction;
(t)secured Indebtedness incurred by an Obligor or Restricted Subsidiary in an aggregate amount not to exceed $100,000,000 and Permitted Refinancing Indebtedness in respect thereof; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the incurrence of such Indebtedness, (ii) after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Net Leverage Ratio (calculated as of the last day of the most recently ended period for which financial statements are available as if such Indebtedness had been incurred on the last

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day of such period) would not exceed 0.25 to 1.00 less than the covenant level then in effect under Section 9.09(c), (iii) as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the Maturity Date and (iv) Liens securing any Indebtedness incurred pursuant to this Section 9.01(t) shall not encumber any of the Collateral; and
(u)Indebtedness in connection with Supply Chain Transactions.
For purposes of this Section 9.01, any payment by Parent or any Restricted Subsidiary of any interest on any Indebtedness in kind (by adding the amount of such interest to the principal amount of such Indebtedness) shall be deemed to be an incurrence of Indebtedness.
Section 9.02Fundamental Changes.
(a)Parent shall not, and shall not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may merge, consolidate or amalgamate with (i) any Obligor or Restricted Subsidiary or (ii) any non-Affiliate to facilitate any acquisition or Disposition otherwise permitted by the Loan Documents; provided that, in the case of each of clauses (i) and (ii), other than in the case of facilitating a Disposition otherwise permitted by the Loan Documents, if such merger, consolidation or amalgamation involves the Parent, a Borrower or an Obligor, then the Parent, a Borrower or an Obligor, as applicable, shall be the surviving or continuing Person; provided further that, in each case, any such merger, consolidation or amalgamation involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger, consolidation or amalgamation shall not be permitted unless it is also permitted by Section 9.06 and, in the case of a Person that is an Unrestricted Subsidiary immediately prior to such merger, consolidation or amalgamation, Section 8.09.
(b)Notwithstanding the foregoing provisions, this Section 9.02 shall not prohibit any Redomestication; provided that (i) in the case of a Redomestication of Parent of the type described in clause (a) of the definition thereof, the Surviving Person shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance reasonably satisfactory to the Administrative Agent, whereby such Surviving Person shall become a party to this Agreement and the Affiliate Guaranty and assume all rights and obligations of Parent hereunder and thereunder, and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent, and (ii) in the case of a Redomestication of Parent of the type described in clause (b) of the definition thereof in which the Person formed pursuant to such Redomestication is a different legal entity than Parent, the Person formed pursuant to such Redomestication shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance reasonably satisfactory to the Administrative Agent, whereby such Person shall become a party to this Agreement and the Affiliate Guaranty and assume all rights and obligations of such Obligor hereunder and thereunder, and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have completed (A) PATRIOT Act searches, OFAC/PEP searches and customary individual background checks for each applicable Person and (B) customary certificates regarding beneficial ownership or control in connection with applicable “beneficial ownership” rules and regulations in respect of the Obligors, in each case, the results of which shall be satisfactory to the Administrative Agent.

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(c)Parent shall not, and shall not permit any Restricted Subsidiary to, wind up, liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Restricted Subsidiary that is not an Obligor may wind up, liquidate or dissolve if Parent determines in good faith that such winding up, liquidation or dissolution is in the best interests of Parent and its other Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (ii) any Obligor (other than Parent or Borrowers) may wind up, liquidate or dissolve if (A) the owner of all of the Capital Stock of such Person immediately prior to such event shall be a Wholly-Owned Subsidiary of Parent, that is organized in a Specified Jurisdiction and (B) if such owner is not then an Obligor, such owner shall execute and deliver to the Administrative Agent (1) a guaranty of the Obligations in form and substance reasonably satisfactory to the Administrative Agent, (2) an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with such event as the Administrative Agent or any Lender may reasonably request, (3) the Collateral Documents (or such similar Collateral Documents as are necessary in the reasonable discretion of the Administrative Agent for such Person to comply with Section 8.08(d)) and (4) such other documentation as the Administrative Agent may reasonably request.
Section 9.03Material Change in Business. Parent and its Restricted Subsidiaries (taken as a whole) shall not engage in any material business substantially different from those businesses of Parent and its Subsidiaries described in the Form 10-K of Parent for the Fiscal Year ended December 31, 2021, and any business reasonably related, ancillary or complementary thereto.
Section 9.04Liens. Parent shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)Liens created pursuant to any Loan Document; provided that the Indebtedness in respect of Standalone Performance LCs secured by such Liens shall not at any time exceed $100,000,000;
(b)[reserved];
(c)Permitted Liens;
(d)any Lien on any property or asset of Parent or any Restricted Subsidiary existing on the Fourth Amendment Effective Date and set forth in Schedule 9.04, provided that (i) such Lien shall not apply to any other property or asset of Parent or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Fourth Amendment Effective Date and Permitted Refinancing Indebtedness in respect thereof;
(e)precautionary Liens on Receivables and Receivables Related Security arising in connection with Permitted Factoring Transactions;
(f)Liens on cash and Cash Equivalents (and deposit accounts in which such cash and Cash Equivalents are held), granted in the ordinary course of business, to secure obligations (contingent or otherwise) in respect of letters of credit or letter of credit facilities, bank guarantees or bank guarantee facilities, bid bonds, surety bonds, performance bonds, customs bonds, advance payment bonds and similar instruments and facilities, provided that after giving pro forma effect to the application of such Lien, Parent would be in compliance with the covenants set forth in Section 9.09;

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(g)Liens in accordance with, and securing Indebtedness permitted by, Section 9.01(p);
(h)Liens on assets so long as the aggregate principal amount of the Indebtedness and other obligations secured by such Liens does not at any time exceed $30,000,000;
(i)Liens in accordance with, and securing Indebtedness permitted by, Section 9.01(t); and
(j)Liens in connection with Supply Chain Transactions.
Section 9.05Asset Dispositions. Parent shall not, and shall not permit any Restricted Subsidiary to, Dispose of any assets to any Person, except that:
(a)any Obligor may Dispose of assets to any Obligor that is a Wholly-Owned Subsidiary;
(b)any Restricted Subsidiary that is not an Obligor may Dispose of assets to any Obligor or any Restricted Subsidiary;
(c)any Obligor may Dispose of assets to any other Obligor that is not a Wholly-Owned Subsidiary and any Restricted Subsidiary; provided that the aggregate value of all assets Disposed of in reliance on this Section 9.05(c) (net of the value of any such assets subsequently transferred to any Obligor by an Obligor that is not a Wholly-Owned Subsidiary) since the Fourth Amendment Effective Date shall not exceed (i) $25,000,000 plus (ii) up to an additional $25,000,000 so long as, at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing;
(d)any Specified Disposition shall be permitted; provided, that the aggregate fair market value of all property Disposed of pursuant to this Section 9.05(d) since the Fourth Amendment Effective Date does not exceed $15,000,000;
(e)Parent and its Restricted Subsidiaries may Dispose of inventory or obsolete or worn-out property in the ordinary course of business;
(f)Parent and its Restricted Subsidiaries may make Investments permitted by Section 9.06 and Restricted Payments permitted by Section 9.08, in each case to the extent constituting Dispositions;
(g)any Disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction shall be permitted and any Permitted Customer Notes Disposition shall be permitted, so long as at the time of such Disposition in connection with any Permitted Factoring Transaction, no Default or Event of Default then exists or would arise as a result of the applicable transaction;
(h)any Disposition of assets resulting from a casualty event or condemnation proceeding, expropriation or other involuntary taking by a Governmental Authority shall be permitted;
(i)Parent and its Restricted Subsidiaries may grant in the ordinary course of business any license of Intellectual Property that does not interfere in any material respect with the business of Parent or any of its Restricted Subsidiaries;

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(j)Parent and its Restricted Subsidiaries may Dispose of assets so long as at the time thereof and immediately after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) at least 75% of the consideration received in respect of such Disposition shall be cash or Cash Equivalents, (iii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the assets subject to such Disposition (as reasonably determined by a Responsible Officer of Parent, and if requested by the Administrative Agent (acting reasonably), Parent shall deliver a certificate of a Responsible Officer of Parent certifying as to the foregoing), and (iv) after giving pro forma effect to such Disposition, Parent and its Restricted Subsidiaries would be in compliance with the covenants set forth in Section 9.09;
(k)Dispositions of surplus property in the ordinary course of business shall be permitted so long as the aggregate fair market value of all such surplus property Disposed of pursuant to this Section 9.05(k) does not exceed $25,000,000 during any Fiscal Year;
(l)Dispositions of equipment in the ordinary course of business, the proceeds of which are reinvested in the acquisition of other equipment of comparable value and useful in the business of Parent and its Restricted Subsidiaries within 180 days of such Disposition, shall be permitted;
(m)leases of real or personal property in the ordinary course of business shall be permitted;
(n)Permitted Intercompany Treasury Management Transactions shall be permitted;
(o)Dispositions constituting Permitted Intercompany Specified Transactions shall be permitted, so long as at the time of such Disposition, no Default or Event of Default then exists or would arise as a result of the applicable transaction;
(p)Parent and its Restricted Subsidiaries may Dispose of any personal or real property with a fair market value not in excess of $10,000,000 in any Fiscal Year
(q)other Dispositions shall be permitted so long as (i) the aggregate fair market value of all assets Disposed of in reliance on this Section 9.05(q) since the Fourth Amendment Effective Date shall not exceed $40,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing; and
(r)any Dispositions resulting from the termination or unwind of a Permitted Bond Hedge Transaction.
Section 9.06Investments. Parent shall not, and shall not permit any Restricted Subsidiary to, make any Investments in any Person, except:
(a)Cash Equivalents;
(b)Permitted Acquisitions;
(c)(i) Investments in Subsidiaries in existence on the Fourth Amendment Effective Date and (ii) other Investments in existence on the Fourth Amendment Effective Date and described on Schedule 9.06 and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended as determined as of such date of renewal or extension;

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(d)Investments by any Obligor in any other Obligor that is a Wholly-Owned Subsidiary;
(e)Investments by any Restricted Subsidiary that is not an Obligor in any Obligor or any Restricted Subsidiary;
(f)(i) Investments in Unrestricted Subsidiaries, and (ii) Investments by any Obligor in any Obligor that is not a Wholly-Owned Subsidiary and any Restricted Subsidiary; provided that the aggregate outstanding amount of such Investments made pursuant to this Section 9.06(f) shall not exceed $25,000,000 at any time outstanding;
(g)accounts receivable arising in the ordinary course of business, and Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers to the extent reasonably necessary in order to prevent or limit loss;
(h)Investments by any Obligor or Restricted Subsidiary in overnight time deposits in Argentina; provided that the aggregate outstanding amount of such Investments shall not exceed $50,000,000 at any time outstanding;
(i)subject to the limitations set forth in clauses (d), (e) and (f) of this Section, Guarantees permitted by Section 9.01;
(j)Investments received in consideration for a Disposition permitted by Section 9.05;
(k)loans or advances to directors, officers and employees of any Restricted Subsidiary for expenses or other payments incident to such Person’s employment or association with any Restricted Subsidiary; provided that the aggregate outstanding amount of such advances and loans shall not exceed $2,500,000 at any time outstanding;
(l)Investments evidencing the right to receive a deferred purchase price or other consideration for the Disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction, so long as at the time of such Investment, no Default or Event of Default then exists or would arise as a result of the applicable transaction;
(m)Investments consisting of Swap Agreements permitted under Section 9.07;
(n)additional Investments (i) in an unlimited amount so long as, at the time thereof and immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing, (B) the Consolidated Net Leverage Ratio (calculated on a pro forma basis as of the last day of the most recently ended period for which financial statements are available as if such Investment had been made on the first day of such period) shall not exceed 2.00 to 1.00 and (C) the Aggregate Liquidity is at least $400,000,000; and (ii) otherwise, so long as at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the aggregate outstanding amount of such Investments made pursuant to this Section 9.06(n)(ii) shall not exceed $200,000,000 at any time outstanding;
(o)Investments constituting Permitted Intercompany Treasury Management Transactions;
(p)Investments constituting Permitted Intercompany Specified Transactions, so long as at the time of such Investment, no Default or Event of Default then exists or would arise as a result of the applicable transaction;

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(q)Investments constituting Specified Investments; provided, that the aggregate amount of all Investments made pursuant to this Section 9.06(q) after the Fourth Amendment Effective Date shall not exceed $55,000,000 at any time outstanding;
(r)Investments in business units, Capital Stock and other assets Disposed of in accordance with Section 9.05(q); provided, that the aggregate amount of all Investments made pursuant to this Section 9.06(r) after the Fourth Amendment Effective Date shall not exceed $35,000,000;
(s)Investments constituting Permitted ESG Investments; provided, that the aggregate amount of all Investments made pursuant to this Section 9.06(s) shall not exceed $50,000,000 at any time outstanding; and
(t)Investments (other than Hostile Acquisitions) by Parent or any Restricted Subsidiary made with Capital Stock (other than Disqualified Capital Stock) of, or from issuances of Capital Stock (other than Disqualified Capital Stock) by, Parent; provided that (a) at the time of and immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) Parent and its Restricted Subsidiaries are in compliance with Section 9.03, (b) all actions required to be taken under Section 8.08 with respect to any Subsidiary acquired or newly formed under this Section 9.06(t) (if any) shall have been taken or will be taken within the time periods set forth therein and (c) if any such acquisition involves a merger, consolidation or amalgamation of Parent or a Restricted Subsidiary with any other Person, such acquisition is permitted under Section 9.02.
For purposes of determining the amount of any Investment, such amount shall be deemed to be the amount of the Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) to the extent such Investment remains outstanding at the time of such determination.
Section 9.07Swap Agreements. Parent shall not, and shall not permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Parent or any Restricted Subsidiary has actual exposure (other than those in respect of Capital Stock of Parent or any of its Restricted Subsidiaries), including to hedge or mitigate foreign currency and commodity price risks to which Parent or any Restricted Subsidiary has actual exposure, (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Parent or any Restricted Subsidiary, (c) Swap Agreements related to Permitted ESG Investments, (d) Swap Agreements related to Supply Chain Transactions, (e) any Permitted Bond Hedge Transaction, (f) any Permitted Warrant Transaction and (g) any Specified Swap Transaction.
Section 9.08Restricted Payments. Parent shall not, and shall not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)Parent may declare and pay dividends on its Capital Stock payable solely in additional Capital Stock (other than Disqualified Capital Stock);
(b)Parent and its Restricted Subsidiaries may make Restricted Payments in exchange for, or out of the proceeds received from, any substantially concurrent issuance (other than to a Subsidiary) of additional Capital Stock of Parent (other than Disqualified Capital Stock);

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(c)(i) Restricted Subsidiaries that are Wholly-Owned Subsidiaries and Obligors may declare and pay dividends or make other distributions on account of their Capital Stock so long as, if an Obligor is making such payment or distribution, the ultimate recipient of such payment or distribution (directly or indirectly, with receipt occurring substantially contemporaneously with the making of such payment or distribution) is an Obligor, and (ii) Restricted Subsidiaries that are not Obligors or Wholly-Owned Subsidiaries satisfying the requirements of clause (i) immediately above may pay dividends or make other distributions on account of, and make payments on account of the purchase, redemption, acquisition, cancellation or termination of, their Capital Stock ratably (or more favorably to a Restricted Subsidiary), so long as no Default or Event of Default then exists or would arise as a result of the applicable transaction;
(d)Parent and its Restricted Subsidiaries may make any prepayments under this Agreement in accordance with the terms hereof;
(e)so long as no Default or Event of Default has occurred and is continuing at the time thereof or immediately after giving effect thereto, Parent and its Restricted Subsidiaries may (a) Redeem any Senior Secured Notes, Senior Notes, Permitted Convertible Indebtedness or other senior notes and make additional Restricted Payments in the amount of accrued and unpaid interest, premiums and reasonable expenses in respect of any such Redemptions, in each case, (i) with the proceeds of (A) Permitted Refinancing Indebtedness or (B) Indebtedness incurred under Section 9.01(e), (h), (i), (j), (p) or (t), (ii) with the net proceeds of any substantially concurrent issuance (other than to a Subsidiary) of additional Capital Stock of Parent (other than Disqualified Capital Stock) so long as such net proceeds are further contributed to the Obligor consummating such redemption and (iii) in the principal amount of such senior notes that have been converted into or exchanged for Capital Stock of Parent (other than Disqualified Capital Stock) and (b) make additional Restricted Payments in the amount of accrued and unpaid interest, premiums and reasonable expenses in respect of any such Redemptions, so long as in the case of this clause (b), (i) no Loan proceeds are used for such Restricted Payments and (ii) at the time thereof and immediately after giving effect thereto, the Aggregate Liquidity is at least $350,000,000;
(f)Parent and its Restricted Subsidiaries may redeem, repurchase or otherwise acquire or retire for value Capital Stock of Parent or any Restricted Subsidiary held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (i) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (ii) pursuant to any equity subscription agreement, stock option agreement, restricted stock agreement, restricted stock unit agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed $10,000,000 during any calendar year;
(g)Parent and each Restricted Subsidiary may consummate (i) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities to the extent such Capital Stock represents a portion of the exercise or exchange price thereof; provided that any such repurchases, redemptions, acquisitions or retirements that are from any Person other than Parent and its Subsidiaries shall be cashless, and (ii) any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made or deemed to be made in lieu of withholding Taxes in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights;

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(h)Parent and each Restricted Subsidiary may make payments of cash in lieu of issuing fractional Capital Stock;
(i)Each Restricted Subsidiary that is not a Wholly-Owned Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Sections 9.02 or 9.05;
(j)Restricted Payments constituting Permitted Intercompany Specified Transactions, so long as at the time of such Restricted Payment no Default or Event of Default then exists or would arise as a result of the applicable transaction;
(k)Restricted Payments constituting Permitted Intercompany Treasury Management Transactions;
(l)Parent and its Restricted Subsidiaries may make any voluntary Redemption of any Indebtedness prior to the stated maturity thereof, it being understood that no equity or dividend payments or other distributions in respect of Capital Stock may be made pursuant to this Section 9.08(l), and provided that, at the time thereof and immediately after giving effect thereto, (i) the Consolidated Net Leverage Ratio (calculated both (x) as of the last day of the most recently ended period for which financial statements are available and (y) as of the last day of the most recently ended period for which financial statements are available as if such Restricted Payment had been made on the last day of such period) shall not exceed 2.50 to 1.00, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the Aggregate Liquidity is at least $300,000,000;
(m)Parent and its Restricted Subsidiaries may repay or prepay intercompany loans or advances (i) owing to any Obligor, (ii) owing by any Restricted Subsidiary that is not an Obligor to any Restricted Subsidiary (and Restricted Subsidiaries that are not Obligors may otherwise make Restricted Payments to other Restricted Subsidiaries that are not Obligors), and (iii) in any other circumstances, provided that, in the case of this clause (iii), (x) no Default or Event of Default then exists or would arise as a result of the applicable transaction, and (y) to the extent such intercompany loans or advances are subject to the Intercompany Subordination Agreement, such repayment or prepayment shall not violate the terms thereof;
(n)so long as no Default or Event of Default has occurred and is continuing at the time thereof or immediately after giving effect thereto, Parent and its Restricted Subsidiaries may Redeem Senior Secured Notes with the net cash proceeds of any sale of Notes Priority Collateral;
(o)Parent and/or its Restricted Subsidiaries may make other Restricted Payments on or on account of its Capital Stock so long as, at the time thereof and immediately after giving effect thereto, (i) the Consolidated Net Leverage Ratio (calculated on a pro forma basis as of the last day of the most recently ended period for which financial statements are available as if such Restricted Payment had been made on the first day of such period) shall not exceed 2.00 to 1.00, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the Aggregate Liquidity is at least $400,000,000;
(p)Parent and its Restricted Subsidiaries may make the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(q)the Parent and/or any Restricted Subsidiary may make (i) any payments of cash interest on any Permitted Convertible Indebtedness, (ii) any payments of cash due upon

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required repurchase of any Permitted Convertible Indebtedness, (iii) any payments of cash due upon conversion or exchange of any Permitted Convertible Indebtedness up to the aggregate principal amount of such Permitted Convertible Indebtedness, (iv) any payments of cash in lieu of fractional ordinary shares of the Parent due upon conversion or exchange of any Permitted Convertible Indebtedness and/or (v) any deliveries of ordinary shares of the Parent due upon conversion or exchange of any Permitted Convertible Indebtedness, in each case, pursuant to the terms of any Permitted Convertible Indebtedness or any Guarantee thereof;
(r)the Parent and/or any Restricted Subsidiary may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and
(s)the Parent may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).
Section 9.09Financial Covenants.
(a)Minimum Liquidity. Parent shall not, at any time, permit Aggregate Liquidity to be less than $250,000,000.
(b)Minimum Interest Coverage. Parent shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than (i) for the Testing Period ending September 30, 2022, 2.00 to 1.00 and (ii) for any Testing Period ending thereafter, 2.50 to 1.00.
(c)Maximum Leverage. Commencing with the Fiscal Quarter ending September 30, 2022, Parent shall not permit the Consolidated Net Leverage Ratio as of the last day of any Fiscal Quarter to exceed (i) for any Testing Period ending prior to June 30, 2023, 4.00 to 1.00 and (ii) for any Testing Period ending on or after June 30, 2023, 3.50 to 1.00.
(d)Maximum Secured Leverage. Commencing with the Fiscal Quarter ending December 31, 2023, Parent shall not permit the Consolidated Secured Net Leverage Ratio as of the last day of any Fiscal Quarter to exceed 1.50 to 1.00.
Section 9.10Limitation on Transactions with Affiliates. Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction or series of related transactions (including any purchase, sale, lease or other exchange of property or the rendering of any service) with any Affiliate that is not either (a) Parent or one of Parent’s Restricted Subsidiaries or (b) Weatherford\Al-Rushaid Limited or Weatherford Saudi Arabia Limited, other than on fair and reasonable terms (taking all related transactions into account and considering the terms of such related transactions in their entirety) substantially as favorable to Parent or such Restricted Subsidiary, as the case may be, as would be available in a comparable arm’s-length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) Investments in Unrestricted Subsidiaries permitted by Section 9.06; (ii) the payment of reasonable and customary regular fees to directors of an Obligor or a Restricted Subsidiary of such Obligor who are not employees of such Obligor; (iii) loans and advances permitted hereby to officers and employees of an Obligor and its respective Restricted Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of an Obligor and its Restricted Subsidiaries; (iv) any other transaction with any employee, officer or director of an Obligor or any of its Restricted Subsidiaries pursuant to employee benefit, compensation or indemnification arrangements entered into in the ordinary course of business and approved by, as applicable, the

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Board of Directors of such Obligor or the Board of Directors of such Restricted Subsidiary permitted by this Agreement and (v) non-exclusive licenses of Intellectual Property.
Section 9.11Restrictive Agreements. Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur, create or permit to exist any Restrictive Agreement, except for:
(a)limitations or restrictions contained in any Loan Document, the Senior Secured Notes Indenture or the Senior Notes Indenture;
(b)limitations or restrictions existing under or by reason of any Requirement of Law;
(c)customary restrictions with respect to any Restricted Subsidiary or any of its assets contained in any agreement for the Disposition of a material portion of the Capital Stock of, or any of the assets of, such Restricted Subsidiary pending such Disposition; provided that such restrictions apply only to the Restricted Subsidiary that is, or assets that are, the subject of such Disposition and such Disposition is permitted hereunder;
(d)limitations or restrictions contained in contracts and agreements outstanding on the Fourth Amendment Effective Date and renewals, extensions, refinancings or replacements thereof identified on Schedule 9.11; provided that the foregoing restrictions set forth in this Section 9.11 shall apply to any amendment or modification to, or any renewal, extension, refinancing or replacement of, any such contract or agreement that would have the effect of expanding the scope of any such limitation or restriction;
(e)limitations or restrictions contained in any agreement or instrument to which any Person is a party at the time such Person is merged or consolidated with or into, or the Capital Stock of such Person is otherwise acquired by, Parent or any Restricted Subsidiary; provided that such restriction or limitation (i) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and (ii) is not incurred in connection with, or in contemplation of, such merger, consolidation or acquisition;
(f)(i) the definition of “Restrictive Agreements” shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or Liens permitted under Section 9.04 if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (ii) customary restrictions or limitations in leases or other contracts restricting the assignment thereof or the assignment of the property that is the subject of such lease;
(g)limitations or restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the disposition or distribution of assets or property of such joint venture, partnership or other joint ownership entity, so long as such encumbrances or restrictions are not applicable to the property or assets of any other Person;
(h)customary restrictions and conditions contained in Permitted Factoring Transaction Documents; and
(i)limitations or restrictions contained in the definitive documentation for any Indebtedness permitted under Section 9.01; provided that such limitations and restrictions, taken as a whole, are not materially more restrictive than those set forth in this Agreement.

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Section 9.12Use of Proceeds.
(a)Parent and the Borrowers shall not, and Parent shall not permit any of its other Subsidiaries to, arrange for any Extension of Credit for any purpose other than general corporate purposes of Parent and its Restricted Subsidiaries (to the extent otherwise permitted hereunder).
(b)Parent shall not, nor shall it permit any of its Subsidiaries to, use any Letter of Credit or the proceeds of any of the Loans or Letter of Credit under this Agreement directly or indirectly for the purpose of buying or carrying any “margin stock” within the meaning of Regulation U (herein called “margin stock”) or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry a margin stock (except that Parent and any of its Restricted Subsidiaries may purchase the common stock of Parent, subject to compliance with applicable law and provided that Parent will not at any time permit the value of the assets of the Parent and its Subsidiaries on a consolidated basis that comprise “margin stock” as defined in Regulation U to exceed an amount equal to 25% of all of the assets of Parent and its Subsidiaries on a consolidated basis), or for any other purpose which would constitute this transaction a “purpose” credit within the meaning of Regulation U. Parent shall not, nor shall it permit any of its Subsidiaries to, take any action which would cause this Agreement or any other Loan Document to violate Regulation T, U or X.
(c)No Borrower will request any Extension of Credit, and Parent shall not use or otherwise make available, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use or otherwise make available, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 9.13Changes to Fiscal Year. Parent will not change its Fiscal Year from the basis in effect on the Effective Date.
Section 9.14Amendments to Documents Governing Certain Indebtedness. Parent shall not, and shall not permit any Restricted Subsidiary to, amend or otherwise modify any of the documentation governing (a) (i) the Senior Secured Notes or any Permitted Refinancing Indebtedness in respect thereof, (ii) any Senior Notes or Permitted Refinancing Indebtedness in respect thereof or (iii) any Permitted Refinancing Indebtedness in respect thereof, in each case to the extent that any such amendment or other modification, taken as a whole, would be materially adverse to the Lenders, (b) except as permitted by Section 9.01(i)(iii), any unsecured Indebtedness incurred pursuant to Section 9.01(i) to reduce the stated maturity of any such Indebtedness to be sooner than 91 days after the Maturity Date or (c) any Subordinated Indebtedness incurred pursuant to Section 9.01(j) to amend or otherwise modify the subordination terms of such Indebtedness in a manner adverse to the Lenders.
Section 9.15Limitation on Equity Issuances. Parent will not issue or sell any of its Capital Stock, except for (a) the issuance or sale of Qualified Capital Stock, (b) the issuance of any Permitted Convertible Indebtedness and (c) the sale of any Permitted Warrant Transaction.

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Article X
EVENTS OF DEFAULT AND REMEDIES
Section 10.01Events of Default and Remedies. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)(i) A Borrower shall default in any payment of principal of any Loan or the reimbursement obligation in respect of any LC Disbursement shall not be paid when such payment is due (whether at the due date thereof or at a date fixed for prepayment thereof or otherwise) or Letters of Credit shall not have been cash collateralized in accordance with Section 3.01(k) or Section 3.01(q) (subject to the proviso set forth therein), or (ii) any interest on any Obligation, any fee or any other amount (other than an amount referred to in clause (i) of this Section 10.01(a)) payable hereunder or any other Loan Document shall not be paid within five (5) Business Days following the date on which the payment of such interest, fee or other amount is due; or
(b)any representation or warranty made or, for purposes of Article VI, deemed made by or on behalf of Parent or any Subsidiary herein or in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been untrue in any material respect (or, to the extent qualified by materiality or reference to Material Adverse Effect, in all respects) as of the date of issuance or making or deemed making thereof; or
(c)any Obligor shall fail to (i) perform or observe any covenant, condition or agreement contained in Section 8.02, Section 8.05 (with respect to the existence of any Obligor) or Article IX, or (ii) fail to give any notice required by Section 8.01(d)(ii); or
(d)(i) any Obligor shall fail to give any notice required by Section 8.01 (other than Section 8.01(d)(ii)) and, in any event, such failure shall remain unremedied for five (5) days after the earlier to occur of (A) receipt by a Principal Financial Officer of any Obligor Party of notice of such failure (given by the Administrative Agent or any Lender) and (B) a Principal Financial Officer of any Obligor Party otherwise becoming aware of such failure, or (ii) any Obligor shall fail to perform or observe any covenant or any other agreement contained in Section 8.03, Section 8.04, Section 8.05 (other than with respect to the existence of any Obligor), Section 8.07, Section 8.08 and Section 8.14, and, in any event, such failure shall remain unremedied for fifteen (15) days after the earlier to occur of (I) receipt by a Principal Financial Officer of any Obligor Party of notice of such failure (given by the Administrative Agent or any Lender) and (II) a Principal Financial Officer of any Obligor Party otherwise becoming aware of such failure; or
(e)Parent or any Obligor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 10.01(a), 10.01(c) or 10.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier to occur of (i) receipt by a Principal Financial Officer of any Obligor of notice of such failure (given by the Administrative Agent or any Lender) and (ii) a Principal Financial Officer of any Obligor otherwise becoming aware of such failure; or
(f)(i)(A) any Obligor or its Restricted Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto or (B) there is an event of default with respect to any Material Indebtedness and such default results in a right by the holder of such Material Indebtedness, irrespective of whether exercised, to accelerate the maturity of such Obligor’s or

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its Restricted Subsidiary’s obligations thereunder, or (ii) an event of default under (A) the Senior Secured Notes Indenture or (B) the Senior Notes Indenture; or
(g)[reserved];
(h)[reserved];
(i)an Insolvency Proceeding is commenced by an Obligor or any of its Material Subsidiaries; or
(j)an Insolvency Proceeding is commenced against an Obligor or any of its Material Subsidiaries and any of the following events occur: (a) such Obligor or such Material Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Obligor or a Material Subsidiary, or (e) an order for relief shall have been issued or entered therein; or
(k)a judgment or order for monetary damages shall be entered against any Obligor or any Restricted Subsidiary, which with other outstanding judgments and orders for monetary damages entered against such Obligors and such Restricted Subsidiaries equals or exceeds $65,000,000 in the aggregate (to the extent not covered (other than to the extent of customary deductibles) by insurance as to which the respective insurer has not denied coverage), and (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, satisfied, vacated, or bonded pending appeal, or a stay of enforcement thereof is not in effect, or (ii) any enforcement proceeding shall have been commenced (and not stayed) upon any such judgment; provided that if such judgment or order provides for any Obligor or any Restricted Subsidiary to make periodic payments over time, no Event of Default shall arise under this clause (k) if such Obligor or such Restricted Subsidiary makes each such periodic payment when due in accordance with the terms of such judgment or order (or within 30 days after the due date of each such periodic payment, but only so long as no Lien attaches to any assets of an Obligor or Restricted Subsidiary during the period over which such payments are made and no enforcement proceeding is commenced by any creditor for payment of such judgment or order); or
(l)at any time prior to Payment in Full, any Loan Document (other than one or more Collateral Documents intended to grant or perfect a Lien in Collateral with a net book value that does not exceed $5,000,000 in the aggregate under all such Collateral Documents) shall (other than to the extent permitted by the terms hereof or thereof or with the consent of the Administrative Agent and the Lenders), at any time after its execution and delivery and for any reason, cease to be in full force and/or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny that it has any or further liability or obligation thereunder; or
(m)any Collateral Document shall (other than to the extent permitted by the terms hereof or thereof or with the consent of the Administrative Agent and each of the Lenders), at any time after its execution and delivery and for any reason, fail to create a valid and perfected (or analogous concept to the extent perfection does not apply in the relevant jurisdiction) security interest with the priority set forth in the Intercreditor Agreement, or other Lien in any material portion of the Collateral purported to be covered thereby, except to the extent permitted under this Agreement or with the consent of the Administrative Agent and each Lender, provided that it

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shall not be an Event of Default if the aggregate net book value of the Collateral with respect to which the Collateral Documents fail to create a valid and perfected security interest or other Lien does not exceed $5,000,000;
(n)an ERISA Event has occurred that would reasonably be expected (individually or collectively) to result in payment by the Obligors during the term of this Agreement in excess of $30,000,000; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on Parent, any of its Subsidiaries, any Borrower or any ERISA Affiliate which (individually or collectively) would reasonably be expected to result in payment by the Obligors during the term of this Agreement in excess of $30,000,000; or Parent, any of its Subsidiaries, any Borrower or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, or a notice of intent to terminate any Plan in a distress termination shall have been or is reasonably expected to be filed with the PBGC, or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan, or the PBGC shall have notified Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, and there would result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of Parent, any of its Subsidiaries and/or any Borrower or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect, or (ii) Parent, any of its Subsidiaries and/or any Borrower or any ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto which would reasonably be expected to result in payment by the Obligors during the term of this Agreement in excess of $30,000,000;
(o)the provisions of the Intercreditor Agreement shall for any reason (other than termination in accordance with its terms) be revoked or invalidated, or otherwise cease to be in full force and effect and binding under the laws of any applicable Specified Jurisdiction, or Parent or any Subsidiary of Parent shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder;
(p)the obligation of any Guarantor under any Guaranty Agreement is limited in any material respect or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or the respective Guaranty Agreement) or if any Guarantor repudiates or revokes or purposes to repudiate or revoke such guaranty;
(q)a Change of Control shall occur, whether directly or indirectly;
then, and in every such event (other than an event with respect to any Obligor described in Section 10.01(i) or Section 10.01(j)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:
(i)terminate the Commitments and the Fronting Commitments, and thereupon the Commitments and the Fronting Commitments shall terminate immediately, and terminate all obligations of the Lenders to make Loans and each Issuing Bank to issue, amend or extend any Letter of Credit;
(ii)declare the Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable

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immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;
(iii)require the Borrowers deposit in the LC Collateral Account an additional amount in immediately available funds in cash equal to (a) 103% of the Total LC Exposure in respect of Letters of Credit denominated in Dollars plus (b) 105% of the Dollar Equivalent Total LC Exposure in respect of Letters of Credit denominated in Alternative Currencies in accordance with Section 3.01(k).
And in case of any event with respect to any Obligor described in Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and all Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may, subject to the Intercreditor Agreement, exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrowers and Parent on behalf of themselves and their respective Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Obligor of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Obligor, which right or equity is hereby waived and released by the Borrowers and Parent on behalf of themselves and their Subsidiaries. The Borrowers and Parent further agree on behalf of themselves and their Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrowers, another Obligor or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Obligors under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by

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any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Obligor. To the extent permitted by applicable law, the Borrowers and Parent, on behalf of themselves and their Subsidiaries, waive all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
Section 10.02Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender and each Issuing Bank are hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by each Obligor), to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by any Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including all certificates of deposit, at any time held and other obligations at any time owing by such Lender or such Issuing Bank or any of their respective branches or Affiliates, as applicable, to or for the credit or the account of any Obligor against any and all of the Obligations irrespective of whether or not such Lender or such Issuing Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document. Should the right of any Lender or Issuing Bank to realize funds in any manner set forth above be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the applicable Obligor, as the case may be, pro rata in accordance with their Commitments; provided that if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application and/or cash collateralization pursuant to Section 5.01(f) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of each Credit Party and each Obligor as herein provided, and (y) such Defaulting Lender shall promptly provide to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each Issuing Bank agree to promptly notify the applicable Obligor and the Administrative Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Lenders and the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent, the Lenders or the Issuing Banks may have. This Section is subject to the terms and provisions of Section 5.01(c).
Section 10.03Other Remedies. No remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.
Section 10.04Application of Moneys During Continuation of Event of Default.
(a)So long as an Event of Default of which the Administrative Agent shall have given notice to the Lenders shall continue, all moneys received by the Administrative Agent and the LC Australian Collateral Agent (as applicable) from any Obligor under the Loan Documents shall, except as otherwise required by law and subject to Sections 3.01(k), 3.01(q) and 4.11, be distributed by the Administrative Agent and the LC Australian Collateral Agent (as applicable) on the dates selected by the Administrative Agent and the LC Australian Collateral Agent (as applicable) as follows:

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first, to payment of the unreimbursed expenses of the Administrative Agent and the LC Australian Collateral Agent (as applicable) to be reimbursed under the Loan Documents, or pursuant to Section 12.03 and to any unpaid fees owing under the Loan Documents by the Obligors to the Administrative Agent and the LC Australian Collateral Agent (as applicable) including under Section 12.04;
second, to the payment of the unreimbursed expenses for which any Lender is to be reimbursed pursuant to Section 12.03;
third, to the ratable payment of all accrued and unpaid interest and fees on the Total Credit Exposure;
fourth, ratably, to the payment of the portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, to secure the repayment and discharge of the outstanding amount of all Total LC Exposure in accordance with Section 3.01(k) and to the payment of the portion of the Secured Obligations constituting Banking Services Obligations, Swap Obligations and obligations in respect of Standalone Performance LCs, until all such principal, LC Exposure, Banking Services Obligations, Swap Obligations and obligations in respect of Standalone Performance LCs shall have been paid in full;
fifth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and
finally, to payment to the Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
(b)The term “unpaid” as used in this Section 10.04 shall mean all relevant Secured Obligations outstanding as of any such distribution date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 10.02 of which the Administrative Agent shall have been notified.
Article XI
ADMINISTRATIVE AGENT
Section 11.01Authorization and Action.
(a)Each of the Lenders, on behalf of itself and any of its Affiliates that are holders of Secured Obligations, and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. In furtherance of the foregoing, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Affiliate’s behalf. Each of the Lenders hereby irrevocably authorizes and appoints the Administrative

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Agent and Wilmington Trust, National Association as their agents (comisionistas) in accordance with Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio). The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Obligor shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Obligor or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(c)In relation to Collateral which is subject to a Swiss Security Document, the Administrative Agent has caused the Foreign Collateral Agent to, subject to and in accordance with the provisions of the Intercreditor Agreement:
(i)hold and administer any non-accessory Collateral (nicht-akzessorische Sicherheit) governed by Swiss law as fiduciary (treuhänderisch) in its own name but for the benefit of the Secured Parties; and
(ii)hold and administer any accessory Collateral (akzessorische Sicherheit) governed by Swiss law as direct representative (direkter Stellvertreter) in the name and on behalf of the Secured Parties.
(d)Each Secured Party has appointed and hereby appoints the Foreign Collateral Agent as its direct representative (direkter Stellvertreter) authorizing the Foreign Collateral Agent (whether or not by or through employees or agents) to:
(i)exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Foreign Collateral Agent under the relevant Swiss Security Documents together with such powers and discretions as are reasonably incidental thereto;
(ii)take such action on its behalf as may from time to time be authorized under or in accordance with the relevant Swiss Security Documents; and
(iii)accept, enter into and execute as its direct representative (direkter Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Party in connection with the Loan Documents under Swiss law and to agree to and execute in its name and on its behalf as its direct representative (direkter Stellvertreter) any amendments, confirmations and/or alterations to any Swiss Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Collateral, all subject to the provisions of the Intercreditor Agreement.
Section 11.02Liability of Agents. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has

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occurred and is continuing, and (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Obligors or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01) or in the absence of its own gross negligence, willful misconduct or unlawful acts, as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (w) the contents of any certificate, report or other document delivered under this Agreement or any other Loan Document or in connection with this Agreement or any other Loan Document, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (y) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (z) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than those conditions requiring delivery of items expressly required to be delivered to the Administrative Agent.
Section 11.03Reliance by Agents. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed in good faith by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it, in each case in good faith in accordance with the advice of any such counsel, accountants or experts.
Section 11.04Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or, as the Administrative Agent deems appropriate in its sole discretion, through any one or more sub-agents identified by the Lenders and appointed by the Administrative Agent pursuant to documentation in form and substance acceptable to the Administrative Agent. The Lenders will exercise reasonable care in identifying any such sub-agent, and the Lenders and the Administrative Agent shall not be responsible or liable for any act or omission of any such sub-agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall provide a copy of any notice of Default or Event of Default provided to the Borrowers under Section 10.02 to each sub-agent.
Section 11.05Successor Agents.

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(a)Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph and the second succeeding paragraph, the Administrative Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Borrowers. Upon any resignation of the Administrative Agent, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.
(b)In addition, in the event that (i) the Person serving as the Administrative Agent is a Defaulting Lender, (ii) such Person has been replaced in its capacity as a Lender pursuant to Section 5.03(b), and (iii) if such Person is an Issuing Bank, (A) the Fronting Commitment of such Person, as an Issuing Bank, has been terminated pursuant to Section 3.01(j) and (B) no Letters of Credit issued by such Person, as an Issuing Bank, are outstanding at such time (unless arrangements satisfactory to such Person for the cash collateralization thereof have been made), then the Required Lenders or the Borrowers may, by written notice to the Administrative Agent, remove such Person from its capacity as Administrative Agent under the Loan Documents; provided that a successor Administrative Agent selected by the Required Lenders, in consultation with the Borrowers, shall be appointed concurrently with such removal.
(c)Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Sections 12.03 and 12.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 11.06Credit Decision. Each Lender acknowledges and agrees that the extension of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and issue Commitments hereunder. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Section 11.07[Reserved].

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Section 11.08No Joint Venture. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of any Obligations after the date such Obligation has become due and payable pursuant to the terms of this Agreement.
Section 11.09Secured Party. In its capacity, the Administrative Agent, and, as applicable, any sub-agent thereof is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent and, as applicable, any sub-agent thereof to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent and, as applicable, any sub-agent thereof) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent and, as applicable, any such sub-agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent and, as applicable, any such sub-agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent and, as applicable, any such sub-agent on behalf of the Secured Parties; provided that, with respect to any Collateral Documents governed by the laws of the Netherlands, the Administrative Agent shall act in its own name and for the benefit of the Secured Parties, but not as representative of the Secured Parties; provided further that, with respect to any Collateral Documents governed by the laws of Australia, the Administrative Agent need not act in its own name or for the benefit of the Secured Parties nor as representative of the Secured Parties but may rather act through a sub-agent appointed by the Administrative Agent in accordance with Section 11.04; provided further that, with respect to any jurisdiction in which the Administrative Agent is not able under applicable law or regulations to perform any of its duties as Administrative Agent or exercise its rights or powers as Administrative Agent under any Loan Document, the Administrative Agent shall not be required to act in its own name or for the benefit of the Secured Parties nor as Administrative Agent or representative of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion and, if so authorized by the Administrative Agent in its sole discretion, as applicable, any sub-agent appointed by the Administrative Agent in accordance with Section 11.04, to release any Lien granted to or held by the Administrative Agent or, as applicable, any such sub-agent upon any Collateral (i) as described in Section 12.01(c) and Section 12.23; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority or, as applicable, the authority of any sub-agent appointed by the Administrative Agent in accordance with Section 11.04 to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and promptly upon receipt of a written request by any Obligor Party to the Administrative Agent, the Administrative Agent and, if so authorized by the Administrative Agent in its sole discretion, as applicable, any sub-agent appointed by the Administrative Agent in accordance with Section 11.04 shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent or, as applicable, any such sub-agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent and, as applicable, any such sub-agent shall not be required to

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execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent or, as applicable, any such sub-agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of Parent or any Subsidiary in respect of) all interests retained by Parent or any Subsidiary, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent or, as applicable, any sub-agent thereof of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent and, as applicable, any such sub-agent.
Section 11.10Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding with respect to any Obligor under any federal, state or foreign bankruptcy, insolvency, receivership, administration, examinership, rescue process or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 4.08, 4.09, 4.10, 5.02, 12.03 and 12.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, administrator, examiner, process adviser, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Sections 12.03 and 12.04).
Section 11.11Foreign Collateral Matters. (a) For the purposes of any grant of security under the laws of the Province of Quebec which may in the future be required to be provided by any Obligor, the Administrative Agent is hereby irrevocably authorized and appointed by each of the Lenders to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Quebec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Any Person who becomes a Lender or successor Administrative Agent shall be deemed to have consented to and ratified the foregoing appointment of the Administrative Agent as the Hypothecary Representative on behalf of all Lenders, including such Person and any Affiliate of such Person designated above as a Lender. For greater certainty, the Administrative Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation of the Administrative Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as the Hypothecary Representative, as contemplated above.

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(a)The Administrative Agent is hereby authorized to execute and deliver any Collateral Document expressed to be governed by the laws of the Netherlands or by the laws of the Federal Republic of Germany and agree with the creation of Parallel Debt obligations as provided for in Section 13 of the Affiliate Guaranty. The Administrative Agent may resign at any time by notifying the Lenders and the Obligors, provided that the parties hereto acknowledge and agree that, for purposes of any Collateral Document expressed to be governed by the laws of the Netherlands or by the laws of the Federal Republic of Germany, any resignation by the Administrative Agent is not effective with respect to its rights and obligations under the Parallel Debts until such rights and obligations are assigned to the successor agent. The resigning Administrative Agent will reasonably cooperate in assigning its rights under the Parallel Debts to any such successor agent and will reasonably cooperate in transferring all rights under any Collateral Document expressed to be governed by the laws of the Netherlands to such successor agent.
(b)Scottish Appointment Matters.
(i)The Administrative Agent confirms and declares that it holds and shall hold in trust for the Secured Parties, on the terms contained in this Article XI: (A) the Collateral expressed to be subject to the Liens created in favor of the Administrative Agent as trustee for the Secured Parties by or pursuant to each Collateral Document which is governed by or subject to the laws of Scotland, and all proceeds of that Collateral; (B) all obligations expressed to be undertaken by any Obligor to pay amounts in respect of the Obligations to the Administrative Agent as trustee for the Secured Parties and secured by any Collateral Document which is governed by or subject to the laws of Scotland together with all representations and warranties expressed to be given by any Obligor or any other Person in favor of the Administrative Agent as trustee for the Secured Parties; and (C) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Administrative Agent is required by the terms of the Loan Documents to hold as trustee in trust for the Secured Parties.
(ii)Without prejudice to the other provisions of this Article XI, each of the Lenders, and by their acceptance of the benefits of the Loan Documents, the other holders of Secured Obligations, and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretion specifically given to the Administrative Agent as trustee for the Secured Parties under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions. For the avoidance of doubt, the Administrative Agent in its capacity as trustee for the Secured Parties shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis.
(c)The Administrative Agent declares that it shall hold all Liens on Collateral governed by English law on trust for each of the Lenders on the terms contained in the Loan Documents.
Section 11.12Credit Bid.
(a)The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion

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of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other applicable jurisdictions (including the Corporations Act 2001 (Cth) of Australia), or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
(b)Without limiting the authority granted to the Administrative Agent in this Article XI, each Lender (including each Person that becomes a Lender hereunder pursuant to Section 12.05) hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or the other Loan Documents, the terms of the Intercreditor Agreement shall govern and control.

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Section 11.13Certain ERISA Matters; Lender Representations. In addition to the foregoing, (a) each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor, that:
(i)none of the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

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(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Letters of Credit, the Commitments or this Agreement.
(b)The Administrative Agent and each Joint Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 11.14Intercreditor Agreement. The Administrative Agent is authorized to enter into the Intercreditor Agreement and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (b) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof and (c) hereby authorizes and instructs the Administrative Agent to enter into any new Intercreditor Agreement or any amendment, restatement, amendment and restatement, supplement, joinder or other modification to any existing Intercreditor Agreement, in each case, as deemed reasonably necessary by the Administrative Agent for purposes of establishing or maintaining the priority of the Liens required hereby and/or establishing or preserving the rights of the Secured Parties in respect of such Liens and the Collateral. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers and such

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Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.
Section 11.15Filings. The Administrative Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Agreement, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations. For the avoidance of doubt, nothing herein shall require the Administrative Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Borrowers.
Section 11.16Force Majeure. The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
Section 11.17No Risk of Funds. The Administrative Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Loan Document, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
Section 11.18No Discretion. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases the Administrative Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Required Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or any agreement to which the Lenders and the Administrative Agent is a party and acting in accordance with such documents (such Lenders being referred to herein as the “Relevant Lenders”), as the Administrative Agent deems appropriate. Upon receipt of such written instruction, advice or concurrence from the Relevant Lenders, the Administrative Agent shall take such discretionary actions in accordance with such written instruction, advice or concurrence. This provision is intended solely for the benefit of the Administrative Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
Section 11.19Special, Consequential and Indirect Damages. In no event shall the Administrative Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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Section 11.20No Environmental Liability. The Administrative Agent will not be liable to any Person for any Environmental Law or any actions, suits, proceedings or claims, including any contribution actions, under any federal, state or local law, rule or regulation by reason of the Administrative Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any presence, discharge or release or threatened discharge or release of any Hazardous Materials. In the event that the Administrative Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Administrative Agent’s sole discretion may cause the Administrative Agent to be considered an “owner or operator” under any Environmental Law or otherwise cause the Administrative Agent to incur, or be exposed to, any liability in connection with any Environmental Law or any liability under any other federal, state or local law, the Administrative Agent reserves the right, instead of taking such action, either to resign as Administrative Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver.
Section 11.21Erroneous Payments.
(a)Each Lender, each Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.21(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person

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who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in immediately available funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.05 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.21 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received directly or indirectly by the Administrative Agent from the Borrowers or any other Obligor (including proceeds of Collateral) for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 11.21 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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(g)Nothing in this Section 11.21 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Article XII
MISCELLANEOUS
Section 12.01Waiver; Amendments; Joinder; Release of Guarantors; Release of Collateral.
(a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan and/or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligor Parties and the Required Lenders or by the Obligor Parties and the Administrative Agent, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (irrespective of whether such Lender is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby (including Defaulting Lenders) (it being understood that only the Required Lenders shall be required to waive or amend the default rate of interest or to change any financial covenant or defined term therein), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (including Defaulting Lenders) (it being understood that only the Required Lenders shall be required to waive or amend the default rate of interest and this subsection shall not apply to prepayments), (iv) change Section 5.01(b) or 5.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (other than Defaulting Lenders), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender (other than Defaulting Lenders), (vi) release any Borrower from its liability for the Obligations, without the written consent of each Lender (other than Defaulting Lenders), (vii) except in accordance with Section 12.01(c) or in any Collateral Document or the Intercreditor Agreement, release all or substantially all of the Collateral without the written consent of each Lender, (viii) change or waive any provisions of this Agreement or the Loan Documents (it being understood that only the Required Lenders shall be required to waive or

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amend Sections 9.01(b) and 9.04(a) or any change to the definition of “Standalone Performance LCs”) so as to permit any Borrower to grant any Lien that is senior to, or pari passu with, the Liens granted to the Administrative Agent for the benefit of the Secured Parties (other than any such grant expressly contemplated by the Intercreditor Agreement in respect of the collateral securing any Indebtedness incurred pursuant to Section 9.01(p) (in each case, as in effect on the Fourth Amendment Effective Date)), without the written consent of each Lender (other than Defaulting Lenders), (ix) change or waive any provisions of this Agreement or the Loan Documents (it being understood that only the Required Lenders shall be required to waive or amend Sections 9.01(b) and 9.04(a) or any change to the definition of “Standalone Performance LCs”) so as to permit or cause the Administrative Agent to enter into any Intercreditor Agreement, subordination agreement or other similar agreement pursuant to which the Liens on the Collateral granted to the Administrative Agent for the benefit of the Secured Parties are subordinated to, or shared on a pari passu basis with, other Liens (other than any such grant expressly contemplated by the Intercreditor Agreement in respect of the collateral securing any Indebtedness incurred pursuant to Section 9.01(p) (in each case, as in effect on the Fourth Amendment Effective Date)) without the written consent of each Lender (other than Defaulting Lenders), (x) [reserved] or (xi) release all or substantially all of the value of the Guaranty Agreements, collectively, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be; provided further that no such agreement shall amend or modify any provision of Section 4.11 without the consent of the Administrative Agent, each Issuing Bank and the Required Lenders. Subject to the foregoing, the waiver, amendment or modification of any provision of Article VII, VIII or IX or Section 10.01 may be effected with the consent of the Required Lenders. Notwithstanding anything to the contrary herein, this Section 12.01(b) shall, in respect of a Defaulting Lender, be subject to Section 4.11(b).
(c)The Lenders hereby irrevocably agree that any Lien on any assets or property granted to or held by the Administrative Agent or the LC Australian Collateral Agent under any Loan Document shall be automatically released (i) upon Payment in Full, (ii) at the time such assets or property are Disposed of in compliance with the terms of this Agreement (other than property Disposed of to a Restricted Subsidiary organized in a Specified Jurisdiction), (iii) to the extent constituting property leased to Parent or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article X and, in any case set forth above, promptly upon receipt of a written request therefor from the Borrower, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release; provided that, in no event shall any Lien be automatically released from its obligations pursuant to this Section 12.01(c) solely as a result of a Disposition of less than all of the equity interests in an Obligor to an Affiliate of Parent. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, upon the repayment or Redemption in full of all Senior Secured Notes, the Liens and mortgage over the real property interests listed on Schedule 1.01D with an address of 1040 Schlipf Road, Katy, Texas 77494 shall be automatically released and, promptly upon receipt of a written request therefor from the Borrower, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release.
(d)Notwithstanding anything herein to the contrary, (i) if the Administrative Agent and Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement, then the Administrative Agent and the

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Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement, (ii) if the Administrative Agent and Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of any Collateral Document, then the they shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to the applicable Collateral Document and (iii) the Administrative Agent and applicable Obligors shall be permitted to amend, restate, amend and restate, supplement or modify any Intercreditor Agreement as permitted pursuant to Section 11.14.
(e)Promptly upon receipt of a written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to effect a release of a Guarantor that ceases to exist in accordance with Section 9.02. The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with any such release of a Guarantor.
Section 12.02Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission (in .pdf format), as follows:
(i)if to any Borrower or Guarantor, to it at:
c/o Weatherford International, LLC
2000 St. James Place
Houston, Texas 77056
Attention: General Counsel
Telephone: (713) 836-4000
Email: LegalWeatherford@weatherford.com
with a copy to:

c/o Weatherford International, LLC
2000 St. James Place
Houston, Texas 77056
Attention: Vice President and Treasurer
Telephone: (713) 836-4000
Email: Max.Kricorian@weatherford.com
(ii)if to the Administrative Agent at:
Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services

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Telephone No.: (704) 590-2706
Facsimile No.: (844) 879-5899
Email: Agencyservices.requests@wellsfargo.com
(iii)if to Barclays, in its capacity as an Issuing Bank, to it at:
Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Telephone: +44 (0) 20 7773 2190
Email: mark.pope@barclays.com, matthew.x.jackson@barclays.com, Daniel.scoines1@barclays.com, Edwin.lau@barclays.com, Yokaira.peralta@barclays.com
(iv)if to Wells Fargo, in its capacity as Issuing Bank, to it at:
Wells Fargo Bank, National Association
1700 Lincoln Street, 4th Floor
Denver, CO 80203
USA
Telephone: (303) 863-5576
Email: DENLCFX@wellsfargo.com
(v)if to Deutsche Bank, in its capacity as Issuing Bank, to it at:
Deutsche Bank AG New York Branch
60 Wall Street
New York, NY 10005
USA
Attention: Trade Finance
Telephone: (212) 250-9633, (212) 250-8321, (212) 250-8462, (212) 250-5427
Email: jack.leong@db.com, gaurav.mathur@db.com, konstanze.geppert@db.com, michelle.hsiao@db.com, tfcs.newyork@db.com
(vi)if to Citibank, N.A., in its capacity as Issuing Bank, to it at:
Citibank, N.A.
811 Main Street, Suite 4000
Houston, TX 77002
USA
Attention: Ivan Davey
Telephone: (713) 821-4709
Email: ivan.davey@citi.com
(vii)if to Morgan Stanley, in its capacity as Issuing Bank, to it at:

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Morgan Stanley Senior Funding, Inc.
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
USA
Telephone: (443) 627-4555
Fax: (212) 507-5010
Email: MSB.LOC@morganstanley.com
(viii)[Reserved]
(ix)if to any other Issuing Bank, to it at such address (or facsimile number) as shall be specified in the Issuing Bank Agreement to which such Issuing Bank shall be a party; and
(x)if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lenders. The Administrative Agent or any Obligor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

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(d)The Administrative Agent shall deliver to any Borrower, upon written request, the address and facsimile number of any Lender and the name of the appropriate contact person at such Lender, in each case as provided in such Lender’s Administrative Questionnaire.
(e)Electronic Systems.
(i)Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Obligor, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Obligor’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
Section 12.03Expenses, Etc. The Borrowers, jointly and severally, shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (or any sub-agent thereof) and its Affiliates, including the reasonable and documented or invoiced fees, charges and disbursements of counsel for the Administrative Agent (or any such sub-agent), including the reasonable and documented or invoiced fees, charges and disbursements of Simpson Thacher & Bartlett LLP (and including one local counsel in each applicable jurisdiction), in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facility, the preparation, registration and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable and documented out-of-pocket expenses incurred by the Joint Lead Arrangers and their respective Affiliates (and including, to the extent necessary, (i) one local counsel in each applicable jurisdiction, and (ii) one additional local counsel in the event of any actual or perceived conflict of interest among the Joint Lead Arrangers (and if necessary, one local counsel in each relevant jurisdiction) for group of the Joint Lead Arrangers that is subject to such conflict) in connection with the syndication, preparation, negotiation, execution and delivery of the Credit Facility, (c) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein or therein, and (e) all documented out-of-pocket expenses incurred by the Administrative Agent (or any sub-agent thereof), any Issuing Bank and/or any Lender (including the documented or invoiced fees, disbursements and other

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charges of (i) any counsel for the Administrative Agent (or any such sub-agent) (which, for the avoidance of doubt, may include counsel in foreign jurisdictions), (ii) one counsel to the Lenders licensed in the State of New York and licensed in each jurisdiction (including any state) where any Obligor or any Subsidiary of an Obligor is organized, has its chief executive office or has assets with a material value) and (iii) one additional local counsel in any applicable jurisdiction in the event of any actual or perceived conflict of interest among the Lenders (and if necessary, one local counsel in each relevant jurisdiction) for each group of Lenders that is subject to such conflict in connection with the enforcement, collection or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that a Defaulting Lender will not be reimbursed for its costs and expenses related to the replacement of such Defaulting Lender or other matters incidental thereto.
Section 12.04Indemnity and Limitation of Liability.
(a)The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Joint Lead Arranger, each Issuing Bank and each Lender, and each Affiliate and Related Party of each of the foregoing, and their respective directors, officers, employees, advisors and agents (each such Person being called an “Indemnitee” and collectively, the “Indemnitees”) from, and hold each Indemnitee harmless against, any and all losses, liabilities, claims or damages, costs or related expenses (including reasonable and documented out-of-pocket legal expenses including, to the extent necessary, one local counsel in each applicable jurisdiction, and in the event of any actual or perceived conflict of interest among the Indemnitees, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction) for each group of Indemnitees similarly situated that is subject to such conflict or other expenses incurred in connection with investigating or defending any of the foregoing) to which any Indemnitee may become subject, insofar as such losses, liabilities, claims or damages, costs or related expenses arise out of or result from (i) any claim, investigation, litigation or proceeding (including any threatened claim, investigation, litigation or proceeding) relating to this Agreement, any Loan or Letter of Credit or any other Loan Document (whether or not such claim, investigation, litigation or proceeding is brought by a Borrower or any other Obligor or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto), including any claim, investigation, litigation or proceeding in any way relating to the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including latent and other defects, whether or not discoverable by the Administrative Agent or any Secured Party or any Obligor, and any claim for patent, trademark or copyright infringement), (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by WIL-Bermuda, WIL-Canada, WIL-Delaware, WIL-Switzerland, Parent or any of their Subsidiaries, or any Environmental Liability related in any way to WIL-Bermuda, WIL-Canada, WIL-Delaware, WIL-Switzerland, Parent or any of their Subsidiaries, except, in each case, insofar as the Environmental Liability or liability relating to the presence or release of Hazardous Materials arises out of conditions resulting from negligent actions taken by, or negligently not taken by, such Indemnitee after the date on which WIL-Bermuda, WIL-Canada, WIL-Delaware, WIL-Switzerland, Parent or any of their Subsidiaries is divested of ownership of such property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise), or (iii) any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of any Extension of Credit by any Lender or any Issuing Bank hereunder, and the Borrowers, jointly and severally, shall reimburse each Indemnitee upon demand for any expenses (including reasonable and documented out-of-pocket legal expenses) incurred in connection with any such claim, investigation, litigation or proceeding; but excluding any such losses, claims, damages,

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liabilities or related expenses (A) found by a final, non-appealable judgment of a court of competent jurisdiction to have arisen or resulted from the (i) gross negligence or willful misconduct of the Indemnitee or (ii) a material breach of the funding obligations of such Indemnitee or any of such Indemnitee’s affiliates or (B) have not resulted from an act or omission by the Secured Parties and have been brought by an Indemnitee against any other Indemnitee (other than any claims against the Secured Parties in their respective capacities or in fulfilling their respective roles as an Administrative Agent, Joint Lead Arranger, Issuing Bank or any similar role that might be undertaken in connection with this Agreement); provided that nothing herein shall be deemed to limit the Borrowers’ payment obligations under any other provision of this Agreement or any other Loan Document as a result of such Lender’s becoming a Defaulting Lender.  WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL losses, liabilities, claims or damages, costs or related expenses ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF SUCH INDEMNITEE.  WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE BORROWERS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, THE OBLIGATIONS OF THE BORROWERS UNDER THIS SECTION 12.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PAYMENT OF THE OTHER OBLIGATIONS.
With respect to an Obligor incorporated in Germany as (x) a limited liability company (Gesellschaft mit beschränkter Haftung - GmbH) or (y) a limited partnership (Kommanditgesellschaft) with a limited liability company as general partner, the limitations pursuant to Section 30 of the Affiliate Guaranty shall apply mutatis mutandis to the obligations set out under this Section 12.04.
(b)To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under Section 12.03 or paragraph (a) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.
(c)To the extent permitted by applicable law, neither any party hereto nor any of their respective directors, officers, employees and agents shall assert, and each hereby waives, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Letter of Credit or the use of the proceeds thereof (it being understood that, to the extent any Indemnitee suffers any such special, indirect, consequential or punitive damages, the indemnification obligations of the Borrowers set forth in paragraph (a) of this Section shall apply).
(d)No Indemnitee referred to in Section 12.04(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for any such damages found by a final, nonappealable

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judgment of a court of competent jurisdiction to have been incurred by reason of the gross negligence, willful misconduct or unlawful conduct of such Indemnitee.
(e)All amounts due under this Section 12.04 and under Section 12.03 shall be payable not later than ten (10) Business Days after written demand therefor and presentation of any documents required to be delivered in connection therewith.
Section 12.05Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in this Section 12.05 (including subparagraph (b)(ii) below), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld and, additionally, in the case of assignments pursuant to Section 5.03, delayed or conditioned) of:
(A)The Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender (provided such Lender is a U.S. Qualifying Lender), an Affiliate of a Lender (provided such Affiliate is a U.S. Qualifying Lender), an Approved Fund (provided such Approved Fund is a U.S. Qualifying Lender) or, if an Event of Default has occurred and is continuing, any other assignee; provided further that it shall be reasonable for the Borrowers to withhold consent to any assignment under this Section 12.05(b)(i) in connection with compliance with the terms of any agreement or instrument governing Material Indebtedness; and
(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund immediately prior to giving effect to such assignment; and
(C)each Issuing Bank;
provided that any consent to an assignment required by the Borrowers under this Section 12.05(b)(i) shall be deemed to have been given by the Borrowers unless the Borrowers shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after receiving a written request for its consent to such assignment.

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(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of WIL-Bermuda and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligor Parties and their respective Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)except in connection with assignments made while an Event of Default has occurred and is continuing, all prospective assignees of a Lender shall be required, as a condition to the effectiveness of such assignment, to execute and deliver the forms required under Section 5.02(c) and Section 5.02(e) for any Lender, and no assignment shall be effective in connection herewith unless and until such forms are so delivered;
(F)except in the case when no consent of the Borrowers is required because an Event of Default has occurred and is continuing, no assignment shall be made to any such assignee unless such assignee is a U.S. Qualifying Lender;
(G)no assignment shall be made to an Ineligible Institution; and
(H)the assignee, if it shall not be a Lender, shall deliver to Parent and the Administrative Agent an Assignee Certificate.
Notwithstanding anything to the contrary in this Section 12.05 or elsewhere in any Loan Document, the consent of each Borrower and of Parent shall, so long as no Specified Event of Default has occurred and is continuing, be required for an assignment or participation to any assignee or Participant that is a Swiss Non-Qualifying Lender; provided, however, that such a consent shall not be unreasonably withheld or delayed and

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in any event, such consent shall be deemed given if any Borrower or Parent, as applicable, does not give its written decision within 10 Business Days after a request for such consent from the Administrative Agent. For the avoidance of doubt, if any Borrower or Parent determines in its reasonable discretion that any assignment or participation would result in noncompliance with the Swiss Non-Bank Rules and/or that the number of Lenders and Participants under this Agreement that are Swiss Non-Qualifying Lenders would exceed the number of ten, then such Borrower’s or Parent’s objection to such assignment or participation shall be deemed to be reasonable. Notwithstanding anything to the contrary but subject to Section 12.05(b)(ii)(E) and (F) above, Barclays Bank PLC may assign its Commitments hereunder to Barclays Bank Ireland PLC.
For purposes of this Section 12.05, the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) Parent any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (d), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided, further, that with respect to clause (d) upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Commitments, as the case may be.
(ii)Subject to acceptance and recording thereof pursuant to subparagraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.08, 5.02, 12.03 and 12.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.05 shall be treated for purposes of this Agreement as a sale by such Lender of

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a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest and fee amounts owing) of the Loans and LC Disbursements owing by each Borrower to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumed correct, in the absence of manifest error, and the Obligors, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Obligors, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee permitted under paragraph (b) of this Section, such assignee’s completed Administrative Questionnaire (unless such assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or such assignee shall have failed to make any payment required to be made by it pursuant to Section 3.01(e) or 3.01(f), 5.01(d) or 12.04(a), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)(i) Except as otherwise provided in this Agreement or any other Loan Document, any Lender may, without the consent of any Obligor, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) such Participant delivers a Participant Certificate to such Lender, the Administrative Agent, and WIL Ireland and (E) such Participant is a U.S. Qualifying Lender. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.01(b) that affects such Participant. Subject to subparagraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.08 and 5.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.02 as though it were a Lender; provided such Participant agrees to be subject to Section 5.01(b), and to deliver the forms required by Section 5.02(c), 5.02(e) and 5.02(h) as though it were a Lender. Each Lender that sells a

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participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest the Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Letters of Credit or its other obligations under any Loan Document) to any Person other than the Borrowers except to the extent that such disclosure is necessary to establish that such Commitments or Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Provided the requirements of this Section 12.05 (including, but not limited to, Section 12.05(c)(ii)), are satisfied, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(i)A Participant shall not be entitled to receive any greater payment under Sections 4.08 and 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or (ii) the sale of the participation to such Participant is made with the Borrowers’ prior written consent. The Borrowers shall be notified of each participation sold to a Participant, and each Participant shall comply with Sections 5.02(c), 5.02(d), 5.02(e), 5.02(h), and 5.03 as though it were a Lender. A Participant that fails to comply with the preceding sentence shall not be entitled to any of the benefits of Section 5.02.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)In case of any assignment or transfer by an Lender to an assignee of all or any part of its rights and obligations under the Loan Documents, the Lender and the assignee shall agree that, for the purposes of Article 1278 of the Luxembourg Civil Code, any security interest created under the Loan Documents and securing the rights assigned or transferred will be preserved for the benefit of the assignee.
Section 12.06Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors and agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the extent set forth herein), (b) to the extent requested by any regulatory authority or self-regulatory body having or claiming jurisdiction over such Person, (c) to the extent required by applicable laws or

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regulations or by any subpoena, court order or similar legal or regulatory process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction to be entered into in connection with the Loans made hereunder or other transactions under which payments are to be made by reference to any Obligor and their respective obligations, this Agreement or payments hereunder, and to any insurer or insurance broker, (g) with the consent of the applicable Obligors, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than an Obligor, or (i) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility. For the purposes of this Section, “Information” means all information received from any Obligor relating to such Obligor or any other Obligor or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the applicable Obligor and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry and service providers to the Administrative Agent, any Issuing Bank or any other Lender in connection with the administration and management of this Agreement and the other Loan Documents; provided that such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Issuing Banks and the Lenders shall endeavor to notify WIL-Bermuda as promptly as possible of any Information that it is required to disclose pursuant to any subpoena, court order or similar legal or regulatory process so long as it is not legally prohibited from providing such notice.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAWS, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER OBLIGORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE

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BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 12.07Survival. All covenants, agreements, representations and warranties made by the Obligors herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and thereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and/or the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full. The provisions of Sections 4.08, 3.01, 5.02, 12.03 and 12.04 and Article XI shall survive and remain in full force and in effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Loans, Letters of Credit and Commitments or the termination of this Agreement or any provision hereof.
Section 12.08Governing Law. This Agreement, the other Loan Documents (other than any Collateral Document that expressly selects to be governed by the laws of another jurisdiction) and all other documents executed in connection herewith and therewith and the rights and obligations of the parties hereto and thereto shall be construed in accordance with and governed by the law of the State of New York (whether based on tort, contract or otherwise and in law or equity).
Section 12.09Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.
Section 12.10Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or electronic transmission (in .pdf format) shall be effective for all purposes as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

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Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Obligors, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
Section 12.11Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.12Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between, or inconsistency with, the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.
Section 12.13Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.14Limitation of Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any amount due hereunder, together with all fees, charges and other amounts which are treated as interest on such amount under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such obligation in accordance with applicable law, the rate of interest payable in respect of such amount hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such amount but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other amounts or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by such Lender.
Section 12.15Submission to Jurisdiction; Consent to Service of Process.
(a)Each Obligor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether based on tort, contract or otherwise and in law or equity, against the Administrative Agent, the Joint Lead Arrangers, any Issuing Bank, any Lender or any of their respective Related Parties in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United

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States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court and (ii) waives its rights to any other jurisdiction it may be entitled to by virtue of its present or any other future domicile or for any other reason. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document (including this Section 12.15) shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of any judgment in respect thereof against any Obligor or its properties in the courts of any jurisdiction.
(b)Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each Obligor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.02 other than by facsimile or by e-mail. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law. Notwithstanding any other provision of this Agreement, each foreign Obligor hereby irrevocably designates CT Corporation System, 28 Liberty Street, New York, New York 10005, as the designee, appointee and agent of such Obligor to receive, for and on behalf of such Obligor, service of process in the State of New York in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. For such purpose, each Obligor organized under the laws of Mexico, shall deliver to the Administrative Agent a copy of the public deed that contains an irrevocable special power of attorney for lawsuits and collections (poder para pleitos y cobranzas) in terms of the first and fourth paragraphs of Articles 2554 and 2596 of the Federal Civil Code (Código Civil Federal) of Mexico and the respective provisions of the Civil Codes of the States of Mexico (or any successor provisions) granted before a Mexican notary public, in form and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent, each Issuing Bank and each Lender hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court (whether based on tort, contract or otherwise and in law or equity). Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(e)The Administrative Agent, each Issuing Bank and each Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (d) of this Section. Each of the Administrative Agent, each Issuing Bank and each Lender hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(f)To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Obligor hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.
Section 12.16Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND IN LAW OR EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 12.17Judgment Currency. The obligation of each Obligor to make payments on any Obligation to the Lenders, to any Issuing Bank or to the Administrative Agent hereunder in any currency (the “first currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the “second currency”) except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender, the applicable Issuing Bank or the Administrative Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Obligor shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the full currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.
Section 12.18No Fiduciary Duty, etc. (a) The Borrowers and Parent acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s-length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. The Borrowers and Parent agree that they will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrowers and Parent acknowledge and agree that no Credit Party is advising any of them as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers and Parent shall consult with their own respective advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions

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contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrowers or Parent with respect thereto.
(a)The Borrowers and Parent further acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers, Parent and other companies with which the Borrowers and Parent may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(b)In addition, the Borrowers and Parent acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers and/or Parent may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers or Parent by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers or Parent in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrowers and Parent also acknowledge that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers or Parent, confidential information obtained from other companies.
Section 12.19USA Patriot Act. (a) Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) hereby notifies the Obligors that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the PATRIOT Act.
(a)In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Administrative Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Administrative Agent. Accordingly, each of the parties agree to provide to the Administrative Agent, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Administrative Agent to comply with Applicable Law and the Beneficial Ownership Regulation.
Section 12.20Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law (including the PPSA), can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative

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Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 12.21Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of set-off pursuant hereto, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver, examiner, process adviser, administrator or any other party, in connection with any Bankruptcy Event of an Obligor or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent (to the extent such amount had previously been paid by the Administrative Agent to such Lender or such Issuing Bank, as applicable), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the Payment in Full.
Section 12.22No Fiduciary Duty. The Credit Parties and their respective Affiliates (collectively, solely for purposes of this Section 12.22, the “Credit Parties”) may have economic interests that conflict with those of the Borrowers. Each Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Credit Parties and the Borrowers, their stockholders or their affiliates. Each Obligor acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Obligors, on the other, (ii) in connection therewith and with the process leading to such transactions, each of the Credit Parties is acting solely as a principal and not the fiduciary of the Obligors, their management, stockholders, creditors or any other person, (iii) no Credit Party has assumed an advisory or fiduciary responsibility in favor of any Obligor with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Credit Party or any of its affiliates has advised or is currently advising any Obligor on other matters), (iv) each of the Credit Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors and their Affiliates, and no Credit Party has any obligation to disclose any of such interests to the Obligors or their Affiliates and (v) each Obligor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Obligor further acknowledges and agrees that it is responsible for making its own independent judgment with respect to the transactions contemplated hereby and the process leading thereto. Each Obligor agrees that it will not claim that any Credit Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with the transactions contemplated hereby or the process leading thereto.
Section 12.23Release of Guarantors.
(a)Any Guarantor (other than Parent or WIL-Delaware) shall be automatically released from its obligations under any applicable Guaranty Agreement and the other Loan Documents (including Collateral Documents) (i) upon Payment in Full, (ii) upon such Person ceasing to be a Subsidiary as a result of such Disposition otherwise permitted by the Loan Document, (iii) upon such Person becoming an Unrestricted Subsidiary, or (iv) if both of the following are true: (A) such Person is not a Material Specified Subsidiary that is organized in a Specified Jurisdiction and (B) such Person does not Guarantee third-party Indebtedness for borrowed money of an Obligor in the principal amount in excess of $20,000,000 (other than the

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Senior Secured Notes), and in any case set forth above, promptly upon receipt of a written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release; provided that, in no event shall a Guarantor be automatically released from its obligations pursuant to this Section 12.23(a) solely as a result of a Disposition of less than all of the equity interests in such Guarantor to an Affiliate of Parent.
(b)Upon written notice from the Borrowers to the Administrative Agent, any Added Guarantor shall be automatically released from its obligations under any applicable Guaranty Agreement and the other Loan Documents if both of the following are true: (A) such Person is not a Material Specified Subsidiary that is organized in a Specified Jurisdiction and (B) such Person does not Guarantee third-party Indebtedness for borrowed money of an Obligor in the principal amount in excess of $20,000,000, and promptly upon receipt of a written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release.
Section 12.24Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
Section 12.25Confirmation of Lender’s Status as a Swiss Qualifying Lender.
(a)Each Lender confirms that, as of the Fourth Amendment Effective Date, unless notified in writing to Parent and the Administrative Agent prior to the Fourth Amendment Effective Date, such Lender is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender.
(b)Without limitation to any consent or other rights provided for in this Agreement (including Section 12.05), any Person that shall become an assignee, Participant or sub-participant with respect to any Lender or Participant pursuant to this Agreement shall confirm in writing to Parent and the Administrative Agent prior to the date such Person becomes a Lender, Participant or sub-participant, that:

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(i)it is a Swiss Qualifying Lender and has not entered into a participation (including sub-participation) arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender; or
(ii)if it is a Swiss Non-Qualifying Lender, it counts as one single creditor for purposes of the Swiss Non-Bank Rules (taking into account any participations and sub-participations).
(c)Each Lender or Participant (including sub-participants) shall promptly notify Parent and the Administrative Agent if for any reason it ceases to be a Swiss Qualifying Lender.
Section 12.26Joint Lead Arrangers and Joint Book Runners. Each of the Joint Lead Arrangers, in such capacity, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as the Administrative Agent or as an Issuing Bank. Without limiting the foregoing, each of the Joint Lead Arrangers, in such capacity, shall not have or be deemed to have any fiduciary relationship with any Lender or any Obligor. Each Lender, Administrative Agent, Issuing Bank, and each Obligor acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead Arrangers, in such capacity, shall be entitled to resign at any time by giving notice to the Administrative Agent and Borrowers.
Section 12.27Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)As used in this Section 12.27, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 12.28[Reserved].
Section 12.29Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement. On or prior to the Effective Date, (i) the agency transfer contemplated by the Agency and Liens Assignment Agreement shall be effective in accordance with the terms thereof and (ii) the credit facility described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the Credit Facility, and all obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement, shall continue to exist and shall be subject to the provisions of this Agreement, thereby deemed to be obligations outstanding under the corresponding facilities described herein, without any further action by any Person.
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